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                                                                    EXHIBIT 10.1

                                                                  CONTRACT C2297

                                CONTRACT BETWEEN

                          THE DEPARTMENT OF CORRECTIONS

                                       AND

                          PRISON HEALTH SERVICES, INC.

This Contract's between the Florida Department of Corrections ("Department") and Prison Health Services, Inc. ("Contractor") which are the parties hereto.

                                   WITNESSETH

Whereas, the Department is responsible for the inmates and for the operation of, and supervisory and protective care, custody and control of, all buildings, grounds, property and matters connected with the correctional system in accordance with Section 945.04, Florida Statutes;

Whereas, it is necessary that budget resources be allocated effectively;

Whereas, this Contract is entered into pursuant to the Department's Invitation To Bid (ITB) #05-DC-7666, authorized pursuant to Section 287.057 (1), Florida Statutes; and

Whereas, the Contractor is a qualified and willing participant with the Department to provide comprehensive healthcare services to the Department's inmates in Region IV.

Therefore, in consideration of the mutual benefits to be derived hereby, the Department and the Contractor do hereby agree as follows:

I.    CONTRACT TERM AND RENEWAL

      A.    Contract Term

            This Contract shall begin on January 1, 2006, and shall end at midnight on December 11, 2010.

            This Contract is in its initial term.

      B.    Contract Renewal

            The Department has the option to renew this Contract for one (1) additional five (5) year period after the initial Contract period upon the same terms and conditions contained herein and at the renewal prices indicated in Section III, Compensation. Exercise of the renewal option is at the Department's sole discretion and shall be conditioned, at a minimum, on the Contractor's performance of this Contract and subject to the availability of funds. The Department, if it desires to exercise its renewal option, will provide written notice to the Contractor no later than sixty-five
            (65) days prior to the Contract expiration date. The renewal term shall be considered separate and shall require exercise of the renewal option should the Department choose to renew this Contract.

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II.   SCOPE OF SERVICE

      A.    General Description of Services

            This Contract is a fall risk Contract without any caps or aggregate levels after which costs are shared. The Contractor shall be responsible for all costs associated with the provision of comprehensive healthcare services in Region IV as described or referenced in this Contract, including the cost of Pharmaceuticals.

            The Contractor shall provide comprehensive and medically necessary medical, dental and mental healthcare services with related pharmacy services (including provision of Pharmaceuticals) on a capitation basis to inmates in Region IV that meet or exceed the minimum requirements outlined in this Contract. This includes all healthcare treatment and related program support services. No deviations from the minimum service requirements shall be permitted without the prior written approval of the Department; otherwise, it shall be considered that this Contract will be performed in strict compliance with the requirements and rules, regulations and governance contained herein. The Contractor and the Department shall each act in good faith in the performance of all their respective contract duties and responsibilities.

            The Contractor shall also provide comprehensive healthcare services for inmates at allied facilities in Region IV, including road prisons, work camps and work release centers with the exception of inmates covered by insurance or workers' compensation. For inmates housed at these allied facilities, healthcare services may be provided in the community and billed to the Contractor or, depending on circumstances and with the approval of the Regional Contract Monitor and Transfer Coordinator, the inmate may be returned to the correctional institution in Region IV with assigned coverage for the respective allied facility. The Contractor and the Department's Director of Health Services-Administration or designee will agree upon these situations on a case-by-case basis.

            Access to and provision of all services outlined herein will be in accordance with minimum constitutionally adequate levels of healthcare regardless of place of assignment or disciplinary status.

            The Contractor is required to provide comprehensive healthcare service coverage twenty four (24) hours a day seven (7) days a week at each institution. The Contractor shall not be responsible for housekeeping services, food/dietary services, building maintenance, non- medical linens and routine transportation. The Contractor is, however, responsible for the provision of and costs for medical linens, infirmary mattresses (including SOS mattresses) and other infirmary and emergency room supplies, and both urgent and emergency medical transportation. (Note: Medical linens typically include sheets, pillow cases, cotton blankets, draw sheets, cloth bed pads, patient pajamas and/or gowns, turning pads, towels and wash cloths. Infirmary mattresses and pillows typically have vinyl or plastic covers, and SOS mattresses are normally made from heavy duty plastic or vinyl which is seamless and resistant to being torn into strips. These differ from the inmate housing unit mattresses and pillows.)

            The Contractor may utilize the Department's current healthcare services contracts with other healthcare providers, provided the Contractor obtains a Letter of Agreement from both the Department and the contractor in question in advance, making the Contractor financially responsible for any costs incurred. (See current list of healthcare providers, EXHIBIT A, OHS Contract List.) The Contractor shall utilize only hospitals approved by the Department

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                                                                  CONTRACT C2297

            with a secure prison ward to minimize security costs unless other arrangements to contain such costs are made and approval is obtained in writing from the Contract Manager. (See EXHIBIT B, Approved Region IV hospitals). If the Contractor identifies additional hospitals in the Region IV geographical area that could be used in a similar manner, it may contract for those hospital's services, however, any security arrangements shall be subject to prior Department approval. Emergency medical healthcare services shall be obtained from the hospital nearest the correctional facility, as required by law.

            To assist the Contractor in minimizing security costs, the Contractor may utilize the services available at the Department's Reception and Medical Center (RMC) Hospital at Lake Butler in all appropriate cases contingent upon space availability. The Contractor shall comply with the procedures for accessing and utilizing these services as outlined in HSB 401.005 UTILIZATION MANAGEMENT COORDINATING HEALTH SERVICES FOR INMATES IN CONTRACT INSTITUTIONS. Services available include:

            1. 157 bed general hospital - Approximately 120 medical beds, 33 mental health beds;

            2. Medical dormitories functioning as extended care units;

            3. Specialty clinics with physicians in almost all specialties;

            4. Mobile surgery suite - surgeries performed are essentially the same as performed in a freestanding ambulatory surgical center, e.g. hernia repair, hemorrhoidectomy, cyst removals; and

            5. Oncology services, including chemotherapy.

            A schedule of services available and associated charges is attached as EXHIBIT C, RMC Fee Schedule dated July 1, 2005. Any inmate transferred to RMC under this arrangement will remain the financial responsibility of the Contractor and will normally be returned to Region IV upon completion of treatment.

            The Contractor shall establish regular meetings with representatives from the Office of Health Services, the designated hospital(s) and other providers to coordinate the referral of inmates. The Contractor shall inform the referring institution's Warden of these meetings. The Warden or designee, and the Regional Contract Monitor or designee may attend. The Contractor or designated institutional representative shall meet monthly with the Regional Contract Monitor and weekly with the institutional Warden.

      B.    Health Care Standards

            Documentation of licensure and accreditation for all hospitals, clinics and other related health service providers to be utilized by the Contractor (with the exception of the RMC Hospital) shall be made available to the Department upon request. All hospitals utilized by the Contractor for the care of inmates shall be fully licensed and preferably accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHCO). All hospitals utilized by the Contractor require prior written approval by the Department's Contract Manager, identified in Section IV., A., of this Contract.

      C.    Rules, Regulations and Governance

            1. The Contractor shall provide all healthcare treatment and services in accordance with all applicable federal and state laws, rules and regulations, Department of Corrections' rules, procedures, and Health Services' Bulletins/Technical Instructions (HSB's /TPI's) applicable to the delivery of healthcare services in a correctional setting. In addition, the Contractor shall meet all state and federal constitutional requirements, court orders, and

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               applicable ACA Standards for Correctional healthcare (whether mandatory or non- mandatory). All such laws, rules and regulations, current and/or as revised, are incorporated herein by reference and made a part of this Contract. The Contractor and the Department shall work cooperatively to ensure service delivery in complete compliance with all such requirements.

            2. The Contractor shall ensure that all Contractor's or
               subcontracted staff providing services under this Contract complies with prevailing ethical and professional standards, and the rules, procedures and regulations mentioned above.

            3. Should any of the above laws, standards, rules or regulations,
               Department procedures, HSB's/TPI's or directives change during the course of this Contract term, the updated version will take precedence. The Department shall provide the Contractor with a copy of all rules, regulations, department procedures, HSB's/TI's and directives.

            4. The Contractor shall comply with all applicable continuing requirements as determined by the Department's Director of Health Services-Administration for reports to and from the Department, Correctional Medical Authority and the Healthcare Contract Monitoring Team.

            5. To the extent required as a business associate of the Department, the Contractor shall comply with the Health Insurance Portability and Accountability Act of 1996 (42 U. S. C. Section 1320d-8), and all applicable regulations promulgated thereunder. Such compliance shall be required as outlined in ATTACHMENT #1 Business Associate Agreement, which is incorporated herein as if fully stated.

            6. The Contractor will be required to maintain full accreditation by the American Correctional Association (ACA) for the healthcare operational areas in all institutions in which healthcare services are provided. Failure to maintain accreditation will result in the assessment of liquidated damages as set forth in
               Section 3.32. (Information on the ACA is available on their web-site at http://www.corrections.com/aca/ and the ACA standards are listed on the Department's web-site at http://dcweb/co/ig/audits/2000.pdf.)

            7. The Contractor shall ensure that all subcontractor agreements are approved by the Department's Contract Manager and contain provisions requiring the subcontractor to comply with all applicable terms and conditions of this Contract.

            8. The Contractor agrees to modify its service delivery, including addition or expansion of comprehensive healthcare services in order to meet or comply with changes required by operation of law or due to changes in practice standards such as ACA standards, regulations, or as a result of any legal settlement agreement involving delivery of healthcare to inmates or related consent order or change in the Department's mission.

            9. Any changes in the scope of service required to ensure continued
               compliance with State or Federal laws, statutes or regulations, legal settlement agreement or consent order or Department policy, procedures, regulations, HSB's/TI's or directives or practice standards will be made in accordance with Section V., Contract Modifications.

      D.    Communications

            1. Contract communications will be in three forms: routine, informal and formal. For the purposes of the Contract, the following definitions shall apply:

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               Routine: All normal written communications generated by either party relating to service delivery. Routine communications must be acknowledged or answered within thirty (30) calendar days of receipt.
               Informal: Special written communications deemed necessary based upon either contract compliance or quality of service issues. Must be acknowledged or responded to within fifteen (15) calendar days of receipt.

               Formal: The same as informal but more limited in nature and usually reserved for significant issues such as Breach of Contract, failure to provide satisfactory performance, imposition of liquidated damages, or termination. Formal communications shall also include requests for changes in the scope of the Contract and billing adjustments. Must be acknowledged upon receipt and responded to within seven (7) days of receipt.

            2. The Contractor shall respond to Informal and Formal
               communications by facsimile, with follow-up by hard copy mail.

            3. A date/numbering system shall be utilized for tracking of formal and informal communication.

            4. The only personnel authorized to use formal contract
               communications are the Department's Director of Health Services-Administration, Contract Manager, Contract Administrator, Healthcare Contract Monitor, the Contractor's CEO or Project Manager. Designees or other persons authorized to utilize formal Contract communications must be agreed upon by both parties and identified in writing within ten (10) days of execution of the Contract. Notification of any subsequent changes must be provided in writing prior to issuance of any formal communication from the changed designee or authorized representative.

            5. In addition to the personnel named under Formal Contract
               Communications, personnel authorized to use Informal Contract Communications are the Warden, Regional Contract Monitor, Contract Administrator and any comparable corporate positions on behalf of the Contractor or other persons designated in writing by the Contractor.

            6. In addition to the contract communications noted in Section D.,
               1., if there is an urgent administrative problem, the Department shall make contact with the Contractor and the Contractor shall orally respond to the Contract Manager within two (2) hours. If a non- urgent administrative problem occurs, the Department will make contact with the Contractor and the Contractor shall orally respond to the Contract Manager within forty eight (48) hours. The Contractor or designee at each institution shall respond to inquiries from the Department by providing all information or records that the Department deems necessary to respond to inquiries, complaints or grievances from or about inmates within three working days of receipt of the request unless such information or records is of a type or quantity that cannot reasonably be gathered in this time period, in which case, the Contractor shall be given a reasonable period of time to provide such information or records. The Regional Contract Monitor and Contract Manager shall be copied on all such correspondence.

      E.    Final Implementation Plan and Transition Date Schedule

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            1. Implementation of service shall commence on January 1, 2006. The
               Contractor's Estimated Implementation Plan and Transition Date Schedule for Region IV submitted with the bid (per Section 5.2.11) shall be adjusted as necessary and approved as Contractor's Final Implementation Plan and Transition Date Schedule by the Contract Manager.

            2. The Final Implementation Plan shall be designed to provide for seamless transition with minimal interruption of healthcare to inmates. Final transition at each institution shall be coordinated between the Contractor, the current Region IV contractor (Wexford Health Sources, Inc.,) and the Department.

            3. The Contractor shall commence provision of comprehensive healthcare services to the Department's inmates consistent with the approved Final Implementation Plan and Transition Date Schedule.

            4. The Contractor shall assume 100% responsibility for the delivery of comprehensive healthcare services at each designated institution at 12:0l a.m., on January 1, 2006.

      F.    Institutions/Facility Locations and Service Times

            1. Institutions/Facility Locations: The facilities to be included under this Contract include all currently operating Region IV institutions and allied facilities as indicated in EXHIBIT D.

            2. Add/Delete Institution/Facilities for Services: The Department
               reserves the right to add or delete institutions/facilities receiving or requiring services under this Contract upon sixty-five (65) days' written notice. Such additions or deletions may be accomplished by letter and do not require a contract amendment.

            3. Service Times: The Contractor shall ensure access to
               comprehensive healthcare services as required within the Scope of Service twenty-four (24) hours per day, seven (7) days a week, and three hundred sixty-five (365) days a year.

      G.    Administrative Requirements, Space, Equipment & Commodities

            1. The Department shall not provide any administrative functions or office support for the Contractor (e.g., clerical assistance, office supplies, copiers, fax machines and preparation of documents), except as otherwise indicated in this Contract.

            2. SPACE AND FIXTURES: The Department will provide office space within the health services unit. The institution shall provide and maintain presently available and utilized health space, fixtures and other items for the Contractor's use to ensure the efficient operation of the Contract. The institution shall also provide or arrange for waste disposal services, not including medical waste disposal which shall be the responsibility of the Contractor. The Department will maintain and repair the office space assigned to the Contractor, if necessary, including painting as needed, and will provide building utilities necessary for the performance of the Contract as determined necessary by the Department. The Contractor shall operate the space provided in an energy efficient manner.

            3. FURNITURE AND NON-HEALTHCARE EQUIPMENT: The Department will allow the Contractor to utilize the Department's furniture, and non-healthcare equipment currently

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               in place in each health services unit. A physical inventory list of all furniture and non-healthcare equipment currently existing at each institution will be taken by the Department and the current Region IV Contractor (Wexford Health Sources, Inc.) on or before the Institution's implementation date. All items identified on the inventory shall be available for use by the Contractor. Any equipment (i.e., copiers) currently under lease by the Department will be either removed or the lease assumed by the Contractor, if acceptable to the Contractor and if permitted by the leasing company. If the lease is either not assumable by or transferred to the Contractor, the Contractor is responsible for making its own leasing or purchasing arrangements. The Contractor shall be responsible for all costs associated with non-healthcare equipment utilized, including all telephone equipment, telephone lines and service (including all long distance service and dedicated lines for EKG's or lab reports), existing copy machines or facsimile equipment, and is responsible for all costs, including installation, of any additional phone, fax or dedicated lines requested by the Contractor. The Department will not be responsible for maintaining any furniture and non-healthcare equipment identified on the Department's inventory, including repair and replacement (including installation) of Department-owned equipment. Any equipment damaged or otherwise found to be beyond economical repair after the Contract start date will be repaired or replaced by the Contractor. All inventoried furniture and non-healthcare equipment identified on the inventory sheet shall remain the property of the Department upon expiration or termination of the contract. All furniture and non-healthcare equipment purchased by the Contractor shall remain the property of the contractor after expiration or termination of the Contract.

            4. EXISTING HEALTHCARE EQUIPMENT: A physical inventory list of all healthcare equipment owned by the Department and currently existing at each institution will be taken by the Department and the current Region IV Contractor (Wexford Health Sources, Inc.) on or before each institution's implementation date. All existing equipment shall be available for use by the Contractor. All inventoried equipment shall be properly maintained as needed by the Contractor and any equipment utilized by the Contractor that becomes non-functional during the life of the Contract shall be replaced by the Contractor and placed on the inventory list. All inventoried equipment shall remain the property of the Department upon expiration or termination of the Contract. "Healthcare Equipment" is defined as any item with a unit cost exceeding one thousand dollars ($1,000). Any healthcare equipment damaged or otherwise found to be beyond economical repair after the Contract start date will be repaired or replaced by the Contractor and added to the inventory list.

            5. ADDITIONAL EQUIPMENT: Any healthcare service equipment not available in the institutional health services unit upon the effective date of the Contract that the Contractor deems necessary to its provision of healthcare services under the terms of the Contract, will be the responsibility, and shall be provided at the expense of the Contractor. The Department will permit the Contractor, at the Contractor's expense, to install healthcare equipment in addition to the Department-owned items on the inventory list provided. Any additional equipment purchased by the Contractor shall be owned and maintained by the Contractor and shall be retained by the Contractor at Contract termination. Any additional equipment purchased, replaced or modified by the Contractor shall meet or exceed the Department's standards for functionality, sanitation and security as determined by the Department's Office of Health Services. To ensure compliance with all Security requirements, the Contractor shall obtain written authorization from the Contract Manager when repairing or replacing any non-Department owned medical healthcare service equipment.

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            6. HEALTHCARE SUPPLIES: All supplies required to provide healthcare services shall be provided by the Contractor. A physical inventory of all healthcare supplies currently existing at each institution will be taken by the current Contractor on or before the new contract implementation date. The current Contractor (Wexford Health Sources, Inc.) will inventory, package and remove medical supplies not needed by the Contractor. This will be done in coordination between the two entities. Both parties will agree on any costs for supplies that the Contractor wishes to retain. The Contractor will strive to have at least a thirty (30) days' supply of medical supplies upon its assumption of responsibility for service implementation at the institutions. A physical inventory of all equipment and medical supplies will also be conducted upon the expiration or termination of this Contract with appropriate credit payable to the Contractor, in the event the Department chooses to purchase then existing supplies. The term "healthcare supplies" is defined as all healthcare equipment and commodity items with a unit cost of less than one thousand dollars ($1,000).

            7. FORMS: The Contractor shall utilize Department forms as specified to carry out the provisions of this Contract. The Department will provide an electronic copy of each form in a format that may be duplicated for use by the Contractor. The Contractor shall request prior approval from the Contract Manager should he/she wish to modify format or develop additional forms.

            8. The Contractor shall not be responsible for housekeeping services, inmate food/dietary services, building maintenance, provision of bed linens for inmate housing, routine inmate transportation and security. Contractor will be responsible for healthcare specialty items utilized in the infirmary including, but not limited to, treated mattresses and infirmary clothing.

      H.    Access to Comprehensive Healthcare Services Delivery System

            1. All Florida Department of Corrections' inmates, regardless of status, must have unimpeded access to healthcare services. Contractor's healthcare staff should ensure that inmates have access to a level of care commensurate with the severity of the presenting symptomatology. If the needed level of care is not available at the institution of residence, timely referral must be made to another institution in which the necessary care is available.

            2. Access to healthcare services shall be provided by the Contractor in the following manner:

               A standardized program of routine/comprehensive, urgent and emergency healthcare is to be available to all inmates. Emphasis shall be placed on preventative healthcare practices. All treatment will be rendered in accordance with Department of Corrections' rules, policies, procedures and Health Services Bulletins/Technical Instructions. Healthcare will be provided at a minimum constitutionally adequate level of care. This means all necessary healthcare will be provided either routinely, urgently or emergently as dictated by the need to resolve the healthcare issue presenting itself.

               Upon arrival at the reception center, every inmate shall receive a healthcare orientation in accordance with Department Procedure
               403.008 and an immediate healthcare screening by qualified healthcare nursing staff. All inmates shall receive a subsequent intake physical examination at the reception center by a Physician, Advanced Registered

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               Nurse Practitioner or Physician Assistant. The intake physical examination shall take place no later than seven (7) days after the inmate is received at the reception center.

               Each intake examination shall include, at a minimum, the following: a complete history, physical exam, designated lab work, and any specialty follow up exams deemed appropriate. The examining physician will also prescribe any needed or appropriate medications at this time.

               Each inmate will receive a transfer screening on departure from and on arrival to an institution as well as orientation to healthcare services at the newly assigned institution. The inmate's healthcare records shall be reviewed on arrival for medication, emergency or urgent medical needs or any specialty follow up scheduled. This would include placement in a chronic illness clinic status if required for preventative care.

               Each inmate will receive a periodic health assessment as required by Office of Health Services' Technical Instructions (TI's).

               Each inmate shall receive a health appraisal prior to being placed in confinement.

               Sick call shall be performed daily Monday through Friday and for emergencies on Saturdays, Sundays and Holidays. Inmates must be able to sign-up for sick call seven (7) days a week and the sick call sign-up form shall be triaged daily by healthcare staff.

               Inmates experiencing health care emergencies may request and shall receive emergency care at any time, if indicated, twenty-four (24) hours a day seven (7) days a week.

               By statute, inmates are charged a $4.00 co-pay for any inmate-initiated visit to a health care provider, other than for emergency visits that require treatment. The Department will collect inmate co-payments in accordance with Department procedures based on appointment screen encounter entries and will retain all co-payments collected.

      I.    Responsibility for and Coordination of Care

            1. The Contractor shall be responsible for all inmate healthcare services.

            2. The Contractor's staff member designated as the institutional administrator will be responsible to the institution's Warden for coordinating and ensuring the provision of all institutional healthcare. Questions or issues arising during the course of daily activities that can not be resolved at the institution will be referred to the Department's Regional Contract Monitor and/or Contract Monitoring Team.

            3. The Contractor shall provide sufficient controls over both its contracted and employed physicians/psychiatrists to be able to ensure strict adherence to the department's drug formulary. Compliance with the Department's Drug Exception Request (DER) policy is required prior to prescribing any non-formulary medications. Subsets or restricted use of the Department's formulary that effectively limit, in any manner, the use of the Department's formulary are prohibited. Additionally, all medications shall be prescribed appropriately as indicated in the current edition of Drug Facts and Comparisons and the most recent Physicians' Desk Reference. Contractor shall not prescribe non-therapeutic doses, or change, increase or decrease medication or dosages without providing ample time for the medication to take effect as provided for in the package insert. If this occurs, the Contractor will be considered non-compliant with the provisions of care in the Contract. Should there be a requirement for use of a non-therapeutic dosage or the

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               need to prematurely change medication or dosages, there must be appropriate clinical justification documented in the chart as well as adherence to the DER process to gain approval. Practitioners' prescribing practices will be tracked monthly and reported by the Contractor. Prescribing practices will also be monitored for performance measure compliance as per Section 3.30.

      J.    Initial Health Assessments - Intake Process

            The Contractor shall provide each inmate a comprehensive physical, dental and mental health assessment upon incarceration in accordance with TI 15.01.06. The results shall be recorded in the inmate's healthcare record. THIS INITIAL ASSESSMENT DURING THE INTAKE PROCESS APPLIES ONLY TO THE REGION IV RECEPTION CENTERS AT BROWARD CORRECTIONAL INSTITUTION AND SOUTH FLORIDA RECEPTION CENTER.

            As a result of the assessments, a plan of care shall be developed as necessary for each inmate. The Contractor shall provide, or cause to be provided, all healthcare services in accordance with specified healthcare standards set forth in Section 3.3.1 and consistent with maintaining a minimum constitutionally adequate level of care.

            HSB 15.03.13 defines the procedures for assigning a medical and a work grade to inmates utilizing a physical profiling system. Each inmate is assigned to an institution according to an overall functional capacity designation indicated by a numerical designation.

            An overall medical grade assignment may be made at any time an inmate has an encounter with healthcare personnel if that encounter indicates a change. On those occasions when evaluation or re-evaluation of an inmate's medical grade is appropriate, changes may only be made by a clinician, or in the case of "S" category, by a psychiatrist or psychologist. Other mental health staff may recommend appropriate changes to the Chief Health Officer (CHO). Either a physician, dentist, clinical associate, or a psychologist may change a "W" grade after coordination, but only based upon a valid medical or mental health limitation.

            Anatomical defects or pathological conditions will not in themselves form the sole basis for recommending assignment or work limitations. While these conditions must be given consideration when accomplishing the designation functional capacity, prognosis and the possibility of further aggravation must be considered.

            Certain institutions in the thirteen (13) institutions in Region IV will house inmates classified in all medical grades and mental health grades.

      K.    Medical Services

            1. General Overview

               The Contractor shall provide medically necessary medical services and shall be responsible for all inmate medical costs for medical care provided, including, but not limited to, inpatient and outpatient care, emergency services, initial screening for pre-existing conditions, detoxification of substance abusers and provision of eyeglasses and hearing aids.

               The Contractor will make every effort, in coordination and cooperation with the institutional Warden, to administer as much healthcare as is practical to inmates housed in the confinement or close management units, at those locations. This includes Sick

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               Call. The Warden will make every effort to provide appropriate facilities at the respective housing unit.

            2. Sick call shall be provided in compliance with Procedure 403.006.

            3. Access to specialty care shall be provided through regularly scheduled chronic illness clinics and other specialty clinics as necessary, conducted under the direct supervision of the CHO as required by Technical Instruction (TI) 15.03.05, Chronic Illness Clinic.

               These clinics are to be operated and care is to be provided in accordance with the Technical Instruction. Development of programs that incorporate best practices, prevention strategies, clinical-practice improvement, clinical interventions and protocols, outcomes research, information technology, and other tools is required. The State of Florida has a disease management initiative which has been designed to promote and measure: health outcomes, improved care, reduced inpatient hospitalization, reduced emergency room visits, reduced costs, and better educated providers and patients. Since these outcomes are similarly desirous in the correctional healthcare system, the Contractor shall develop and implement Disease Management programs as necessary in conjunction with the operation of chronic illness and specialty clinics. Disease Management programs shall be completed and implemented by the end of the sixth (6th) month of service delivery under this Contract.

               The Contractor may use, subject to availability, specialty clinics at the Department's Regional Medical Center (RMC) in Lake Butler for all non-emergency cases requiring specialty consultation that are beyond institutional capability. If a specialty clinic is not available or can not be scheduled at RMC within a time determined necessary by the Contractor's CHO, alternative arrangement to obtain the services shall be made locally. Additionally, all non-emergency or high risk ambulatory surgeries may be performed at the mobile surgery unit located at RMC. Emergencies and high risk cases shall be evaluated by and treated clinically as determined by the Contractor's CHO in conjunction with Utilization Management. The Contractor is financially responsible for all healthcare services provided at RMC or coordinated through RMC for provision at a community hospital, as coordinated by the Department's Utilization Management section.

            4. The Contractor shall provide a communicable disease education program for inmates that is consistent with Procedure 401.012, the Department's existing health education program for HIV and AIDS, and that complies with Section 945.35, Florida Statutes.

            5. Testing for HIV infection, shall be done in accordance with applicable State and Federal Law and Department Policies and Procedures.

            6. Infirmary care shall be available for those inmates requiring skilled nursing care, chronic illness care, convalescent care and for all acute and chronic conditions that can be managed on-site. Infirmary care shall be available and is required to be utilized at all Region IV institutions except Indian River Correctional Institution. In administering infirmary care, the Contractor shall ensure the following is provided:

               a. When the infirmary is occupied or there is/are inmates shown as being in an "admitted" status, such as in an IMR cell, there shall be twenty-four (24) hour coverage maintained on-site by a Registered Nurse or IV Certified Senior Licensed Practical Nurse with telephonic capability to contact the on-call Registered Nurse;

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                b. Daily infirmary rounds by nursing staff;
                c. 24-hour Physician on-call coverage;
                d. A manual of nursing care procedures;
                e. A separate and complete medical record for each patient;
                f. That infirmary rounds will be conducted by the Physician no less than one (1) time per day, Monday through Friday; and
                g. Contractor staff is within sight or sound of the infirmary at all times.

            7. Documentation shall be made in the inmate's medical record of all infirmary encounters by a medical services provider working for, or on behalf of, the Contractor.

            8. Contractor shall monitor all infirmary cases to ensure that inmates who meet generally accepted standards for hospital admission are not inappropriately maintained in the infirmary.

            9. Referral of inmates shall be in compliance with the Department's utilization management program procedures and such referrals shall be made to an approved healthcare provider within the community. Any healthcare subcontracting arrangements must be approved by the Department. Any hospital facility must also be approved by the Department to provide hospital-based services for the Department's inmates as specified in Section II., A. The Department also has current contractual agreements with community healthcare providers, generally associated with care at Reception Medical Center (RMC) (A list of current Department community healthcare providers is provided for reference as EXHIBIT A.) The Contractor shall be financially responsible for all costs associated with the care of an inmate treated by any community provider or in any community provider facility. Use of additional Contractor utilization procedures is permitted only in addition to the Department's utilization management procedures and only where Contractor's procedures do not conflict.

            10. Hospitalization of inmates requiring care beyond the capability of the infirmary shall be provided at either a community provider facility licensed to provide inpatient hospital services or at the RMC Hospital. Inpatient hospital services are those medically necessary services provided under the direction of a physician or dentist in a hospital maintained primarily for the care and treatment of admitted patients with disorders other than mental diseases. These services include, but are not limited to, medical supplies, diagnostic and therapeutic services, use of facilities, pharmaceuticals, room and board, nursing care and all supplies and equipment necessary to provide a minimum constitutionally adequate level of care. Routine admission from the institution shall be made to a facility approved by the Department and shall be reported to the Department's Utilization Management Program at RMC within twelve
                (12) hours of occurrence. Recommendations for hospitalization, with the exception of emergency situations, shall require review and approval by the Contractor's on-site CHO. Hospital admissions that arise from emergency situations shall be reviewed by the Contractor's on-site CHO within forty-eight (48) hours of admission and reported to the Department's Utilization Management Program within 12 hours of occurrence.

            11. Non-routine (emergency or urgent) or Emergency Medical Services
                (EMS) transportation of inmates, as outlined in Section II., A., is the responsibility of the Contractor. Routine transportation of inmates for medical visits, consultations, diagnostic studies and hospital admissions that utilize Department of Corrections' vehicles and staff shall remain the responsibility of the Department.

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            12. Contractor shall review the healthcare status of those inmates admitted to outside hospitals to ensure that the admission is medically necessary, and the length of stay appropriate as required by the Department' Utilization Management Program.

            13. Compliance with the Department's Utilization Management Policies and Procedures regarding referral methods, scheduling, transportation, reporting of test results, healthcare records, acute care hospitalization and patient follow-up is required. The Contractor may utilize its own Utilization Management Procedures where such procedures do not conflict with the Department's.

            14. Treatment, care or procedures, including but not limited to, surgery and prosthetics, initiated at the institution, shall be completed prior to clearance of the inmate for transfer to another institution with the exception of emergency, disciplinary or mental health transfers. If an inmate is transferred prior to completion of treatment, the financial burden for the provision of completing appropriate care is the responsibility of the Contractor and will be billed back to the Contractor by the Department or will be the responsibility of the state-operated facility originally providing the service.

            15. Referral of inmates requiring hospitalization or other specialty care in continuing follow-up to previous surgery or other scheduled procedures remains the responsibility of the Contractor or state-operated facility originally providing the service.

            16. Contractor shall perform eye examinations on-site in accordance with ACA Standards and TI 15.02.10 and TI 15.03.05. A qualified Optometrist shall examine inmates with specific complaints.

            17. Ophthalmic prosthetics clinically mandated by an Ophthalmologist and services (including prosthetics) necessary to the continued provision of needed healthcare for the inmate shall be the responsibility of the Contractor. Non-clinically mandated ophthalmic prosthetics may be provided at the inmate's expense. Eyeglasses shall be obtained by the Contractor, through PRIDE.

      L.    Mental Healthcare Services

            1.  General Overview

                The Contractor shall provide and be financially responsible for all mental healthcare services necessary to carry out the following service tasks:

                a. Identification of those inmates experiencing disabling
                   symptoms of adjustment, mental disorder and/or mental retardation impairing the inmate's ability to function adequately within the general inmate population.
                b. Alleviation of disabling symptoms of mental disorders.
                c. Assisting the inmate to adjust to the demands of prison life.
                d. Assisting the inmate with mental disorder or mental
                   retardation to maintain a level of personal and social functioning that will enable him/her to remain in or be returned to the general inmate population.
                e. Provision of clinically necessary and appropriate mental health inpatient care.

                All mental healthcare shall be provided in such a manner as to maintain the dignity of the inmate and afford him or her a reasonable degree of privacy.

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            2. Levels of Care to be Provided

               a. Outpatient

                  This refers to services provided to an inmate housed in the general population at all institutions as distinct from a more specialized inpatient unit. Outpatient mental healthcare services include, but are not limited to, individualized service planning, proactive case management, group and/or individual counseling, along with periodic psychiatric monitoring and/or treatment as determined necessary.

               b. Isolation (Crisis Management)

                  This level of care is provided at most institutions and includes all behavioral and/or psychiatric emergencies such as management of the suicidal or decompensating inmate. Crisis management may require placement in an infirmary Isolation Management Room (IMR) or other specifically designated safe housing at a permanent institution for rapid assessment, close observation, and institutional based intervention. The lengths of stay in an IMR or alternative housing are specified in HSB
                  15.05.05 and Procedure 404.001 Suicide and Self-Injury Protection. The crisis may be appropriately managed at this level or may require referral and subsequent transfer to a Crisis Stabilization Unit (CSU). IMR's and Observation Cells, when indicated, are designed to provide a safe and appropriate setting for initial housing and observation of inmates who present impairment that cannot be managed within the general inmate population.

               c. Transitional (Intermediate and/or Chronic)

                  Transitional Care is only available at designated institutions and is delivered in the Transitional Care Unit (TCU). The TCU is a low-stress, residential placement with a therapeutic milieu and direct treatment components. It is designed to provide evaluation, treatment, and mental healthcare intervention to any inmate whose symptoms of serious mental disorder interfere with his/her capacity to safely adapt in a general inmate population setting or special housing setting. The goal is to alleviate problems and improve functioning sufficiently to return the individual to the least restrictive clinical and custodial environment. Long-term residence in the TCU will be considered for an inmate who suffers from a chronic, severe, and persistent mental illness (and the inability to readjust to the general population or special housing).

                  Some chronically impaired inmates may remain in transitional care for extended periods of time. For example, mentally retarded inmates who cannot function in open population, may remain in transitional care for the duration of incarceration, if warranted.

                  Additionally, transitional mental healthcare is indicated for a person with chronic or residual symptomatology who does not require crisis stabilization care or acute psychiatric care at the hospital level, but whose impairments in functioning nevertheless render the inmate incapable of adjusting satisfactorily within the general or special housing inmate population even with the assistance of outpatient care.

               d. Crisis Stabilization (Brief Inpatient)

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                  Crisis Stabilization is a more intensive level of care that allows for closer management, observation, and treatment intervention while seeking rapid stabilization of acute symptoms and conditions. This level of care is provided in a Crisis Stabilization Unit (CSU) which is a locked, highly structured, safe environment located within select major institutions.

                  CSU programs include a broad range of evaluation and treatment services intended for inmates who are experiencing acute emotional distress and who cannot be adequately evaluated and treated in a TCU or infirmary IMR. Inmates who are assigned to CSU's generally remain within the locked inpatient unit and do not access services and activities available to general population inmates. Crisis care is only intended for very short term periods.

               e. Acute Psychiatric Inpatient Care

                  This level of treatment is the highest level of mental healthcare available to inmates and can only be provided through court order. Acute psychiatric care requires prior judicial commitment to the facility, except for admissions of an emergent nature. Inmates referred on an emergency basis will receive judicial review and commitment (if indicated) following evaluation at admission. Acute Psychiatric Inpatient Care includes a broad range of evaluation and treatment services within a highly structured, secure and locked hospital setting. Patients are typically chronically and/or severely impaired and do not respond favorably to brief inpatient and/or intermediate care. Patients are typically discharged to TCUs for further treatment and progressive reintegration to a suitable incarcerative environment.

            3. Mental Health Screening at Reception Centers

               a. The Contractor shall provide to all newly committed inmates upon receipt at a Department reception center a mental health screening including psychological testing, clinical interview, and mental health history. Those inmates presenting with acute symptomatology of an Axis I disorder are referred for immediate psychiatric evaluation, except acute substance abuse cases that are referred to medical staff for detoxification. These inmates are seen by a psychiatrist within the timeframes specified in HSB 15.05.17.

               b. The Department of Corrections utilizes a health profiling system, which includes mental health classification. This profiling system assigns an S-grade to each inmate based on the inmate's ability to function in various correctional settings. The S-grade shall be assigned at reception and represents the mental health professional's assessment regarding the inmate's potential or actual ability to adapt and adjust successfully to the prison environment.

               c. Since the mental health program is designed to provide varying levels of care at different facilities, the assigned S-grade in part will determine to which facility the offender may be transferred. Other determinants include the inmate's custody or security level, program needs, medical limitations, and potential for aggressive behavior.

               d. The S-grade will be assigned as follows:

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                   1) S-1 = Inmate requires routine care or emergency care.

                   2) S-2 = Inmate needs ongoing services of outpatient
                      psychology.

                   3) S-3 = Inmate needs ongoing services of outpatient
                      psychology and outpatient psychiatry. S-3 is also assigned routinely to an inmate who is determined to need psychotropic medication, even if the inmate may be exercising the right to refuse such medication.

                   4) S-4 = Inmate is assigned to a Transitional Care Unit (TCU)
                      level of care.

                   5) S-5 = Inmate is assigned to a Crisis Stabilization Unit
                      (CSU) level of care.

                   6) S-6 = Inmate is assigned to acute psychiatric inpatient care at the Corrections Mental Health Institution units (CMHI units).

                   7) S-9 = Inmate is in the reception process and is scheduled to be evaluated by a psychiatrist. This does not include inmates under the care of a psychiatrist at the time of commitment to the Department who are classified as S-3 or higher until evaluated by a reception center psychiatrist.

            4. Inmate Orientation to Mental Health Services

               The Contractor shall orient all newly arriving inmates to mental health services at the receiving institution within the time frame specified in TI 15.05.18.

               Orientation shall consist of a written, easily understood explanation (available both in English and Spanish) and oral presentation of available services and instruction on accessing mental health services including consent or refusal of mental health services and confidentiality. Such orientation shall be documented on Form DC4-773 Inmate Health Education (see TI 15.01.06). Such documentation may be included in a clinical encounter, if such encounter was held, as in the case of S-2 level and above screening.

            5. S-Grade, Health Record Review and Assessment for Continuing Care

               All newly arriving inmates who are classified as S-2 shall undergo a psychological screening within the time frame and guidelines specified in TI 15.05.18 to assess current functioning and treatment needs.

               All newly arriving inmates who are classified as S-3 shall undergo a psychiatric update within the time frame specified in TI 15.05.18 to assess mental status and update the Individualized Services Plan (ISP). Medical staff shall ensure continuity of pharmacotherapy for any newly arriving S-3 inmate until such time as the inmate can be interviewed by a psychiatrist. If the inmate does not have a psychiatric evaluation completed within the Department, or if psychotropic medication is initiated on an outpatient basis, the Form DC4-655 Psychiatric Evaluation shall be completed per TI 15.05.18. Medical and/or mental health nursing staff shall ensure continuity of psychotropic medications immediately upon the inmate's arrival.

               All newly arriving inmates whose mental health screenings indicate the need for inpatient care (S-9) will be seen immediately by a psychiatrist for determination placement and care.

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            6. Case Manager Assignment and Screening for S-2 and S-3 Inmates

               All newly arriving S-2 and S-3 inmates shall have a case manager assigned (with documentation in the health record) and shall be interviewed within the time frames specified in HSB 15.05.11 by a psychologist, psychological specialist, or RN Specialist. The interview will include a mental status examination and review of the status of problems that were the focus of attention prior to arrival. In the case of an inmate who is recently downgraded from an S-3 and above classification that is reassigned to an S-1 or S-2 institution, the inmate shall be maintained as S-2 for a period of two months and provided services accordingly.

            7. Record Review for all S-1, S-2, and S-3 Inmates

               All mental health sections of records for newly arriving inmates, regardless of "S" grade level, whether received from a reception center or transferred from another institution, must be reviewed within 8 days of arrival by the Contractor's mental health service providers.

               The purposes of the record review are to:

               a. assess and prioritize treatment needs;
               b. review the health record of every new arrival within the time specified in TI 15.05.18 to determine the suitability of the S-grade and to determine whether further evaluation and/or treatment is indicated; and
               c. document the record review as an incidental note, summarize the relevant history (education, marital status, work history, physical health, drug/alcohol use, suicide threats/attempts, and mental health treatment before and since incarceration), and initiate the follow-up actions required at the new institution, (e.g., "needs sexual disorder screening", "referral to special education", "referral to substance abuse treatment program", or "clinical interview due to S-2 grade").

            8. Ongoing Mental Health Services:

               a. Service Eligibility

                  The conditions for inmate eligibility for ongoing mental health treatment and services are established in TI 15.05.18. Ongoing mental healthcare (e.g., group and individual therapy, case management, and psychopharmacotherapy) shall be reserved for inmates who have or are at significant risk for developing one or more of the clinical syndromes listed in TI 15.05.18 (DSM IV-TR Axis I disorders, mental retardation, borderline personality disorder, and schizotypal personality disorder).

               b. Case Management

                  Case management services shall be provided to all S-2 and S-3 inmates who are receiving ongoing mental health services. Case management is used to describe a wide variety of actions that the case manager performs and should be identified on the Individualized Service Plan just as with other interventions, (e.g., individual or

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                   group therapy). Case Management is a service, not a
                   treatment, for an identified problem. The Contractor shall ensure the frequency of delivery of case management services as indicated in TI 15.05.18.

                   All inmates who are returned to the general population from isolation management, transitional care, or crisis stabilization shall receive case management and appropriate follow-up services in accordance with the individual assessment of clinical need.

                   The case manager shall also complete or update the Form DC4-643C Bio-Psychosocial Assessment and shall ensure that the Individualized Service Plan is updated in accordance with time frames specified in TI 15.05.05 (for inpatients) or TI
                   15.05.11 (for outpatients).

                   If the bio-psychosocial assessment (BPSA) is incomplete or outdated, (more than 12 months since the last revision), it must be completed/updated.

                c. Psychotherapy/Counseling

                   Psychotherapy is considered an interactive intervention between the clinician and the patient, while case management essentially focuses on service monitoring and progress assessment. While group therapy is more time and cost efficient, the inmate's identified clinical needs will ultimately determine the type and frequency of the therapy modality. The Contractor shall deliver whatever therapy modality will best meet the inmates' identified clinical needs.

            9.  Consent to Mental Health Evaluation and Treatment

                Express and informed consent means consent voluntarily given in writing after provision of a conscientious and sufficient explanation.

                All inmates undergoing treatment and/or evaluation, including confinement assessments and new screenings, must have a valid Form DC4-663 Consent to Mental Health Evaluation or Treatment (see TI 15.05.18) executed within the past year. Contractor's staff shall advise inmates of the limits of confidentiality prior to delivery of any mental health services.

                Consent for phannacotherapy is described in TI 15.05.06 and shall be routinely completed by psychiatry staff. Fully informed consent for pharmacological intervention must be obtained by the psychiatrist prior to the initiation of such intervention.

            10. Refusal of Mental Health Services

                All inmates presenting for mental health services shall be informed of their right to refuse such services, unless services are to be delivered pursuant to a court order. If an inmate refuses treatment that is deemed necessary for his/her appropriate care and safety, such treatment may be provided without consent only under the following circumstances:

                a. In an emergency situation in which there is immediate danger to the health and safety of the inmate or other inmates. Such treatment may be provided at any major

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                   institution. Emergency Treatment Orders (ETO) shall be issued as indicated in HSB 15.05.19.

                b. Involuntary treatment, likely to extend beyond forty eight
                   (48) hours, may only be sought for inmate patients committed for treatment at a CMHI unit. The criteria for court petition for involuntary treatment at a CMHI unit are based on Section
                   945.43 Florida Statutes and Florida Administrative Code, Chapters 33-23 and 33-40.

                c. If an inmate is unable to give express consent to mental health treatment and, in the professional judgment of the mental healthcare provider, such treatment is immediately necessary to preserve the inmate's welfare, emergency mental health treatment may be rendered.

                When an inmate refuses mental healthcare services, such refusal shall be documented in the inmate health record. Refusals of mental health evaluation/treatment shall be documented on Form DC4-711A Refusal of Healthcare Services Affidavit which should be filed under the Mental Health Authorizations and Consents subdivider. If the inmate refuses to sign Form DC4-711A, the form shall be completed and signed by the provider and another staff member who witnessed the refusal. This shall then be filed on the right side of the health record behind the Mental Health Authorizations/Consents/Refusals subdivider.

            11. Confidentiality

                The limits of confidentiality are delineated on Form DC4-663 Consent to Mental Health Evaluation or Treatment. The Contractor shall ensure that mental health staff is aware and understands these limits before undertaking evaluation or treatment and that the inmate has also been made aware of and understands these limits.

                Requests from outside organizations for mental health-related information about inmates will be referred to the institution's Health Information Specialist. Release of any confidential health records must be accompanied by Form DC4-711B Consent for Inspection and/or Release of Confidential Information (signed by the inmate and notarized). Psychological evaluations completed for the Florida Parole Commission also require a signed inmate consent.

                Disclosures that are made by an inmate to a healthcare professional while receiving mental health services shall be considered confidential and privileged, except for the following:

                a. Threats to physically harm self and others.
                b. Threats to escape or otherwise disrupt or breach the security of the institution.
                c. Information about an identifiable minor child or
                   elderly/disabled person who has been the victim of physical or sexual abuse.

                All information obtained by a mental healthcare provider shall retain its confidential status unless the inmate specifically consents to its disclosure by initialing the appropriate areas listed on the Form DC4-711B. (For example, if an inmate is undergoing a psychological evaluation for the Florida Parole Commission and is found to have a coexisting AIDS-related syndrome, be it related or not to his/her mental condition, no mention of his/her AIDS condition should be made in the psychological

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                report unless the inmate expressly authorizes such disclosure to be made to the Florida Parole Commission by initialing B option on DC4-711B.)

                When admitted to an IMR, TCU or CSU, mental health staff or (in their absence) a healthcare professional shall request that the inmate give written informed consent to treatment. The inmate may refuse to consent to treatment once in the IMR, however, the inmate cannot refuse placement.

            12. Individualized Service Plan

                Each inmate who receives ongoing mental health services shall have an Individualized Service Plan (ISP) developed in accordance with HSB 15.05.11 Planning and Implementation of Individualized Mental Health Services.

            13. Clinical Review and Supervision

                All non-psychiatric mental health services provided must be directly supervised by the Senior Psychologist who shall assume clinical responsibility and professional accountability for the services provided. In doing so, the Senior Psychologist shall review and approve reports and test protocols as well as intervention plans and strategies. Documentation of required review and approval shall take the form of co-signing all psychological reports, ISPs, treatment summaries, and referrals for psychiatric services and clinical consultations.

                A minimum of one hour per week shall be devoted to direct face-to-face clinical supervision with each psychological specialist and/or in accordance with guidelines of the Chapter 490 and 491 Boards. The supervision shall focus on relevancy of entries to the existing ISP, progression towards therapy objectives and ultimate goals, and assistance in any matter that the psychological specialist may elect to bring to supervision. Documentation of the supervision taking place must be maintained in the mental health services unit. Confidentiality over topics discussed shall be maintained to the extent that it shall not be in conflict with the safety and security of the inmate being reviewed or the safety and security of anyone else. Additional time for supervision is at the discretion of the Senior Psychologist based on the needs of the psychological specialists.

                All group treatments must have written descriptions that have been reviewed and approved by the Senior Psychologist. The group descriptions shall include purpose, participating inmates, goals, predominant therapeutic approach, curriculum outline, and inmate selection criteria. If the group has a waiting list, then the selection criteria must include means of prioritizing enrollment.

            14. Confinement Inmates

                Mental health staff shall track the stay of inmates in confinement so that each can be evaluated within required time frames in compliance with TI 15.05.08.

                a. Inmates in Confinement Settings

                   Mental health staff shall perform rounds in each confinement unit on a weekly basis, to personally observe each inmate, and to inquire as to whether the inmate has any mental health-related problems. The observation and inquiry can be performed at

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                   the cell front, as the purpose of the encounter is not to
                   perform in-depth assessment, but rather to determine whether an appointment should be made to do so. If problems or concerns are cited by the inmate or observed by the clinician, an appointment shall be scheduled for timely follow-up.

                   Documentation for inmates in confinement settings shall be as follows:

                   1) Mental health staff will enter the outcome of rounds for each inmate utilizing the following code format on the Form DC6-229 Daily Record of Segregation so as to avoid any breach in confidentiality:

                      a) Code MH-1 (refer to medical for follow-up of physical
                         health-related complaint)
                      b) Code MH-2 (immediate mental healthcare services needed
                         due to urgent or emergent concerns)
                      c) Code MH-3 (no action required)
                      d) Code MH-4 (schedule for non-emergent follow-up by
                         mental health care staff)
                      e) Code MH-5 (evaluation and/or treatment)

                   2) If a code other than MH-3 is entered on the Form DC6-229
                      Daily Record of Segregation, mental health staff shall also make appropriate charting in the health record on the Form DC4-642 Chronological Record of Outpatient Mental Healthcare. A copy of each written referral will be placed in the health record under the Other Mental Health Related Correspondence subdivides

                b. Confinement Assessment

                   Confinement assessments shall include a mental status examination and any other formal evaluation needed to determine the inmate's suitability for continued confinement. Because of confidentiality issues, psychiatric or psychological confinement assessments must never be conducted at the cell front.

                   The Mental health grades shall be evaluated as follows:

                   1) S-1 and S-2 inmates must be evaluated within 30 days after being placed in confinement and every 90 days thereafter.

                   2) S-3 inmates are required to have a mental status
                      examination recorded on the Form DC4-642 within five (5) days of being placed in confinement and every 30 days thereafter. Since S-3 inmates are seen at least every 30 days as part of the treatment plan, this evaluation can be done as part of the regular case management contact.

                   Mental health staff shall notify the classification supervisor of each inmate's mental condition as these confinement assessments are completed using Form DC4-528 Mental Status of Confinement Inmates. Notification shall indicate that the inmate is either unimpaired, receiving appropriate outpatient care, or has been referred for inpatient care. A copy of the completed DC4-528 shall be placed in the health record (Other Mental Health Related Correspondence subdivider).

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                   All facilities shall use OBIS to track inmates in
                   confinement. The OBIS printout indicates when all confinement reviews are to be scheduled and will indicate any discrepancies.

                c. Treatment While in Confinement

                   The Contractor shall ensure that confined inmates receive all necessary and appropriate mental healthcare including evaluation, case management, individual therapy, group therapy, and psychotropic medication. Mental healthcare shall be provided in the confinement interview room when possible.

                   The Contractor shall comply with the procedural elements as detailed in TI 15.05.08 Mental Health Services for Inmates Who Are Assigned to Confinement, Protective Management or Close Management Status.

            15. Outpatient Psychiatric Consultation for Inmates at S-1 or S-2
                Institutions

                Outpatient psychiatric consultation is indicated when any of the following occurs: (in absence of condition which would warrant referral to a crisis stabilization unit)

                a. When staff cannot reach a definitive diagnosis of presenting symptoms that impair functioning or are unsure about the possible risk of serious harm. (For example, where a patient who has had multiple episodes of suicidal ideation and/or minor self-injury may require psychiatric evaluation as part of the follow-up after being returned to general population from infirmary isolation.)

                b. Presenting symptoms are accompanied by more than mild (i.e., at least moderate) impairment of functioning.

                c. Presenting symptoms, though accompanied by only mild
                   impairment of functioning, persist after appropriate psychological intervention has been provided. (For example, where an inmate with mild depression or anxiety has not responded to two to six (2-6) months of verbal therapy.)

                d. Presenting symptoms suggest the presence of a major mental illness such as dementia or other cognitive disorder, mood disorder, or psychotic disorder.

                Outpatient psychiatric consultation is obtained through transport versus transfer of the inmate to the nearest S-3 facility. The inmate is returned the same day of the consult, unless the psychiatrist determines that immediate admission to a CSU is indicated. The Regional Mental Health Consultant will designate the preferred consulting facility for each particular institution.

                Outpatient psychiatric consultation may be requested by a physician or Senior Psychologist. The Senior Psychologist or physician, in that order of availability, must give prior approval of any psychiatric consultation that is recommended by a psychological specialist.

            16. Referral/Transfer to TCU/CSU/CMHI Units

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                Transfer criteria and procedures are fully described in
                Procedure 404.003 Mental Health Transfers.

                ALL TRANSFERS SHALL BE COORDINATED WITH THE DEPARTMENT'S OHS TRANSFER COORDINATOR IN THE OFFICE OF HEALTH SERVICES.

                Mental health transfers for inpatient care to TCUs, CSUs, and CMHI units shall be considered either routine, urgent, or emergent (based upon clinical assessment made by the referring mental health team). All TCU referrals are routine transfers while CSU referrals, by nature, will be considered as urgent or emergent. CMHI unit referrals are either routine or emergent.

                During regular working hours, transfers shall be effected by completion of the Form DC4-656 Referral for Inpatient Mental Healthcare (the designated e-form shall be utilized) which shall be directed to the population management administrator and to the mental health transfer coordinator.

                After regular working hours (and on weekends and holidays), transfers shall be effected by on-site medical staff who shall intervene to manage any mental health emergency according to the protocol established in Procedure 404.003.

                a. Corrections Mental Health Institution (CMHI) Transfers

                   Routine transfers to CMHI shall be initiated through a consensus reached by a CSU multidisciplinary service team which will request the institutional warden to file a petition with the court in the county where the inmate is housed.

                   Emergent transfers to CMHI units are indicated through consensus reached among the CSU multidisciplinary services team that a patient's condition has reached a level of care that cannot be provided at the institution and that only CMHI can provide the required level of care. The staff psychiatrist or the unit coordinator shall advise the warden who will need to give administrative approval of the emergency transfer request. Once warden approval is granted, the Contractor shall contact the Regional Mental Health Consultant of that region who must give approval based on his/her appraisal of the inmate's clinical condition.

            17. Suicide Prevention and Crisis Management

                The Contractor shall comply with Department Procedure 404.001 with regard to the care and management of inmate's at risk for self-harm.

                a. Department staff have been trained to recognize and
                   immediately report warning signs for those inmates exhibiting self-injurious behavior and suicidal ideations. However, only the Contractor's mental health or medical staff will determine risk of self-injurious behavior, assign/discontinue suicide observation status, and make other decisions that significantly impact healthcare delivery, such as when to admit/discharge from a given level of care.

                b. A psychiatrist, Psychiatric Advance Registered Nurse
                   Practitioner (ARNP), psychiatric clinical associate or psychiatric physician assistant shall have final responsibility and authority for the clinical management of inmates assessed as at- risk for serious self-injurious behavior or suicide, in the absence of a psychiatrist,

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                   Psychiatric ARNP, psychiatric clinical associate or
                   psychiatric physician's assistant, a non-psychiatric physician, or regular ARNP clinical associate or physician's assistant will assume final responsibility and authority for clinical management, in consultation with available mental health staff (typically, psychological specialists and psychologists). Additionally, the non-psychiatric physician, clinical associate or physician's assistant, may consult with a psychiatrist via telephone, at his/her discretion.

                c. The assignment (ordering) of suicide observation status will require prior admission to one (1) of the following levels of mental health care:

                   1) infirmary mental health care;
                   2) transitional care;
                   3) crisis stabilization care; and
                   4) acute hospital care (Corrections Mental Health Institution
                      Units).

                d. All initial orders for suicide observation status shall address:

                   1) Observation Frequency: The inmate-patient will be observed every fifteen (15) minutes or continuously, depending upon her/his acuity level.

                      a) Generally, it is appropriate that inmates who are
                         judged suicidal are observed continuously, while those with less acuity may be observed at least every fifteen
                         (15) minutes.
                      b) The frequency of observation will be continuous when an isolation management room or observation cell is not available (i.e., inmate is being housed outside of an isolation management room or observation cell for up to seventy-two (72) hours) or when the inmate is outside of the available isolation management room or observation cell.

                   2) Housing: Inmates will be housed in an isolation management room. If an isolation management room is not immediately available on site, the inmate may be housed in an observation cell in accordance with the following:

                      a) The use of an observation cell when an isolation
                         management room is not immediately available at the institution of residence will only occur for the purpose of providing safe, temporary housing of an inmate, until such time as the inmate can be evaluated by mental health staff (Psychiatric ARNP, psychological specialist, senior psychologist, or psychiatrist). Such use of an observation cell will not exceed seventy-two
                         (72) hours.

                      b) The use of an observation cell for the above-stated
                         purpose shall require admission to infirmary mental health care and prior nursing assessment recorded on "Mental Health Emergency Nursing Assessment," DC4-683A, and a physician's order, typically given over the telephone. The physician's order shall specify the interval of observation required (typically, "q-15 minutes"); diet/eating utensil restrictions, if any; and permissible apparel (typically, isolation blanket, mattress, and privacy wrap). Security staff will observe the inmate, and will record such observation on the "Observation Checklist," DC4-650. Nursing staff shall perform evaluation of the inmate each shift as per established protocol.

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                      c) Mental health staff will evaluate the inmate in the
                         morning of the next work day, and will make one of the following recommendations/dispositions, in the order presented, as appropriate:
                         (1) Release the inmate to general inmate housing (which
                             includes open population and/or confinement).
                         (2) Initiate formal infirmary admission and move the
                             inmate to the institutional infirmary or other
                             healthcare (non-confinement) area. Any placement of an inmate outside of an isolation management room will require continuous one-to-one observation, with documentation every fifteen (15) minutes on the "Observation Checklist," DC4-650, performed by security staff.
                         (3) Place the inmate in an open transitional care
                             unit/crisis stabilization unit cell (for institutions having such units), albeit such placement will not constitute an admission to transitional care unit/crisis stabilization unit, and the inmate will have to be moved if the bed is subsequently needed for a transitional care unit/crisis stabilization unit admission.
                         (4) Transfer the inmate to an institution having an
                             available Isolation Management Room (IMR), pursuant to "Mental Health Transfers," Procedure 404.003. In this regard, each institution will maintain a list of institutions in relatively close proximity to which an inmate may be transferred for admission to an IMR. Such transfer and admission shall be temporary, and the inmate will be returned to the sending institution if and when an IMR becomes available, provided that the inmate has not already been discharged to general population housing (at the sending institution) or admitted to a crisis stabilization unit.

                      d) In the event that a suitable bed is not available at
                         the institution of residence for an inmate who has been assessed by mental health staff as requiring inpatient mental health treatment, the warden, security, and healthcare staff will work collaboratively to determine the safest alternative housing available, until the inpatient bed is available.

                      e) A general infirmary bed will not be used as an
                         alternative location for close management or other inmates who pose imminent security risk.

                      f) Before an inmate is transferred for IMR placement,
                         institutional staff will maximize utilization of available space. For example, general population inmates who are housed in IMR's may be reassigned to suitable alternative housing in a healthcare setting (e.g., respiratory observation room or general infirmary bed) in order to make IMR's available to close management or other high security inmates.

                   3) Diet/Eating Utensils: The "crisis stabilization diet" and associated utensils specified in "Prescribed Therapeutic Diets," Procedure 401.009, shall be used, unless otherwise ordered and justified in the record, by the attending clinician.

                   4) Approved Mattresses, Blankets, and Privacy Apparel: Only
                      those mattresses, blankets, and privacy apparel that meet the standards in "Isolation Management Rooms and Observation Cells," Procedure 404.002, will be given to inmates who are on suicide observation status.

                   5) Standard Issue Apparel/Supplies for Inmates Assigned to
                      Suicide Observation Status: The following shall be issued to each inmate assigned to suicide observation status, unless explicitly denied by attending clinician's written order, in which case, such order will include written clinical justification: (Under no

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                                                                  CONTRACT C2297

                      circumstances will an inmate be left without a means to cover her/his nakedness).

                      a) canvas or other tear-resistant blanket;
                      b) canvas or other tear-resistant privacy wrap;
                      c) paper or canvas or other tear-resistant gown (for
                         females only);
                      d) plastic covered mattress; or
                      e) underpants (for females only).

                   6) Clothing While Attending Activities Outside of the
                      Isolation Management Room/Observation Cell: Regular ward clothing shall be issued when the inmate-patient is allowed to attend activities outside of the IMR/observation cell, unless prohibited by order of the attending clinician, who will provide clinical justification for such restriction, and specify alternative clothing to be worn, in the infirmary record.

                Suicide observation status shall be reordered by the attending clinician every twenty-four (24) hours. During weekends and holidays, this may be accomplished via verbal order, which shall be countersigned by a physician, advance registered nurse practitioner (ARNP), or clinical associate within ninety-six
                (96) hours.

            18. Time-Out, Seclusion and Restraint

                Departmental policy allows for the use of time-out, seclusion, and/or therapeutic restraints with appropriate clinical justification to manage crises and prevent suicides. Usage shall be in accordance with appropriate laws and professional standards. The least restrictive alternative is to be used to help the inmate regain self-control when such action can reasonably be expected to be effective. These procedures shall never be used as punishment, but rather to protect the emotional well being of the inmate as well as the safety of the inmate and others. Refer to TI 15.05.10 Use of Time-Out, Psychiatric Seclusion, and Psychiatric Restraints.

            19. Use of Force with Mentally Disordered Inmates

                Physical force may be used with a mentally disordered inmate only as a last resort when it reasonably appears that other less restrictive and intrusive alternatives are not feasible. When the use of physical force is indicated, only that amount and type of force necessary to accomplish the authorized objective shall be employed. If necessary, an electronic restraining device(s) may be used to move the inmate to a CSU or an IMR. Chemical agents such as pepper spray shall not be used in inpatient mental health settings such as IMR's TCU's, CSU's, or the Corrections Mental Health Institution unit, except where reasonably necessary in order to:

                a. Prevent or subdue an inmate or inmates from taking control of the health unit.
                b. Prevent an inmate from taking a hostage or to help free a hostage.
                c. Prevent an inmate from escaping.

                The use of physical force may be appropriate under the following circumstances:

                a. To administer court-ordered treatment or treatment that is necessary to protect the health of other persons, or to protect the inmate against self-inflicted injury or death (only by or under the order and supervision of a physician or designee).

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                                                                  CONTRACT C2297

                b. To reduce the threat of immediate physical harm to property, inmate patients, or staff at the hands of an inmate patient who is displaying verbal or physical aggression.

                c. To facilitate compliance with a lawful command which is necessary to maintain order and security within the unit.

                Documentation of a use-of-force and its authorization shall be made pursuant to Chapter 33-3.0066, Florida Administrative Code. Refer to Procedure 602.002 Use of Force in Correctional Facilities.

            20. Screening, Treatment, and Continuity of Care for Sex Offenders

                Sex offender screening shall be completed within thirty (30) days of arrival at a permanent institution. If the inmate refuses or is not amenable to treatment for a diagnosed sexual disorder, (excluding disorders of sexual dysfunction) the refusal shall be documented through a signed refusal form and filed in the inmate's health record. All effort should be made to enroll eligible inmates in the program once the inmate is within two years of his/her projected release date. Treatment prior to that time would be considered premature intervention since the primary goal is to prepare the inmate for continued treatment within the community upon release. Screening and treatment of sex offenders shall be in compliance with HSB 15.05.03.

                Mental health staff shall recommend treatment only for those inmates who show evidence of a diagnosable sexual disorder and who are amenable to treatment. Inmates appropriate for treatment will be those who admit to having engaged in obsessive deviant sexual fantasy or illegal/harmful behavior in the past, express a desire to alleviate or avoid such fantasy or behavior in the future, and are willing to participate in available treatment before release.

                Prior to group enrollment, mental health staff shall ensure that the DC4-663, Consent to Mental Health Evaluation or Treatment is current within the past 12 months. In addition, inmates with paraphilic sexual disorders shall be requested to sign a DC4-660, Consent to Sex Offender Treatment.

                Civil commitment: The Jimmy Ryce Sexually Dangerous Predators Act requires the identification of inmates who may be assessed as sexual predators prior to their release from the Department. Records, including assessment and treatment (if any), and institutional adjustment data for these inmates shall be forwarded by the institutional Health Information Specialist
                (HIS) to a multidisciplinary team of mental health professionals with the Department of Children and Families (DCF) for further review and assessment in compliance with Department Procedure Manual 601.213, Civil Commitment of Sexually Violent Predators.

            21. Mentally Retarded Inmates

                Mentally retarded inmates with minimal to mild impairment in ability to function within the general inmate population are assigned to institutions having impaired inmate services. Those with moderate impairment in functioning may be referred and assigned to a TCU.

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                Mental health staff shall keep track of all mentally retarded inmates so that continuity of care procedures can be undertaken at least 180 days before release (see TI 15.05.18). Mental health services for inmates identified as mentally retarded will be provided in accordance with TI 15.03.25., Impaired Inmate Services.

            22. Aftercare Planning for Mentally Retarded and Mentally Disordered
                Inmates:

                a. Post-incarceration Inpatient Referral Planning

                   Inmates who reach end-of-sentence and who continue to suffer from a mental illness and present a danger to self or others may require inpatient care after release from the Department. When appropriate, the Contractor's staff shall initiate Baker Act (judicial commitment) proceedings prior to the inmate's release. Baker Act proceedings may only be initiated at CMHI units or a CSU. Where appropriate, mental healthcare staff at other facilities shall immediately transfer patients who require inpatient care and are approaching end-of-sentence
                   (EOS) to a CSU. The inpatient units shall pursue civil commitment to a mental health receiving facility in accordance with HSB/TI 15.05.18.

                b. For Mentally Retarded Inmates:

                   The required procedure to be followed by Contractor's staff in aftercare planning for mentally retarded inmates who will need outpatient care is as follows:

                   A continuity of care plan shall be developed for each mentally retarded inmate being released from the Department. Mental health staff shall track (via OBIS) the expiration of sentence of such inmates so that aftercare planning can commence not later than 180 days prior to EOS. Inmates with mental retardation shall be provided outpatient follow-up through the Agency for Persons with Disabilities (APD). As with S-3 inmates, the case manager will initiate referral to the appropriate APD district program office at least one hundred fifty (150) days before EOS and provide the following:

                   1) Name of the inmate and the community where s/he intends to reside.
                   2) Inmate's expected date of release.
                   3) Qualifying disability pursuant to Chapter 393, Florida
                      Statute.

                   The case manager shall ensure that the inmate understands how to apply for services and assists him/her in applying.

                c. For Mentally Disordered Inmates:

                   The required procedure to be followed by Contractor's staff in aftercare planning for mentally disordered (versus mentally retarded) inmates who will need outpatient care is as follows:

                   1) Contact the Department of Children and Families' District
                      Forensic Coordinator (see list in TI 15.05.18) to coordinate aftercare planning with the community mental health center that will provide services to the inmate after release.

                   2) Obtain a signed release of information form from the
                      inmate to the District Forensic Coordinator and the appropriate community facility. Forward the

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                      Referral for Mental Health Aftercare Planning to the
                      District Forensic Coordinator.

                   3) Document all contacts as incidental notes on the DC4-642,
                      Chronological Record of Outpatient Mental Healthcare and file correspondence in the Other Mental Health
                      Related Correspondence section of the health record.

                   4) Inform the inmate of his/her appointment verbally and in writing, and send a treatment summary to the community facility thirty (30) days prior to EOS.

                   Contractor shall comply with TI 15.05.18 in providing aftercare planning for mentally disordered inmates.

            23. Psychological Evaluations and Referrals

                Mental health staff shall provide psychological evaluations for inmates referred by various program areas or by other correctional entities including the Florida Parole Commission and the Interstate Compact Office. The techniques used may vary depending on the nature of the evaluation and the referral question, but will generally require a record review and clinical interview (and may require psychological testing).

                a. FPC Referrals for Counseling/Therapy:

                   Referrals for mental health services may be received from the Florida Parole Commission (FPC) via e-mail to the Department's Director of Mental Health Services (DMHS), with a copy to the Director's Administrative Assistant. FPC referrals will generally request a psychological evaluation and report or consideration for mental health counseling/therapy (typically anger/stress management or sex offender group). Referrals will take place in the following manner.

                   1) The DMHS will record the request on the "FPC Request Log", confirm the location of the inmate, and forward the request (via e-mail) to the Senior Psychologist (at the institution in which the inmate is housed), with a copy to the Department's Regional Mental Health Consultant (RMHC). The e-mail will specify a due date for evaluation and the date the final report must be sent to the FPC, via regular mail. After recording the referral on the "FPC Request Log," the DMHS' office will send an e-mail to the institutional Senior Psychologist, with copy to the Department's RMHC, directing that the inmate is to be interviewed in order to determine his/her need for, and amenability to, the counseling recommended. This e-mail will include two due dates: a date by which institutional mental health staff must determine need and amenability for counseling (typically three (3) weeks from the date of the DMHS office's e-mail); and a date by which counseling (if indicated) must be completed (typically 210 days [7 months] from the date of the e-mail; or 30 days prior to the month of the next scheduled FPC review, whichever is sooner).

                   2) Upon receipt of the request, institutional mental health
                      (MH) staff will initiate a mental health "hold", and acknowledge receipt of the request as well as the intent to complete the evaluation and report by the due date. The request acknowledgement will be sent via e-mail to the DMHS, with a copy to the Department's RMHC.

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                   3)  If the inmate is transferred to another facility before a mental health hold is initiated, institutional MH staff at the institution from which the inmate transferred shall forward (e-mail) the request to the new institution, whose MH staff shall perform actions specified in paragraph 2, above.

                   4) If the inmate is transported outside of the Department before the evaluation is completed, (e.g., to outside court), institutional MH staff will so advise the DMHS, whose office will provide monthly status reports until the inmate returns. If the inmate has not returned by seven (7) days prior to the due date, institutional MH staff shall so advise the DMHS, who shall advise the FPC that the report may be delayed due to the inmate's unavailability.

                   5) Institutional MH staff shall review the health record, interview the inmate, and determine whether the inmate needs and is amenable (voluntarily consents) to counseling/therapy. Institutional MH staff shall e-mail a draft determination, together with sufficient justification, to the Department's RMHC for review.

                   6) Institutional MH staff shall complete a draft report before the due date, allowing sufficient time for review of the draft by the Department's RMHC. Each RMHC will set specific parameters in their region regarding the number of days that must be allowed for regional review and shall forward the draft report to the RMHC for review. The RMHC will indicate approval of the draft via e-mail.

                   7) Upon receiving written notice of approval from the RMHC, institutional MH staff will mail the final report to the FPC, and advise (by e-mail) the RMHC and the DMHS that the report has been mailed. Institutional MH staff will file a copy of the report, together with the RMHC's approval e-mail, in the health record.

                   8) The RMHC shall review all determinations, whether therapy is recommended or not, and will either concur or disagree with the determination, communicating this decision via e-mail as appropriate, with a copy to the institutional Senior Psychologist.

                   9) The Senior Psychologist will then ensure that the e-mail containing the draft determination and the Department's RMHC's e-mail are filed in the Other Mental Health Related Correspondence section of the health record.

                   10) Institutional MH staff will schedule the needed
                       counseling/therapy to ensure that it is completed by the due date.

                   11) When counseling/therapy has been completed or
                       discontinued for a valid reason (e.g., inmate later found to be not amenable), institutional MH staff shall send an e-mail to the RMHC, advising of the following: beginning/ending date of counseling; total number of sessions attended versus offered; and whether the inmate's attendance/participation was satisfactory.

                   12) The Senior Psychologist shall ensure that the e-mail
                       summary of counseling provided is filed in the Other Mental Health Related Correspondence section of the health record, and shall discontinue the mental health hold.

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                b. Interstate Compact Office Referrals for Psychological
                   Evaluation:

                   Interstate Compact Office referrals will generally request a psychological evaluation on behalf of another state parole board. Requests for mental health evaluations from the Interstate Compact Office (ICO) (for institutions) will be sent via e-mail to the Department's DMHS. The request will include any specific questions or concerns that the out-of-state Parole Board wants addressed in the report.

                   1) The DMHS's office will record the request on the
                      "Interstate Compact Log", confirm the location of the inmate, and forward the request (via e-mail) to the Senior Psychologist (at the institution in which the inmate is housed), with a copy to the Department's RMHC. The e-mail will specify a due date for the evaluation and the date by which the report is to be completed (including review/approval by the RMHC) and mailed to the Interstate Compact Administrator for the Office of Institutions. Generally, the due date will be three (3) weeks from the date of the requesting e-mail, although a shorter interval may be specified in rare situations.

                   2) Upon receipt of the request, MH staff will initiate a
                      mental health "hold", and acknowledge receipt of the request as well as the intent to complete the evaluation and report by the due date. Inmates involved in psychological diagnostic testing and evaluation must be placed on a mental health hold to avoid transfer of the inmate prior to completion of the evaluation. The request acknowledgement will be sent via e-mail to the DMHS with a copy to the Department's RMHC.

                   3) If the inmate is transferred to another facility before a mental health hold is initiated, institutional MH staff at the institution from which the inmate transferred shall forward (e-mail) the request to the new institution, whose MH staff shall perform actions specified in paragraph 2, above.

                   4) If the inmate is transported outside of the Department
                      before the evaluation is completed, (e.g., to outside court), institutional MH staff will so advise the DMHS, whose office will provide monthly status reports until the inmate returns. If the inmate has not returned by seven
                      (7) days prior to the due date, institutional MH staff shall so advise the DMHS, who shall advise the ICO that the report may be delayed due to inmate's unavailability.

                   5) Institutional MH staff shall review the health record,
                      interview the inmate, and determine whether the inmate needs and is amenable (voluntarily consents) to counseling/therapy. Institutional MH staff shall e-mail a draft determination, together with sufficient justification, to the Department's RMHC for review.

                   6) Institutional MH staff shall complete a draft report
                      before the due date, allowing sufficient time for review of the draft by the Department's RMHC. As with FPC referrals, the RMHC will set specific parameters in their region regarding the number of days that must be allowed for regional review and shall forward the draft report to the RMHC for review The RMHC will indicate approval of the draft via e-mail.

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         7) Upon receiving written notice of approval from the RMHC, institutional MH staff will mail the final report to the ICO, and advise (by e-mail) the RMHC and the DMHS that the report has been mailed. Institutional MH staff will file a copy of the final report, together with the RMHC's approval e-mail, in the health record.

   24. Other Mental Health Services

      a. Marriage Consultations

         A request for input from the institutional chaplain regarding an inmate's upcoming marriage may be referred. Any input should be strictly limited to the referral question.

      b. Inmate Co-Payment Procedure

         There is no inmate co-payment required for mental health services that are mandated by the Department's mental health program, for example: orientation, assessment, case management, or evaluations.

         There shall be no charge to the inmate for valid emergency mental health intervention. The mental health professional will determine the legitimacy of the emergency. Inmate-declared emergencies assessed as not genuine by mental health staff are subject to co-payment by the inmate. A thorough discussion of emergency declarations, i.e., thoughts of self-harm, hearing voices, and co-payment requirements should be described during inmate orientation.

         All non-emergency inmate-initiated mental healthcare visits require a co-payment (per legislation). Mental health staff should check "co-payment" on the encounter form as services must be provided whether or not the inmate has available funds.

         Co-payments are not required for:

         1) An inmate encounter which is prompted by a staff (mental health or non-mental health) referral (either written or verbal).

         2) A visit in conjunction with an extraordinary event that could not be reasonably foreseen, such as disturbance or a natural disaster.

         3) A visit initiated by the mental healthcare provider or for follow-up visits.

         4) Participation in group psychotherapy or any other form of mental health service in compliance with the inmate's Individualized Service Plan.

         5) Marriage consultation.

         6) Additional instances as indicated in TI 15.05.18, TI 15.05.08, Procedure 401.010 - Co-Payment Requirements for Inmate Medical Encounter, and HCS 25.05.01 (or appropriate Health Services document).

      c. Neurological Emergencies

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         Neurological emergencies, namely epileptic seizures and acute headaches, are not to be handled by mental health services and will be referred to the institutional medical staff.

      d. Hunger Strikes

         Hunger strikes shall first be considered a medical emergency (HSB 15.02.13) for which mental health staff may be consulted. If requested, the inmates' Senior Psychologist or psychiatrist will evaluate and render an opinion on the inmate's mental health status.

   25. Mental Health Records and Documentation

      a. Documentation

         The Department utilizes a detailed record-keeping system to document delivery of services to inmates. Accurate and complete documentation will be expected of all mental health staff. This includes appropriate filing of all inmate records. Mental health records consist of the mental health section of the health record (green cover), the psychological record jacket (Form DC-761), and a computerized system which tracks inmate specific information including mental health services for all inmates statewide, the Offender Based Information System (OBIS). All mental health personnel shall attend a three-day course on utilization of OBIS. FAILURE TO MAINTAIN OBIS ACCURATELY AND PROMPTLY BY NOT MAKING ALL REQUIRED ENTRIES WILL BE CONSIDERED NON-COMPLIANCE WITH CONTRACT TERMS AND CONDITIONS FOR WHICH BREACH MAY BE DECLARED OR LIQUIDATED DAMAGES IMPOSED.

      b. Record Keeping

         For all appropriate mental healthcare provided, psychiatrists, psychologists, psychological specialists, and nurses shall record all significant observations pertinent to inmate care and treatment at the time service is rendered. Chart entries are to reflect the Individualized Service Plan (ISP). An inmate's mental health record shall be reviewed each time s/he appears for a mental health encounter. The mental healthcare provider shall legibly document each entry using only a black ballpoint pen. The provider stamp shall be used following each entry. The provider stamp shall include the mental healthcare provider's name, title, and institutional identification.

      c. Service Delivery Logs

         Mental health programs in each institution shall maintain a set of logs. Details of the requirements for each log can be found in HSB
         15.05.17. FAILURE TO MAINTAIN LOGS AS REQUIRED WILL BE CONSIDERED NON-COMPLIANCE WITH CONTRACT TERMS AND CONDITIONS FOR WHICH BREACH MAY BE DECLARED OR LIQUIDATED DAMAGES IMPOSED.

      d. Forms (General Information)

         All required forms shall be utilized in delivery of mental health services at the institutions. Information regarding the types of forms and their location in the health record can be found in TI 15.12.03. Thorough and concise documentation is an essential part of the clinical services provided to all inmates. All mental health providers shall become familiar with all forms including how to complete and to file the forms in the health record.

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      e. OBIS Encounter Form (Form DC4-700M Mental Health)

         Unless the inmate encounter is entered into OBIS by the practitioner during or immediately following the encounter, OBIS encounter forms shall be used to document all inmate encounters (and thus serve as a part of the record of care) and to track daily workload. Required OBIS entries are mandatory and must be made in a timely fashion.

         All information entered into OBIS must correspond with the documentation recorded in the mental health record. Forms DC4-700M for Mental Health encounters and DC4-700B (male) and DC4-700C (female) for Medical encounters shall be used.

         When an encounter form is used to document the inmate encounter, the information must be entered into OBIS within forty eight (48) hours of the inmate encounter.

         OBIS maintains numerous computer generated deficiency reports. The Contractor shall run such reports at least weekly to identify any deficiencies in recording of information.

      f. Chronological Record of Healthcare (Form DC4-701)

         The Chronological Record of Healthcare (Form DC4-701) shall be used for documentation of outpatient medical care. "Seen in Mental Health" is usually the only entry documented on Form DC4-701 by mental health staff.

         Each entry must be legible and be dated, timed, signed, and stamped by the healthcare Provider.

      g. Problem List (Form DC4-730)

         Every mental healthcare provider has the authority to identify and enter a mental health problem. The problem list (Form DC4-730) is to be updated on an ongoing basis as problems are identified. The Contractor shall comply with TI 15.12.03 in identifying and documenting problems.

         Problems that are resolved must be indicated on the problem list with date, signature, and stamp.

      h. Mental Health Progress Notes (Form DC4-642)

         Any clinical contact with an inmate will require a progress note which shall be written in SOAP format on Form DC4-642 Chronological Record of Outpatient Mental Healthcare (sometimes referred to as mental health progress notes) and placed in the mental health section of the health record in reverse chronological order. Relevant clinical information stemming from other than a clinical encounter with the inmate, such as from contact with staff or significant others, shall be documented in an incidental note on Form DC4-642. The incidental note shall not be written in SOAP format. All progress notes whether incidental or SOAP must be dated, timed, signed, and stamped and, when indicated, cross-referenced to a specific problem from the Form DC4-730 Problem List.

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         All progress notes concerning outpatient mental healthcare, including incidental and SOAP notes, shall be made in the mental health section of the health record on Form DC4-642 Chronological Record of Outpatient Mental Healthcare. This also includes written medication orders, which shall be included under the "P" part of the psychiatrist's SOAP note.

         All progress notes made in the health record shall be keyed to a problem which should be listed on the DC4-730 Problem List and identified by one of the three-digit code numbers listed in the Problem Index in HSB 15.05.11. The problem list is located on the left side of the health record. Each problem for which an inmate is being treated by mental health services shall be listed sequentially on the problem list.

         Except for group therapy contacts, each clinical encounter shall be documented in SOAP format in the mental health section of the health record on Form DC4-642 Chronological Record of Outpatient Mental Healthcare as soon as possible, but not later than the date of the encounter. Group therapy contacts shall be documented with a SOAP note after the first group session, after the last group session, and on a monthly basis while the group is in progress. The monthly SOAP note shall include the ratio of attended versus scheduled sessions, the inmate's relative participation, and his/her progress toward ISP objectives. Documentation of relevant information from sources other than a clinical encounter shall be in the form of an incidental note, also on the DC4-642.

         All SOAP notes shall be written in accordance with TI 15.05.18.

      i. Psychological Record (Form DC4-761) (Orange Folder)

         Institutional mental health support staff shall open a psychological record (orange folder) using Form DC4-761 for any inmate for whom such a record does not already exist. The psychological record shall contain psychological test forms and protocols only. It shall be maintained in a secure location in the mental health services area under the direct responsibility of mental health staff in order to protect the confidentiality of test items and protocols. Access to the psychological record shall be given to mental health staff, staff who are performing official audits, and others on a need-to-know basis as determined by the Chief Health Officer. SOAP or other progress notes shall never be made in the psychological record.

         The psychological record (together with the health record) shall accompany the inmate upon transfer to another institution. Mental health support staff shall retrieve the inmate psychological record and place it in an envelope, which shall then be sealed and stamped "Confidential" (which indicates that the envelope contains sensitive mental health material).

         When an inmate reaches their end-of-sentence (EOS), the psychological record shall accompany the rest of the inmate's Department records to the Department archives repository at Reception and Medical Center. The same procedure as for institutional transfer shall be followed: the envelope should clearly indicate inmate name and number and that the information contained is confidential.

      j. Refusal of Mental Healthcare Services (Form DC4-711 A)

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         Refusals of mental health evaluation/treatment shall be documented on
         Form DC4-711 A, Refusal of Healthcare Services Affidavit, which should be filed under the Mental Health Authorizations and Consents subdivider.

      k. Other Documentation Requirements

         Staff shall routinely make every reasonable attempt to obtain records of past evaluations and treatment performed outside the department. Such attempts should be briefly documented as an incident that shall be filed under the Other Mental Health Related Correspondence subdivider and an incidental note must be written on the Form DC4-642 to document the date that each inmate request was received and answered. A stamp will suffice for this purpose. The pink copy of the inmate request should be filed under the Other Mental Health Related Correspondence subdivider. The case manager has the primary responsibility for requesting past mental health records.

         Discontinuance of outpatient care (e.g., case management, psychotherapy, pharmacotherapy) because it is no longer clinically indicated shall be documented on the Form DC4-661 Outpatient Treatment Summary, which must be prepared within the time frame specified in HSB
         15.05.11 and TI 15.05.18.

         Group contacts (i.e., for group therapy or counseling) must be recorded on a roster (e.g., Form DC4-740) maintained by the Contractor. A SOAP note must indicate the number of sessions the inmate attended as well as his/her relative progress and participation.

         Inmate requests for mental health interviews shall be documented and filed. A stamped verification shall be placed on the Form DC4-642 by mental health support staff to document that the inmate request for interview was received, answered, and an appointment arranged.

         Each documented contact in the mental health section made on the Form DC4-642 shall have a corresponding entry reading "Seen in Mental Health" on the Form DC4-701 located in the medical section of the healthcare record.

M. Dental Services

   1. General Overview

      The Contractor shall be responsible for all inmate dental services. This includes all care that is normally provided in the dental unit, including dental oral surgery that can not be performed in the unit, as well as responding to any emergencies occurring in the dental area until appropriate medical or mental health providers arrive. The vendor must have a Florida licensed dentist overseeing the dental program in accordance with FS 466.0285.

   2. Dental Examinations/Assessments

      a. Every inmate shall receive an intake dental examination at the reception center by a dentist. The intake dental examination shall take place no later than seven (7) days after reception. Each examination of this type shall include, at a minimum, a visual

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         clinical exam of the head, neck, intraoral areas for any pathology and charting consisting of: missing teeth, restorations present, fixed or removable prosthetics, gingival conditions, deposits, masticating efficiency, treatment indicated (provisional treatment plan), dental grade, and emergency dental needs.

      b. Each inmate shall receive an orientation to dental services, which includes information on available hours of service and how to access dental care at the institution, within seven (7) days of arrival at the assigned institution. The DC4-724 Dental Treatment Record shall be reviewed for emergency/urgent dental needs or follow-up care. If an inmate's dental record has not been received by the assigned institution within seven (7) days or the inmate has not had a dental examination in accordance with TI 15.04.03 Guidelines for Periodic Dental Oral Examinations, a dental examination is to be completed as soon as possible at the assigned institution and a replacement dental record generated where indicated.

      c. Each inmate shall receive a periodic dental examination in accordance with TI 15.04.03. Each periodic examination shall consist of a clinical examination of the head, neck and intra-oral areas, evaluation of urgent dental needs, and completion of a Form DC4-735, Dental Clinical Examination Report.

      d. A dental examination/assessment shall be performed by a dentist on confined individuals, when determined necessary.

      e. Before commencing with routine dental treatment, a diagnosis and treatment plan shall be derived from the following: a clinical examination, pathology examination, radiographs, study models and plaque evaluation as appropriate, charting, and health history. Form DC4-764 Dental Diagnosis and Treatment Plan, Form DC4-767 Periodontal Charting, and Form DC4-767A Plaque Control Record shall be used in conjunction with Form DC4-724 Dental Treatment Record.

      f. The topical application of fluoride shall be included in the dental treatment plan as deemed necessary by the treating dentist. The topical application of fluoride shall, however, be included as part of the dental treatment plan for all youthful offenders.

   3. Priorities for Dental Treatment

      a. Emergency Dental Treatment: Emergency dental treatment will be available on a twenty four (24) hour basis through the on-duty dental staff during working hours. In the event a dentist is not available at a facility to treat a dental emergency, the emergency will be referred to the medical department in accordance with standard dental emergency protocols and dental emergency policies which must provide back-up dental coverage. There is to be no waiting list for dental emergencies. Dental emergencies generally include fractured jaw, excessive bleeding or hemorrhage, acute abscess, and/or other acute conditions.

      b. Urgent Non-emergency Dental Treatment: All Department of Corrections' dental clinics shall hold daily (five (5) days a week Monday through Friday) sick call to provide dental access to those inmate patients who cannot wait for a routine appointment and yet do not meet the criteria for emergency care.

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         Urgent Non-emergency Dental Treatment includes toothaches, chronic abscesses, fractured teeth, lost fillings, teeth sensitive to hot and cold, broken and/or ill-fitting dentures, and other chronic conditions.

         Dental sick-call hours shall be set in accordance with each Senior Dentist's preference, and dental sick call shall be held for one (1) to two (2) hours daily in the early morning. Special arrangements shall be made to prevent excessive (more than seven (7) days') backlog.

         If an inmate is in need of urgent non-emergency dental care and the necessary dental treatment cannot be completed that day, the inmate is to be treated palliatively and treatment rescheduled as soon as possible, but in no event longer than ten (10) working days.

      c. Regular or Routine Dental Treatment: This treatment generally includes Partial and Complete Dentures, Denture Repairs, Dental Radiology, Endodontics, Fixed Prosthetics, Oral Surgery, Periodontics, Preventive Dentistry and Restorative Dentistry. (Further examples are contained in TI 15.04.13 Supplement C.)

         Each inmate may submit a written request upon reaching eligibility to obtain dental care (Form DC6-236 - Inmate Request). When a request is received, the inmate's name shall be placed on a list of individuals awaiting services on a first-come, first-served basis. However, those individuals without sufficient teeth for proper mastication of food, or those deemed by the dentist to be in urgent need of dental care, are to have a higher priority in the scheduling of appointments.

         Note: The Contractor shall ensure that dentists and/or their staff are available for treatment of dental emergencies and shall respond to same within twenty-four (24) hours of occurrence.

         The Contractor shall have back-up dental coverage when the institution's dentists are not available. The list of back-up dentists must include a location for emergent/life threatening care.

   4. Levels of Dental Care

      Dental services available to inmates are based upon four (4) levels of dental care:

      a. Level I

         This level of dental care shall be provided to inmates during the reception process. Level I services shall include, but not be limited to:

         1) An intake dental examination performed by a dentist and development of a provisional treatment plan using Form DC4-735 Dental Clinical Examination Report;

         2) Necessary extractions as determined by the intake dental examination; and

         3) Emergency dental treatment including treatment of soft tissue pathology.

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      b. Level II

         This level of dental care shall be provided to inmates with less than six (6) months of Department of Corrections' incarceration time remaining to be served. Level II services shall include, but not be limited to:

         1) All Level I care;

         2) Caries control (reversible pulpitis) with temporary restorations;

         3) Gross cavitron debridement of symptomatic areas with emphasis on oral hygiene practices;

         4) Complete and partial denture repairs provided the inmate has sufficient Department-incarceration time remaining on his/her sentence to complete the repair. In cases of medical necessity, a complete denture(s) shall be fabricated if the inmate has at least six (6) months of continuous Department-incarceration time remaining on his/her sentence.

      c. Level III

         This level of dental care shall be provided to inmates who have served six (6) months or more of continuous Department of Corrections' incarceration time. Level III service shall include, but is not limited to:

         1) All Level I and Level II care;

         2) Complete dental examination with radiographs, Periodontal Screening and Recording (PSR) and any development of a dental treatment plan (DC4-764);

         3) Prophylaxis with definitive debridement. Periodontal examination as indicated by the Periodontal Screening and Recording (PSR), oral hygiene instructions with emphasis on preventive dentistry;

         4) Complete denture(s) provided the inmate has at least six (6) months of continuous Department-incarceration time remaining on his/her sentence;

         5) After the inmate has received a complete prophylaxis with definitive debridement, he/she is eligible for restorative, amalgams, resins, glass ionomers, chairside post and cores.

         6) Removable Prosthetics

            a) Acrylic partial dentures provided the inmate has at least six (6)
               months of continuous Department-incarceration time remaining on his/her sentence;

            b) Relines and rebases (provided the inmate has enough continuous
               Department-incarceration time remaining to complete the procedure);

         7) Anterior Endodontics (Canine - Canine), provided the tooth in question has adequate periodontal support and has a good prognosis of restorability and long-term retention.

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         8) Posterior Endodontics

            a) Either at the local facility or by referral to the Reception and
               Medical Center.

            b) The tooth must be crucial to arch integrity (no missing teeth in the quadrant or necessary as a partial denture abutment), have adequate periodontal support, and have a good prognosis of restorability and long-term retention.

            c) The inmate must have at least six (6) months of continuous
               Department-incarceration time remaining on his/her sentence.

         9) Basic non-surgical therapy, as necessary.

      d. Level IV (Advanced Dental Services)

         This level of dental care represents advanced dental services to be provided to inmates on an as-needed basis after completion of Level III services and successful demonstration of a Plaque Index Score of ninety percent (90%) or better for two (2) consecutive months. If an inmate does not achieve the required Plaque Index Score, he/she shall be rescheduled in three (3) months for another follow-up plaque score. If the required ninety percent (90%) plaque score is not obtained, advanced dental services shall not be considered.

         Dental care and follow-up to highly specialized procedures such as orthodontics and implants placed before incarceration shall be managed on an individual basis after consulting with the Department's Director of Dental Services.

         Dental care and follow-up to oral surgery and pathology-related issues shall be provided in accordance with appropriate technical instructions.

   5. Dental Hygiene and Preventive Dentistry

      The Florida Department of Corrections' Dental Services Program emphasizes preventive dentistry that strives to restore and maintain the inmate's dentition to an acceptable level of masticatory function within appropriate departmental guidelines. Most gingivitis, periodontal disease, and tooth loss can be prevented and these conditions are caused by local factors that are accessible, correctable, and controllable. The primary participants in any preventive dentistry program are the patients (inmates), who must assist in the process by removal of dental plaque, a significant cause of oral disease.

      a. For any preventive program to work, emphasis must be placed on maintaining an acceptable level of oral hygiene. The following three
         (3) essential oral hygiene aids, as approved by the Department's Director of Institutions shall be made available to all inmates:

         1) An acceptable soft-bristled adult toothbrush;

         2) An acceptable toothpaste containing fluoride; and

         3) A type of floss.

      b. Preventive dentistry shall be taught to all inmate patients. This shall be accomplished in two (2) ways:

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            1) Prevention training with oral hygiene instructions shall be given to each inmate as part of his/her orientation to the institution. This training is to include instructions in proper usage of the three (3) essential oral hygiene aids (toothbrush, toothpaste, and some type of floss). This training shall be coordinated with the institutional orientation. (This can be accomplished either through a direct presentation or videotape.)

            2) Personal preventive training with oral hygiene instructions shall be included as part of an inmate's dental treatment plan. Oral hygiene instructions shall be reinforced throughout the dental treatment plan.

            In addition, all dental clinics shall obtain Preventive Dentistry/Oral Hygiene posters and/or plaques for viewing by inmate patients.

   6. Dentures/Prosthetics

      NOTE (For All Removable Prosthetics): Each inmate is responsible for the loss, destruction or mutilation of removable prosthetics. Failure to take responsibility for the removable prosthetics is not justification for replacement at Department of Corrections' expense. Upon the inmate's receipt of a denture(s), Form DC4-724A Receipt of Provisions Received shall be completed and placed in chronological order on the left-hand side of the dental record (Form DC4-745A). Senior Dentists are allowed discretion to provide replacement removable prosthetics when it is determined that the original prosthetics were inadvertently lost or damaged. An incident report and/or additional documentation shall be presented to the dentist before a replacement is fabricated at no charge to the inmate. In cases where intentional damage or loss is suggested, the incident shall be considered the same as willfully damaging state property and shall be dealt with in accordance with existing institutional policies.

      Justification for replacement shall be properly documented on Form DC4-724 Dental Treatment Record.

      a. Acrylic Partial Denture(s)

         1) Acrylic partial dentures are defined as Level III dental care.

         2) Acrylic partial dentures shall not be made for purely cosmetic purposes. Three (3) or more anterior teeth in an arch must be missing before an anterior acrylic partial denture is considered.

         3) The following criteria apply to the fabrication of routine acrylic partial dentures:

            a) The diagnosis for an acrylic partial denture shall be documented on Form DC4-764 Dental Diagnosis and Treatment Plan.

            b) The acrylic partial denture may be fabricated as part of the dental treatment plan after six (6) or more months of continuous Department of Corrections' incarceration time.

            c) The inmate shall have at least six (6) months of continuous
               Department of Corrections' incarceration time remaining on his/her sentence.

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            d) In the treating dentist's opinion, there are an insufficient number of teeth (including replacements) to masticate a normal diet. Seven (7) or less occluding posterior teeth is considered to be an insufficient number (posterior teeth are defined as premolars and molars).

            e) This may be modified at the discretion of the treating dentist based upon clinical need.

            f) All Level I, II, and III dental care shall be completed including extractions, restorative, endodontic procedures, and prophylaxis before the fabrication of an acrylic partial denture(s).

            g) One acrylic partial denture(s) shall be provided in a lifetime with one reline provided at no cost to the inmate. Acrylic partial denture(s) required more often shall be charged to the inmate unless such a requirement is caused by a change in the inmate's dental condition that renders the existing acrylic partial denture(s) nonfunctional.

      b. Cast Partial Dentures

         1) Cast partial dentures shall be fabricated only when the oral condition precludes the fabrication of an acrylic partial denture.

         2) The following criteria apply to the fabrication of cast partial dentures:

            a) The diagnosis for a cast partial denture(s) must be documented on
               Form DC4-764 Dental Diagnosis and Treatment Plan.

            b) The cast partial denture may be fabricated as part of the dental treatment plan after six (6) months of continuous Department of Corrections' incarceration time.

            c) The inmate must have at least six (6) months of continuous
               Department of Corrections' incarceration time remaining on his/her sentence.

            d) In the treating dentist's opinion, there is an insufficient number of teeth (including replacements) to masticate a normal diet. Seven (7) or less occluding posterior teeth is considered to be an insufficient number (posterior teeth are defined as premolars and molars). This may be modified at the discretion of the treating dentist based upon clinical need.

            e) All Level I, II, and III dental care must be completed including extractions, restorative, endodontic procedures, and prophylaxis before the fabrication of cast partial dentures.

            f) When indicated, a cast partial denture(s) shall be provided only once in a lifetime with one reline provided at no cost to the inmate. When indicated, cast partial denture(s) required more often shall be charged to the inmate unless such a requirement is caused by a change in the inmate's dental condition that renders the existing cast partial denture(s) nonfunctional.

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                                                                  CONTRACT C2297

      c. Complete Denture(s)

         1) Complete dentures are defined as Level III dental care unless necessitated by a medical condition which is Level II care. All complete dentures must be diagnosed on the Form DC4-764 Dental Diagnosis and Treatment Plan.

         2) For inmates entering the Department of Corrections who are edentulous in one or both arches, the reception center dentist shall enter a comment on the intake screening examination defining the length of time the inmate has been without dentures. This shall aid in determining an inmate's masticating ability without dentures. It does not indicate there is an immediate need for Level II prosthetic treatment.

         3) Level II (Complete Dentures)

            a) Complete dentures shall only be fabricated due to a diagnosed medical condition and only at the request of a physician.

            b) This request shall be thoroughly documented on the Form DC4-724
               Dental Treatment Record.

            c) The inmate must have at least six (6) months of continuous
               Department of Corrections' incarceration time remaining on his/her sentence.

         4) Level III (Complete Dentures)

            a) Complete dentures may be fabricated as part of the dental treatment plan after six (6) months of continuous Department of Corrections' incarceration time.

            b) The inmate must have at least six (6) months of continuous
               Department of Corrections' incarceration time remaining on his/her sentence.

            c) Immediate dentures shall not be fabricated.

            d) One complete denture(s) shall be provided in a lifetime with one reline provided at no cost to the inmate. Complete dentures required more often will be charged to the inmate unless such a requirement is caused by a change in the inmate's alveolar condition where a rebase or reline is contraindicated.

   7. Complete or Partial Denture Repairs

      a. All inmates, regardless of incarceration time, are eligible for complete and/or partial denture repairs provided such repairs can be completed before the inmate is released from the custody of the Department of Corrections.

      b. All complete and/or partial denture repairs shall be assessed a co-payment fee unless the prosthesis is defective.

      c. All repairs requiring dental laboratory services shall be sent to the PRIDE Dental Laboratory, located at Union Correctional Institution, utilizing Form DC4-720

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         Laboratory Procedure Authorization. The one exception is that all partials and dentures with gold and/or gold shell crowns shall be sent to an outside dental lab (not to the PRIDE Dental Laboratory). Because of the involvement of an outside dental lab, the inmate's bank account shall be charged the entire lab bill for these repairs.

      NOTE: No denture repairs are to be done for inmates in the reception process or transient status.

   8. Dental Radiology

      a. Dental radiographs shall be exposed in accordance with TI 15.04.06. A minimum of six (6) periapical and two (2) bitewing radiographs are required to develop a dental treatment plan. A treatment plan series of radiographs and/or panorex are acceptable for a five-year period of time. Bitewing radiographs are acceptable for a two-year period of time. Dental radiographs are to be mounted dot out.

      b. Appropriate dental radiology operating and safety procedures shall be utilized, including but not limited to:

         1) Use of a lead apron for all intraoral radiographs.

         2) Inspection of the dental x-ray machine by the Department of Health
            (DOH). This is usually done at five-(5) year intervals.

         3) Use of a rectangular lead-lined collimator for most intraoral radiographs.

         4) Periapical radiographs exposed during oral surgery and endodontic therapy or occlusal and/or extraoral radiographs necessitate the usage of a round lead-lined collimator.

         5) All x-ray machine operators must be certified or undergoing radiology training in accordance with Department of Health (DOH) guidelines.

         6) All x-ray machines must be registered through the Department of Health (DOH) and a registration certificate must be posted near the dental x-ray machine.

      c. All dental radiographs are to be placed in the pocket on the right-hand side of the dental record (DC4-745A).

      d. Radiographs exposed for endodontic therapy (minimum of pre- and post-treatment) shall be mounted in sequence using the same mount.

   9. Endodontics

      a. Endodontic/Root Canal Therapy is available to Level I and II inmates (less than six months of continuous Department of Corrections' incarceration time remaining) on an emergency basis only (i.e., emergency pulpotomies, pulpectomies).

      b. Nonemergency endodontic therapy is available to Level III inmates (those with six (6) or more months of continuous Department of Corrections' incarceration time remaining) at the discretion of the treating dentist. All teeth receiving endodontic

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         therapy must have adequate periodontal support and have a good prognosis of restorability and long-term retention. In addition, posterior teeth receiving endodontic therapy must be crucial to arch integrity (no missing teeth in the quadrant or necessary as a partial denture abutment) and the inmate shall have at least six (6) or more months of verifiable continuous Department of Corrections' incarceration time remaining on his/her sentence.

      c. All routine endodontic therapy shall be completed at the local institution. Should a difficult/abnormal case be encountered or complications develop which cannot be treated at the local institution, referral to an endodontist must be available.

   10. Fixed Prosthetics (Crown and Bridge)

      a. Fixed prosthetics (crowns) are defined as Level IV (advanced) dental care.

      b. To receive either a crown or a bridge, the inmate must have at least six (6) months of verifiable continuous incarceration time remaining on his/her sentence.

      c. Crowns are not to be done except for unusual circumstances and only when an adequate restoration cannot be placed.

      d. A crown may be fabricated due to traumatic injury to the tooth occurring while performing institutional work if supported by a verifiable incident report.

      e. A crown may be fabricated due to traumatic injury to the tooth occurring due to use of force if supported by a verifiable incident report.

      f. Replacement of current pre-incarceration single-unit crowns due to recurrent decay, etc. The lab bill shall be charged to the inmate's bank account.

      g. Fixed bridges are not to be fabricated.

      h. All teeth involved in fixed prosthetic (crowns) therapy must have adequate periodontal support and no mobility, other than physiologic. All teeth must have a good prognosis of restorability and long-term retention.

      i. The use of gold alternatives is required unless the inmate demonstrates sensitivity to the metals commonly used for bridge frameworks.

      j. Gold shell crowns shall not be fabricated or received from outside sources. Existing gold shell crowns shall not be re-cemented.

   11. Implants

      a. The Contractor shall not initiate the placement of implants on any inmate. However, should an inmate be incarcerated with implants that have not been completed, the Department will attempt to arrange continuation of such care at the inmate's expense.

      b. Those inmates incarcerated while undergoing implant dentistry shall be identified by reception center dentists. The name and address of the treating dentist shall be

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         obtained. The inmate's classification officer shall then be contacted so the inmate can be transferred to an appropriate facility near his/her treating dentist.

      c. The Department will arrange necessary follow-up appointments with the private dentist and provide transportation to and from the private dentist's office. However, all expenses incurred at the private dentist's office and transportation costs shall be the responsibility of the inmate patient or his/her family.

      d. Any inmate whose private (implant) dentist is not located in Florida or who lacks the availability of funds to follow-up on failing implants will be handled on a case-by-case basis.

      NOTE: The Department of Corrections shall not require the Contractor to restore dental implants.

   12. Oral Surgery

      a. A full range of oral surgery is available to all inmates regardless of incarceration time. Oral surgery for purely cosmetic reasons shall not, however, be performed.

      b. Oral surgery procedures that cannot be accomplished at the institution must be available by referral to an Oral Surgeon. (Reference: HSBs/TIs
         15.01.04 and 15.04.01.)

      c. The Contractor shall document justification for removal of asymptomatic third molars in the dental chart.

   13. Orthodontics

      a. The Contractor shall only provide orthodontic care to prevent adverse health impact on an inmate.

      b. Those inmates incarcerated while in active orthodontic therapy should be identified by reception center dentists. The name and address of the treating orthodontist should be obtained. The inmate's classification officer should then be contacted so the inmate can be transferred to an appropriate facility near his/her orthodontist.

      c. The Contractor shall arrange necessary follow-up orthodontic appointments and provide transportation to and from the orthodontist's office. However, all expenses incurred for orthodontic care and transportation costs are the responsibility of the inmate patient or his/her family.

      d. Any inmate whose orthodontist is not located in Florida or who lacks funds for continuation of orthodontic care and who will be incarcerated for a minimum of one (1) year, should have the bands removed due to the difficulty in maintaining adequate oral hygiene.

      e. Deviations from this standard shall be handled on a case-by-case basis based upon clinical need and shall be appropriately documented.

   14. Periodontics

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      a. At all levels of available dental care, the need for adequate home care/preventive dentistry must be reinforced through oral hygiene instructions.

      b. Group oral hygiene instructions are to be part of inmate orientation at each institution with one-on-one oral hygiene instructions to be given at the gross debridement and definitive debridement, prophylaxis appointment. Adequate self-care should be stressed at subsequent appointments.

      c. A Periodontal Screening and Recording (PSR) is to be included as part of all Level III comprehensive dental examinations and is to be done at the treatment planning appointment. The PSR Shall be conducted in compliance with subsection 16, below. The results of the PSR are to be recorded on Form DC4-764 Dental Diagnosis and Treatment Plan with an entry noting the PSR placed on Form DC4-724 Dental Treatment Record. Sextant charting on Form DC4-767 Periodontal Charting is indicated by the reading of four (4) on the PSR.

      d. Contractor's staff shall instruct inmate patients on daily oral hygiene practices and shall stress to the inmate patient that the first step of any definitive dental treatment is the practice of adequate daily oral hygiene.

      e. Gross Debridement -- use cavitron or hand sealers. Definitive Debridement/Prophylaxis -- fine scale and polish (complete prophylaxis). A complete prophylaxis is not available until an inmate has been incarcerated at least six (6) months, unless it is the professional opinion of the treating dentist that a complete prophylaxis is required sooner. Subsequent prophylaxes are to be available no more than once per year, unless the treating dentist determines a complete prophylaxis is needed sooner. The complete prophylaxis is to be performed at the beginning of the dental treatment plan unless emergent or other urgent needs must take priority.

      f. The Department advocates the use of nonsurgical periodontal therapy for cases where pocketing exceeds three (3) millimeters.

   15. Restorative Dentistry

      a. Routine restorative dentistry is defined as a Level III procedure.

      b. Appropriate current radiographs shall be made available and present before initiating restorative procedures. (Reference TI 15.04.06 Guidelines for Prescribing Dental Radiographs.)

      c. Amalgam is the material of choice for Class I and II restorations of posterior teeth.

      d. Amalgam, light-cured resin, and glass ionomer are the materials of choice for buccal pit and Class V restorations of posterior teeth.

      e. Light-cured resin shall be used for anterior restorations. In some instances, glass ionomer may be utilized. The placement of veneers or the closure of diastemas for purely cosmetic reasons shall not be done.

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   16. PSR Screening System

      a. The American Dental Association and the American Academy of Periodontology recommend the use of this screening system by dentists to meet the public's need for early diagnosis of periodontal disease in a convenient and cost-effective manner. Requirements for follow-up periodontal charting have been modified for use by Florida dentists providing services in Department facilities.

      b. The objective of this screening system is to examine every tooth individually. Implants are examined in the same manner as naturally occurring teeth.

      c. For screening, the dentition is divided into sextants as shown:

         1) The use of a periodontal probe is mandatory.

         2) The recommended probe has a ball end 0.5mm in diameter.

         3) A color coded area extends from 3.5 to 5.5mm.

         4) A gentle probing force should be used.

      d. The probe tip is gently inserted into the gingival crevice until resistance is met. The depth of insertion is read against the color coding. The total extent of the crevice should be explored by walking the probe around the crevice. At least six (6) areas in each tooth should be examined: mesiofacial, midfacial, distofacial, and the corresponding lingual/palatal areas.

      e. For each sextant with one (1) or more teeth or implants, only the highest score is recorded. An X is recorded if the sextant is edentulous. A simple box chart is used to record the scores for each sextant This is noted on the dental treatment plan Form DC4-764.

         CODE 0 Colored area of probe remains completely visible in the deepest crevice in the sextant. No calculus or defective margins are detected. Gingival tissues are healthy with no bleeding after gentle probing.

         CODE 1 Colored area of probe remains completely visible in the deepest probing depth in the sextant. No calculus or margins are detected. There is bleeding after gentle probing.

         CODE 2 Colored area of probe remains completely visible in the deepest probing depth in the sextant. Supra- or subgingival calculus and/or defective margins are detected.

         CODE 3 Colored area of probe remains partly visible in the deepest probing depth in the sextant.

         CODE 4 Colored area of probe completely disappears, indicating probing depth of greater than 5.5mm.

   17. Periodontal Screening and Recording (PSR)

       The PRS shall be conducted as a Level III procedure.

       a. The examiner may pass to the next sextant whenever code 4 is recorded or the sextant is completely examined.

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      b. In addition to these scores, the asterisk symbol (*) shall be added to the sextant score whenever individual findings indicate clinical abnormalities.

         CODE*: Denotes clinical abnormalities including but not limited to:

                1) Furcation invasion

                2) Mobility

                3) Mucogingival problems

                4) Recession extending to the colored area of the probe (3.5mm or greater)

      c. The management of patients according to their sextant scores will be at the discretion of the examining dentist. The practitioner's clinical judgment will determine the need for consultation with a periodontist. The following guidelines for patient management are suggested:

         CODE 0: Appropriate preventive care.

         CODE 1: Oral Hygiene Instruction (OHI) and appropriate therapy, including sub-gingival plaque removal.

         CODE 2: OHI and appropriate therapy, including subgingival plaque removal, plus removal of calculus and correction of plaque-retentive margins of restorations.

         Patients whose scores for all sextants are codes 0, 1, and 2 should be screened in conjunction with every oral examination.

         CODE 3: OHI and appropriate therapy, including subgingival plaque removal, plus removal of calculus, correction of plaque-retentive margins of restorations, and root planning as indicated.

         CODE 4: A comprehensive periodontal examination with charting of the affected sextant is to be included as part of the dental treatment plan. This examination should include, but not be limited to, identification and documentation of probing depths, mobility, gingival recession, mucogingival problems, and furcation invasions as well as appropriate radiographs. OHI and appropriate therapy, including subgingival plaque removal, plus removal of calculus, correction of plaque-retentive margins of restorations, root planing as indicated, extraction, or other therapy as deemed appropriate by the treating dentist. The periodontal charting should be completed prior to initiation of nonurgent/emergent dental care.

   18. Dental Laboratory Services

      a. Routine removable prosthetic appliances are required to be fabricated by the PRIDE Dental Laboratory located at Union Correctional Institution. In addition, the PRIDE Dental laboratory shall perform denture repairs, relines, rebases and other miscellaneous procedures on removable prosthetic appliances. PRIDE'S address is: PRIDE Dental Laboratory

         Union Correctional Institution

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                                                                  CONTRACT C2297

         7819 Northwest 228th Street
         Raiford, Florida 32026

         The one exception is that all partials and dentures with gold and/or gold shell crowns shall be sent to an outside dental lab (not to the PRIDE Dental Laboratory).

      b. The Contractor shall call the PRIDE Dental Laboratory Supervisor if there is a question as to whether or not the laboratory can perform the required procedure.

      c. The Contractor shall be responsible for all costs related to shipping items to and from PRIDE'S laboratory. All dental prosthetic cases must be disinfected prior to shipping and marked "Sensitive Item".

      d. PRIDE Dental Laboratory may also provide limited fixed prosthetic services although the Contractor shall not be required to use PRIDE for this. A private dental laboratory may be used for fixed or specialized prosthetic cases.

N. Pharmacy Services (General Overview)

   1. General Overview

      The Contractor shall provide and be financially responsible for all pharmacy services, including the provision of Pharmaceuticals, as specified in this Contract. All Pharmacy services shall be in accordance with all applicable federal and state laws, rules and regulations, Department of Corrections' rules and procedures, and Health Services' Bulletins/Technical Instructions applicable to the delivery of pharmacy services in a correctional setting. Applicable Florida laws and administrative rules include, but are not limited to, Chapters 456, 465, 499, and 893, Florida Statutes and Rules 64B16-26, 64B16-27, 64B16-28,
      64B16-30, 64F-12, and 64F-13, Florida Administrative Code. Should any of the above laws, standards, rules or regulations, Department procedures, HSB/TP's or directives change during the course of this procurement or resultant Contract term, all updated versions will take precedence.

      In addition, the Contractor shall abide by newly amended Sections 499.003,
      499.012 and 499.0121 Florida Statutes, as amended, and any administrative rules adopted pursuant to these statutory sections. In addition, the Contractor shall meet all state and federal constitutional requirements, court orders, and any applicable ACA Standards for pharmacy services (whether mandatory or non-mandatory). All such laws, rules and regulations, current and/or as revised, are incorporated herein by reference and made a part of this Contract. The Contractor and the Department shall work cooperatively to ensure service delivery is in complete compliance with all such requirements.

   2. Permits, Licenses, and Insurance Documentation

      a. The Contractor shall maintain, at each institution, current copies of all required pharmacy-related state and federal licenses, permits, and registrations. Such documentation shall include, but not be limited to, current copies of the following:

         1) Florida Department of Health Board of Pharmacy Permit (for the pharmacy);

         2) Florida Department of Health Type "B" Modified Class II Institutional Pharmacy Permit for each institution receiving services;

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         3) United States Department of Justice Drug Enforcement Administration
            registration for the Pharmacy and for each institution where stock controlled substances will be stored; and

         4) Appropriate Wholesale distribution permit as described in Section 499.012, Florida Statutes.

         Copies of the above documentation shall be provided to the Contract Manager and the Department's Director of Pharmacy Services not later than January 1, 2006. Any additions/deletions/revisions/renewals to the above documents made during the Contract period shall be submitted to the Contract Manager and Department's Director of Pharmacy Services, within fifteen (15) days of said addition/deletion/revision/renewal. In addition, copies of the documentation above shall be available for review at the institution.

      b. The Contractor shall also maintain the following documentation at the institutional site and provide copies and updates, as they occur, to the Department's Director of Pharmacy Services.

         1) the names and the current license numbers of all Registered Pharmacists working in the pharmacy; and

         2) the name and current license number of the Pharmacy Manager as designated to the Florida Board of Pharmacy.

   3. Pharmacy Service Tasks:

      a. The Contractor shall provide coverage on-site or on call by a licensed pharmacist twenty-four (24) hours/day, seven (7) days/week for emergency needs.

      b. All pharmacists providing services under this Contract shall be provided a beeper or other form of communication mutually agreed upon by the parties. Each month, the Contractor shall provide to the Contract Manager and the Director of Pharmacy Services (FDC), the on-call pharmacists list with applicable phone and/or beeper numbers. The on-call pharmacists list will be posted at each institution in the medication room and the infirmary, and will be provided to the Nursing Director, the Chief Health Officer, and the Contractor's Institutional Administrator.

      c. The Contractor shall provide pharmaceuticals and drugs to the institution utilizing a "unit dose" method of packaging. Unit doses of medication to be administered by nursing staff are to be provided in a patient specific format. If each dose is individually labeled and packaged, the label shall include the drug name, strength, lot number, expiration date, and manufacturer. If a modified unit dose system such as a card or blister pack is utilized, each card or pack shall be labeled as a prescription. Prescriptions shall minimally be labeled to include the inmate name and number, drug name, dosage, directions (frequency of administration), prescribing physician, pharmacist's initials, date, quantity of tablets, manufacturer, lot number, expiration date, remaining refills, next refill date, date the prescription expires (commonly called "discard after date"), and any applicable warnings or dietary instructions. Medications provided by a registered re-packager (whether the Contractor or subcontractor) in a modified unit dose system such as a card or blister pack may be used as "stock" medications.

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      d. Upon request of the Department, the Contractor shall provide liquid psychotropic medications in unit doses, individually labeled, with manufacturer, lot number, expiration date and date packaged listed upon request.

      e. The Contractor shall comply with the Department's formulary in all cases unless a Drug Exception Request (DER) is approved by the Director for Health Services - Clinical or their designee.

      f. The Contractor shall provide other medications in liquid unit doses properly labeled as specified by the Chief Health Officer.

      g. The Contractor shall provide hypodermic supplies to include needles and syringes and disposal containers that are tamper proof and puncture resistant. The Contractor shall be responsible for appropriate disposal and/or destruction of needles and syringes with documentation.

      h. The Contractor shall provide on-site stat dose capability for emergency stock of drugs in unit dose packages to be used in emergency situations or until regular delivery of medications. The specific drugs shall be determined by the Department's Pharmacy Services Committee and the quantities shall be determined by the Chief Health Officer at each site.

      i. The Contractor shall provide emergency drugs as requested by the Chief Health Officer and approved by the Department's Pharmacy Services Committee.

      j. The Contractor shall properly package all medications in light and/or humidity resistant containers as appropriate.

      k. The Contractor shall package non-controlled, non-abusable medications in not more than a month's supply as allowed by TI 15.14.02. If the quantity is larger than 120 tablets, then the supply shall be dispensed not to exceed one hundred twenty (120) tablets with appropriate refills.

      l. The Contractor shall maintain copies of all prescriptions issued to and or filled for to inmates in a permanent file for a period of five (5) years. Copies will be provided to the institution upon request.

      m. The Contractor shall maintain appropriate documentation, including but not limited to, inventory records, controlled drug perpetual inventory, patient profiles, and cost data for financial records. All documentation shall be made available for review by the Warden or designee and the Department's Office of Health Services' Director of Pharmacy Services.

      n. The Contractor shall provide, within one working day, copies of any pharmacy or medication-related records requested by the Department's Contractor Manager or Director of Pharmacy Services.

      o. The Contractor shall document and maintain a Medication Administration Record (MAR) to include all information contained on the prescription label, the name of the practitioner who prescribed the medication, and any patient allergies.

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      p. The Contractor shall provide monthly, to each facility, by the first
         (1st) day of each month, a copy of the MAR, utilizing the Department's format for such, for each inmate receiving direct observed therapy at the institution

      q. In addition to the training requirements in Section 3.25.8, the Contractor shall perform in-service training for staff on pharmacy-related material according to a schedule mutually agreed upon and approved by the Chief Health Officer but presented no less than twice a year. Such training shall be conducted by a licensed pharmacist and shall include proper MAR documentation, medication administration to include when medications are to be issued, medication incompatibilities and interactions, and documentation on using stock medications,

      r. The Contractor shall provide a licensed pharmacist to perform third party drug utilization reviews as requested by the Quality Management Committee.

      s. The Contractor shall provide a licensed consultant pharmacist to conduct monthly inspections of all institution areas where medications are maintained. Inspection shall include, but not be limited to, expiration dates, storage and a periodic review of medication records. The consultant pharmacist's monthly inspection report shall be completed. One copy shall remain in the pharmacy and a second copy shall be sent to the Department's Director of Pharmacy Services.

      t. The Contractor shall provide a Pharmacist to serve as chairperson of the Correctional Institution Pharmacy and Therapeutics Committee and to consult on-site and by telephone with the Chief Health Officer and staff as requested.

      u. The Contractor may choose to participate in an Office of Health Services' cluster to receive pharmaceuticals and negotiate administrative costs during the Contract period.

      v. The Contractor shall meet all of the following time frames in filling all prescriptions and other orders, excluding holidays and weekends. Time frames are defined as the period of time from day-of-order to day-of receipt by the Department's facilities.

         1) Formulary prescriptions shall be filled and received by the facility no later than the next working day.

         2) Non-formulary (after the non-formulary request is approved) or special order medications shall be filled and shall be received by the facility by the second working day.

         3) Stock medication orders shall be received by the facility by the next working day.

         All orders for any service area/entity received/sent after 1:00 PM shall be considered received on the following day.

      w. The Contractor shall be responsible for all costs for delivery and return of medication.

      x. The Contractor medication supply process shall have "flag indicator capability" to identify non-formulary medications, flag inmates on more than three (3) psycho-active medications, flag medications being prescribed for a condition other than for

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          what the medication is indicated, and flag controlled substance medications being used for more than seven (7) days.

      y. The Contractor shall maintain in the pharmacy computer system all known patient (inmate) allergies.

      z. The Contractor shall maintain, at a minimum, an updated drug-drug, food-drug, food-food, and drug-allergy interaction program in the pharmacy computer system. The Contractor will produce upon demand, the latest version being used at the respective institution. Such version shall be no more than six (6) months old and shall be verifiable by written notarized statement from the pharmacy's software vendor, if requested.

      aa. Each medication delivery sheet shall contain the inmates name, ID number, name of medication, strength of medication, and quantity sent. Each delivery sheet (invoice) shall contain the receiving institution's name, address, and DEA number; the sending service area/entity's name address, and DEA number; the name of the medication sent and quantity of the medication sent.

      bb. All stock medications sent to the institution will be invoiced, separately, as above and will contain the name of the medication and quantity of the medication being sent. Controlled substances will be sent on separate invoices.

      cc. The Contractor shall provide a signature strip for each Keep-On-Person
          (KOP) prescription an inmate receives. These signature strips will be placed, after being signed, on signature logs. These signature logs must be kept for two (2) years.

      dd. The Contractor shall place, at a minimum, the following information on each prescription label:

          1) Inmate name and DC number,

          2) Date the prescription is filled;

          3) Pharmacy name and address;

          4) Prescription number;

          5) Name of medication, strength, and amount dispensed;

          6) Directions for use, particularly addressing if tablets are halved;

          7) Name of prescribing practitioner;

          8) Name or initials of the pharmacist dispensing the prescription;

          9) Discard-after-date. This is the date after which the prescription is no longer valid. To be determined by the practitioner writing on the prescription order the number of days the order is valid;

         10) Next refill date;

         11) Cautionary or accessory labels, as required; and

         12) If the order is to be issued by Direct Observed Therapy then DOT is to be placed on the label.

      ee. As a cost avoidance issue, the Contractor shall break in half and appropriately label any medications as requested by the Department. No medications shall be provided in half-tablets unless approved in advance, in writing, by the Department's Contract Manager.

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      ff. The Contractor will provide to each facility a stock medication order sheet to include those medications that can be ordered and "order-up-to" limits. The Contractor shall monitor the ordering of stock medication at each facility to prevent over-ordering. The Contractor will have a system developed/in place by Contract execution date to ensure that stock medication supplies do not exceed fourteen
          (14) days.

      gg. The Contractor shall supply all current and future medications to be issued by the Department's practitioners in compliance with practitioner-dispensing provisions of the Florida Statutes.

      hh. Practitioner dispensed medications shall have all required re-packed medication information plus a label with direction information and cautionary statements and a separate label so the practitioner can write the inmates name, DC number, and prescription number on the package.

      ii. Rebate/Credit/Discount Reporting: Any discounts/credits/rebates received by the Contractor as a result of pharmaceutical orders placed or processed on behalf of the Department's inmates in Region IV will be reported to the Contract Manager on a quarterly basis listing each pharmaceutical company and the corresponding total discount/rebate or the medication and the corresponding credit issued. If pharmacy services are subcontracted, the subcontracted pharmacy must provide to the Contract Manager and the Department's Director of Pharmacy services, all rebate/credit/discount information. Discounts/rebates received by the Contractor or subcontracted pharmacy for timely invoice payment to pharmaceutical companies are not included in this reporting requirement as they are operational business decisions related to inventory management.

      jj. The Contractor or subcontracted pharmacy shall provide necessary forms for the credit return process to include when the item was ordered.

      kk. The Contractor shall provide, in proper containers, EOS
          (End-of-Sentence) medications, INS (Immigration and Naturalization Services) medications, Outside Court medications, and Work Release Center medications, in quantities as described in TI 15.14.02.

      ll. The Contractor shall have a sufficient number of facsimile machines and phones lines so as to be able to receive prescription orders, medication refill requests, stock medication requests, and packaging requests timely.

      mm. The Contractor shall provide to each facility, at Contractor's cost, a facsimile machine or machines for the purposes of faxing orders and stock requests.

      nn. The Contractor shall have a system in place to minimize medication shipment errors and to promptly address and correct any shipment errors.

      oo. The Contractor shall have in place, and be able to demonstrate, a Continuous Quality Improvement program. This program will include outcome reports from the subcontracted pharmacy on any medication errors that were the pharmacy's responsibility.

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      pp. The Contractor shall participate in statewide and institutional
          Pharmacy Services Meetings.

      qq. The Contractor shall provide to each inmate, medication education materials for each medication order. The education materials will, at a minimum, describe major side effects associated with the medication. The education materials must be pre-approved by the Department.

      rr. The Contractor shall provide IV medications in a manner compatible with the Department's IV pumps. Select IV medication will be kept on-site as stock medication. All IV orders are to be profiled in the Contractor's medication supply process. The Contractor will provide all IV solutions and tubing.

      ss. The Contractor shall contract with a subcontractor(s) to provide emergency IV medications upon request. The subcontractor will bill the Contractor who shall be responsible for all costs incurred by the subcontractor when meeting requirements of the Contract. The Contractor shall ensure that all IV medications are prepared using aseptic technique.

      tt. The Contractor shall keep an updated copy of the Department's
          Formulary at each institution.

      uu. The Contractor shall provide Over-the-Counter (OTC) medication as required on both prescription orders and as stock. The OTC medications provided as stock shall be labeled with appropriate directions for use, warnings, cautionary statements, lot numbers, and expiration dates. The Contractor shall provide to each facility OTC medications approved to be issued to inmates in a dorm setting utilizing the current packaging system as described in Department of Corrections' Procedure 406.001.

      vv. The Contractor shall issue all formulary controlled substance medications as bulk stock either as repackaged medication or in the manufacturer's original unit dosed packaging.

      ww. All non-formulary controlled substance medications shall be issued patient (inmate) specific.

      xx. The Contractor shall provide stock medication to include both legend medications and OTC medications from a list of medications approved by the Department's Pharmacy Services Committee. The Contractor shall not add to the list of approved medications without written consent from the Contract Manager.

      yy. All Drug Exception Requests for non-formulary medications, drug dose variances, four or more psychotropics, nonapproved use of approved medications, and more than one medication in a mental health treatment category shall be approved by the Director of Health Services - Clinical or his/her designee.

   4. Pharmacy Policy and Procedure Manuals

      Within thirty (30) days of Contract execution, the Contractor shall provide a policy and procedure manual, to all participating Department institutions/facilities, the Contract Manager, and the Department's Director of Pharmacy Services that shall include, but not be limited to, the following:

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      a. Ordering procedures;

      b. Process to be used to deliver medications from the time order is received, including the identification of the courier involved;

      c. Return-of-goods procedures, including who to call and how medication is to be returned, forms to be used, and final disposition of the medication;

      d. How non-formulary items are to be issued including the faxing and receiving of Drug Exception Requests;

      e. Description of the process to be used to resolve problems and issues between the Contractor and facility or Department, including the name of a contact person, address, phone, beeper, and facsimile number;

      f. How to receive medications;

      g. How to distribute medications including Keep-On-Person (KOP), direct observed therapy, and stock medications;

      h. Controlled Substance policy to include ordering, distribution, and destruction;

      i. Psychotropic medication policy to include ordering, distribution, and return;

      j. Use of and name of emergency contracted pharmacy for each facility;

      k. Quality related events;

      l. Notification of and how to reach the on-call pharmacist;

      m. How a medications "pedigree" will be provided to the Department.

      n. Duties, responsibilities, and general scope of services for Consultant Pharmacist and changers to scope of services.

      o. How to file, where to file, and length of time all required paperwork shall be kept including invoices;

      p Disposal and/or destruction of medication to include vendor to be used if medication cannot be disposed of on-site, who can and cannot dispose of medication, documentation required, and regulatory requirements;

      q. Ordering, receiving, and monitoring of legend and OTC stock medications;

      r. Drug Exception Request approval/denial process; and

      s. Process to verify orders are received in appropriate time frames.

      The Contractor shall update all policy and procedure manuals expeditiously as changes occur. Copies of changed procedures or other updates shall be provided to all facilities and the Contract Manager within seven (7) working days of any change, along with a cover sheet indicating the current date of the manual. Annually, in January of each calendar year, the Contractor shall provide new manuals to each Department's facility served and to the Contract Manager.

   5. Pharmacy Audits and Investigations

      The Contractor shall provide copies of any pharmacy audit or investigative report for any reportable condition, performed by any state, federal or other regulatory agency including reports of no findings, on any permit, registration, or license, to the Contract Manager within seven (7) working days of the Contractor receiving the report.

NOTE: THE FOLLOWING SECTIONS APPLY TO CONTRACTOR'S OVERALL HEALTHCARE SERVICE DELIVERY.

O. Emergencies

   1. As required by law, emergencies shall be taken to the nearest hospital approved by the Department. The Contractor shall ensure the availability of emergency treatment through predetermined arrangements with local hospitals. If an inmate should need to be transferred by air, the Contractor shall use appropriate aviation assets. All ambulances

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      utilized shall be equipped with life support systems and shall be operated by personnel trained in life support that are certified by the State of Florida. The Contractor shall obtain documentation of State certification and keep it on file at the institution. The Contractor shall be responsible for the costs of all emergency air ambulance or land ambulance transportation.

   2. The Contractor shall be responsible for on-site emergency medical treatment for Department employees, visitors, and contractors injured or who become ill while working at the institution, consisting of stabilization and referral to personal physician or local hospital, consistent with the current Policy and Procedure on Emergency Treatment of Staff and Visitors.

   3. The following service requirements shall be met to ensure that appropriate emergency treatment is provided:

      a. In-service education on first aid and emergency procedures.

      b. Written policies and procedures concerning emergency transfer and transportation of inmates.

      c. Arrangements for emergency 24 hour on-call physician coverage.

      d. Coordination with security for arrangements when the emergency transfer of an inmate is indicated.

      e. Cardiopulmonary Resuscitation (CPR) Basic Training for all Health Services staff and other designated staff members.

P. Laboratory Services

   1. The Contractor shall provide medically necessary and appropriate diagnostic laboratory procedures.

   2. All STAT laboratory work shall be performed at a local hospital or accredited laboratory nearest the institution. Results shall be telephoned immediately to the requesting physician and a written report shall follow within 24 hours.

   3. The Contractor shall be financially responsible for all laboratory services. Non-urgent laboratory services may be provided to the institution by the Department's laboratory services contracted provider or by the Contractor under a written subcontracting arrangement with a provider approved by the Department. The most cost-effective process may be utilized subject to prior Office of Health Services' approval. The subcontracted laboratory must, however, be in compliance with all applicable requirements of Chapter 483, Florida Statutes, including Sections 483.011, 483.26 and 483.800 through 483.827. If the Contractor provides any in-house laboratory testing, it must also be in compliance with the appropriate provisions of Florida law. If only waived tests are conducted, the Contractor must obtain a Certificate of Exemption from the Agency for Healthcare Administration and prior approval of the Contract Manager.

      Generally, laboratory services shall include:

      a. Laboratory supplies and required equipment (i.e., centrifuges).

      b. Pick-up and delivery on a daily basis, or as-needed Monday through Friday.

      c. Printer installed at the institution, to provide test results (FACSIMILE NOT ACCEPTABLE).

      d. Immediate telephone contact with written reporting capability within 24 hours.

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            4.    The Contractor shall provide a physician who shall check,
                  initial and date all laboratory results within an appropriate time, not to exceed 24-hours (weekends excluded) to assess the follow-up care indicated and to screen for discrepancies between the clinical observations and the laboratory results. In the event that the laboratory report and the clinical condition of the patient do not appear to correlate, it shall be the responsibility of the physician to make a clinical assessment, and to provide appropriate follow-up, which may include reordering of the lab tests, when necessary, for reconciliation.

      Q.    Radiology Services

            1. The Contractor shall provide medically necessary and appropriate diagnostic X-ray procedures.

            2. The Contractor shall be financially responsible for all radiology services. Routine x-rays may be provided on-site if the Contractor elects to equip and maintain an x-ray department, since the Department does not own any x-ray equipment. If the Contractor chooses not to equip an x-ray department, the Contractor may provide routine or non-urgent x-rays through the Department's contracted provider or under a written subcontracting arrangement with a provider approved in writing by the Department. The most cost-effective process may be utilized subject to the prior approval of the Contract Manager. All services shall be provided in accordance with applicable state and local regulations for equipment and personnel licensure.

            3. The Contractor shall provide all fluoroscopy, magnetic imaging, CAT scan, ultrasound and other special studies for all inmates.

            4. The Contractor shall ensure that x-ray films are read by a radiologist. The radiologist shall call the institution's CHO with any report requiring immediate intervention. The Contractor shall ensure that a written report, on form DC4-705A, is forwarded to the institution within 24 hours of interpretation of the films. All emergency x-rays that are required at times other than normal working hours shall be performed at a local facility. A physician shall review, initial and date all x-ray reports within five (5) days.

      R.    Biohazardous Waste Disposal

            The Contractor shall provide and be financially responsible for meeting all bio-hazardous waste disposal requirements including implementation of appropriate storage procedures, transport of medical, bio-hazardous waste to appropriate institution pick-up point, and transport away from each institution, in compliance with all applicable State and local laws, rules and regulations, and the Department's procedures, Chapter 64E-16, Biohazardous Waste, Florida Administrative Code and Standards of the Medicare Program.

      S.    Disasters

            1. Within one hundred twenty (120) days from the effective date of the Contract and subject to the Warden's approval, the Contractor's administrator at each institution shall develop and maintain for contract monitoring review, procedures to be employed by the respective institution for the delivery of comprehensive healthcare services in the event of a disaster such as fire, tornado, epidemic, riot, strike or mass arrests. This "Institutional Health Service Disaster Plan" shall be developed, and/or instituted by the Contractor's institutional administrator working closely with the Warden or his/her designee. The Contractor's plan shall include, but not be limited to:

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                  a.    Establishment of communications system;

                  b.    Recall of key staff;

                  c.    Assignment of healthcare staff;

                  d.    Establishment of command post;

                  e.    Safety and security of the patient and staff areas;

                  f.    Use of emergency equipment and supplies;

                  g.    Establishment of a triage area;

                  h.    Triage procedures;

                  i.    Medical records - identification of injured;

                  j.    Use of ambulance services;

                  k.    Transfer of injured to local hospitals;

                  1. Evacuation procedures (to be coordinated with security personnel); and

                  m.    Practice drills which shall be conducted annually.

            2. In addition, the Contractor shall provide a Familiarization Staff Training Program within 120 days from the effective date of the contract for all healthcare employees in case of an institutional emergency, such as riot, hostage events, or escape. Institutional emergencies shall be handled in the following manner:

                  a. All in-house measures for dealing with the emergency shall be taken.

                  b. As appropriate to the nature of the emergency, the Institutional Health Services Disaster Plan as discussed above shall be put into effect.

                  In case of natural disasters, such as hurricanes, which are beyond the control of the Contractor, the Department may contract for or provide medically necessary services resulting from the natural disaster with any healthcare provider, including the Contractor. Rates of reimbursement for these services, if necessary, will be negotiated with the Contract Manager.

      T.    Inmate Health Education

            The Contractor shall implement within ninety (90) days of contract execution, subject to Department approval, an inmate health education program. To promote the health education process, informational programs shall be made available based on the requirements of Florida Statutes and assessed educational needs of the inmates. Selected topics for these programs may include but are not limited to:

            1.    Personal hygiene;

            2.    Nutrition;

            3.    Physical fitness;

            4.    Stress management;

            5.    Sexually transmitted diseases;

            6.    Chemical dependency;

            7.    Tuberculosis and other communicable diseases;

            8.    Effects of smoking;

            9.    HIV/AIDS;

            10.   Hypertension/Cardiac;

            11.   Epilepsy;

            12.   Diabetes;

            13.   Dermatology;

            14.   Rehabilitation; and

            15.   Prison Rape Elimination Act (PREA).

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      U.    Inmate Grievances/Complaints

            Inmates have the opportunity to file grievances about any aspect of their incarceration, including healthcare. Any grievances filed by inmates regarding healthcare shall be referred to the CHO or his/her designee, who shall review the claim and gather information concerning the complaint, and take appropriate action consistent with institutional grievance procedures (HSB 15.02.01) and Chapter 33-29, Florida Administrative Code. Upon request for information from the Office of Health Services or the Contract Manager, the Contractor shall furnish all information provided in response to the grievances. Information shall be provided in a timely manner. Those grievances not satisfied at the institutional level can be appealed by the inmate to the Office of Health Services for resolution. A high number of appeals upheld at this level would indicate a problem/breakdown with the grievance process at the institutional level and a possible weakness in the delivery of appropriate and medically necessary healthcare. Responses to requests for information are to be complete and accurate addressing all aspects of the complaint.

      V.    Inmate Transfers

            1. All inmate transfers shall be screened, evaluated, and documented, as required by the applicable Technical Instruction, by medical personnel immediately prior to transfer or upon arrival at the receiving facility. The preliminary screening shall include, but is not limited to:

                  a.    Inquiry into:

                        1)    Current illness

                        2)    Communicable diseases

                        3)    Alcohol/chemical abuse history

                        4)    Medications currently being taken

                        5)    Dental status

                        6)    Chronic health problems

                  b.    Observation of:

                        1)    State of consciousness

                        2)    Mental status

                        3)    Appearance

                        4)    Conduct

                        5)    Bodily deformities and ease of movement

                        6) Signs of trauma, bruises, lesions, jaundice, rashes and infestations, and needle marks or other indications of drug abuse.

            2. Explanation of procedures for access to health services shall be provided to inmates both orally and in writing via the inmate handbook. The handbook will be provided by the Department.

            3. The findings of the preliminary screening and evaluation, including the medical classification of the inmate, shall be recorded on a Department-approved screening form and entered into the inmate's medical record.

            4. If either party (Department or Contractor) has reason to believe that an inmate has been inappropriately transferred by reason of medical condition, that party will provide a

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                  report within 72 hours of receipt of the inmate at the
                  institution, including name, number and circumstances to the other party, with a copy of the report forwarded to the Contract Manager. The Contract Manager will investigate and reply as appropriate, in accordance with the contract communications procedure.

      W.    Medical Library

            The Contractor is required to establish a medical library on-site at each institution for use by the healthcare staff. To that end, any existing medical library at an institution will become the responsibility of the Contractor. The library shall contain, at a minimum, basic reference texts related to diagnosis and treatment in a primary care setting, as well as a current medical dictionary, all statutorily required pharmacology reference books, and a current Physicians' Desk Reference. Upon request of the Contractor and at the Contractor's expense, the Department will provide Department resource materials (i.e. HSB's/TI's, etc), to the Institutional Health Services Administrator.

      X.    Healthcare Records

            The Contractor shall ensure that all healthcare unit staff documents each healthcare encounter in the appropriate section of the Problem-Oriented Medical Record, utilizing the SOAPE format, including specific Department of Corrections' approved forms as outlined in Department of Corrections' Rules, (Chapters 33-6, 33-19, Florida Administrative Code), pertinent Health Services' Bulletins, and Florida Statutes.

            1. The Contractor shall ensure that each inmate's medical record including the Medication Administration Record, is complete, accurate and contains sufficient documentation to warrant the treatment rendered, and that each entry is made in a timely manner to comply with all aforementioned procedures.

            2. The Contractor shall ensure specific compliance regarding confidentiality and medico-legal access/disclosure, shall assist in providing documentation to support Department automation, and shall participate in the Department's Quality Management Program.

            3. The Contractor shall ensure that each medical record meets the requirements of Florida Statutes and the Department's procedures, HSB's and TI's, as applicable.

            4. The Contractor shall ensure that all logs required in medical areas are maintained in a complete, current and accurate condition. The Contractor shall ensure that the weekly and monthly validations (signatures by the Chief Health Officer or the Contractor's Designee) are accomplished prior to the fifth
                  (5th) day of the following month.

            NOTE: It is the intent of the Department to adapt an existing automated medical record system for use at all institutions in Florida. A timeframe for this adaptation has not been determined at this time. Accordingly, the Contractor will be required to be compliant with the requirements of this system at such time as it is implemented.

      Y.    Contractor's Staffing

            1.    General Administrative Requirements:

                  The Contractor shall have direct oversight, be responsible for and monitor the performance of all healthcare staff whether providing direct healthcare or performing

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                  other duties in support of the Contract. The Department will provide security for the Contractor's employees and agents consistent with the security provided at other Department facilities.

                  The Contractor shall provide an adequate level of staffing for provision of the services outlined herein and shall ensure that staff providing services is appropriately trained and qualified and licensed, as appropriate. Staff shall provide professional healthcare coverage twenty-four (24) hours a day, seven (7) days a week for the institution.

                  Additionally, the Contractor's staff shall liaise with and maintain a good working relationship with Department staff and other providers working with the Department.

                  The Contractor shall distribute a written job description to each member of the Contractor's staff that clearly delineates their assigned responsibilities. The job description shall be signed by the employee and supervisor and maintained in the on-site personnel file. The Contractor shall annually evaluate performance of healthcare staff to ensure adequate job performance in accordance with these job descriptions and other provisions of this Contract and such performance evaluations shall be maintained in the on-site personnel files. The Contract Manager shall be advised of any Contractor's employee who receives a less than satisfactory evaluation.

                  The Contractor shall maintain personnel files on all contract employees in the healthcare unit of the institution. The records shall be made available to the Healthcare Contract Monitor, Institutional Warden or designee, and the Director of Health Services-Administration or designee. These files shall include, but not be limited to, copies of current Florida licenses or proof of professional certification, and evaluation records and position responsibilities.

                  If any Department healthcare employee is adversely affected by this privatization initiative, the Contractor shall give Department healthcare employees first consideration for employment

                  The Contractor shall ensure that all staff performing services under this Contract or regularly accessing the Department's institutions is TB screened and/or tested as required by Department Procedure 401.015, Employee TB Screening and Testing.

                  The Contractor shall provide its physicians with cell phones so that they may be contacted while off-site.

                  The final selection of all staff assigned to provide services under this Contract shall be subject to approval by the Department. Department employees terminated at any time by the Department for cause may not be employed or provide services under the Contract. The Department shall not employ criteria to approve or disapprove the selection of Contract employees that exposes the Contractor or the Department to civil or criminal liability under applicable federal or state civil rights laws, including, but not limited to, those laws establishing or protecting employee rights.

                  Current state employees subsequently hired by the Contractor shall maintain current security clearances and professional credentials, when appropriate.

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            2.    Staffing Plan and Levels:

                  The Department has not established in this Contract, any required staffing levels based on inmate-to- healthcare staff ratios.

                  Two (2) weeks prior to the scheduled implementation date for each institution, the Contractor shall provide a staffing roster to the Contract Manager and to the Health Services' Administrator for the respective facility. The roster will include the name and position, title and licensure status for each Contractor's staff member. When applicable, a copy of the corresponding executed supervision agreement required by applicable Florida laws shall be attached.

            3.    Contractor Key Staff Administrative Positions and
                  Responsibilities:

                  The Contractor shall provide the following minimum key administrative staff positions in support of this contract:

                  a. CHIEF EXECUTIVE OFFICER (OR EQUIVALENT TITLE): The Chief Executive Officer is the highest ranking officer in the Contractor's company or organization. The CEO shall have a minimum of one (1) years' experience as CEO.

                  b.    ADMINISTRATIVE PROJECT MANAGER (OR EQUIVALENT TITLE):
                        The Project Manager is the individual who will have corporate responsibility for administration of the contract. This individual shall have a minimum of three
                        (3) years' experience within the last ten (10) years at the management level, providing direct administrative oversight of a large-scale health-related program in a correctional system comprised of 10,000 inmates.

                  c. HEALTHCARE SERVICES PROGRAM DIRECTOR (OR EQUIVALENT TITLE): The Healthcare Services Program Director is the individual providing clinical oversight for all institutions. This individual is responsible for directing overall healthcare services delivery to include oversight of all healthcare services staff, consulting with other healthcare discipline staff and coordination of healthcare services with other healthcare providers. This individual shall have a minimum of three (3) years' experience within the last ten (10) years at the management level, directly managing a correctional medical services program or component within a correctional system comprised of 10,000 inmates in all medical grades up to and including inpatient status. In addition, the person occupying this position must be licensed "in good standing" to practice medicine as required under Chapter 458 or 459, Florida Statutes, hold a current DEA Registration Number, and must have credentials that meet or exceed the requirements of Florida Law.

                  d. CHIEF HEALTH OFFICER (CHO) (OR EQUIVALENT TITLE) FOR EACH INSTITUTIONAL SITE: The on-site CHO at each institution shall serve as the medical authority and shall work as a team with the Contractor's administrative and clinical managers. Each CHO shall operate the clinical healthcare program in accordance with the standards set forth in Sections II., B., and II., C., and all applicable State and Federal Laws, Rules and Regulations; Departmental Rules, Policies and Procedures; Health Services Bulletins/Technical Instructions; and ACA standards, and shall adhere to any additions or changes thereto. Each on-site CHO shall plan, implement, direct and control all clinical aspects of the institutional healthcare program and shall have direct oversight of and shall monitor the performance of all healthcare personnel

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                        rendering direct patient care. The on-site CHO shall
                        also provide primary healthcare services on a routine basis and meet the same standards as other CHOs in the Department. In addition, the person occupying this position must be licensed to practice medicine under FS 458 or 459 in the State of Florida "in good standing", hold a current DEA Registration Number, and must have credentials that meet or exceed the requirements of Florida Law.

                  e.    MENTAL HEALTH PROGRAM DIRECTOR (OR EQUIVALENT TITLE):
                        The Mental Health Program Director is the individual providing clinical oversight for all included institutions. This individual is responsible for directing overall mental healthcare service delivery to include oversight of all mental healthcare staff, consulting with other medical staff and coordination of mental health services with other healthcare providers. The person occupying this position must be licensed to practice psychology or medicine "in good standing" in the State of Florida and must have credentials that meet or exceed the requirements of Florida Law. If the person occupying this position is a physician, s/he must hold a current DEA Registration Number and be either board eligible or board certified in psychiatry.

                  f.    DENTAL SERVICES PROGRAM DIRECTOR (OR EQUIVALENT TITLE):
                        The Dental Services Program Director is the individual providing clinical oversight for all included institutions. This individual is responsible for directing overall dental healthcare service delivery to include oversight of all dental healthcare staff, consulting with other healthcare staff and coordination of dental services with other healthcare providers. The person occupying this position must be licensed to practice dentistry "in good standing" in the State of Florida, hold a current DEA Registration Number, and must have credentials that meet or exceed the requirements of Florida Law.

                  g. PHARMACY PROGRAM DIRECTOR (OR EQUIVALENT TITLE): The Pharmacy Program Director is the individual providing clinical oversight for all institutions. This individual is responsible for directing overall pharmacy service delivery to include oversight of all pharmacy staff, consulting with other healthcare staff and coordination of pharmacy services with other healthcare providers. The person occupying this position must be licensed to practice pharmacy in the State of Florida and must have credentials that meet or exceed the requirements of Florida Law.

                  h. INSTITUTIONAL HEALTHCARE ADMINISTRATOR (OR EQUIVALENT TITLE) for Each Institutional Site: The on-site Institutional Healthcare Administrator at each institution shall serve as the Contractor's point of contact with the Warden for all institutional healthcare matters and shall work as the healthcare manager, coordinating delivery of all non-clinical health services support. Each Institutional Healthcare Administrator shall perform in accordance with the standards set forth in the contract and all applicable State and Federal Laws, Rules and Regulations; Departmental Rules, Policies and Procedures; Health Service Bulletins/Technical Instructions; and ACA standards, and shall adhere to any additions or changes thereto. Each on-site Institutional Healthcare Administrator shall plan, implement, direct and control all non-clinical aspects of the institutional healthcare program and shall have direct oversight of and shall monitor the performance of all healthcare personnel supporting the delivery of non-clinical healthcare. This individual shall also perform to the same standards as the Department's Institutional Health Services Administrators.

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                  i.    DIRECTOR OF NURSING (OR EQUIVALENT TITLE): The Director
                        of Nursing (DON) is the professional level Registered Nurse providing nursing oversight for all included institutions. This person shall administer, supervise, and coordinate the nursing program. The Director of Nursing shall have as a minimum, three (3) years of correctional Nursing Director or Supervisor experience within the last ten (10) years for multiple jails having a total inmate population of no less than 5,000 for the entire year; or three (3) years, correctional Nursing Director or Supervisor experience within the last ten
                        (10) years for one or more institutions at the state prison system level or the same experience at the federal prison system level or similar facility such as a military prison.

            4.    Healthcare Staff Positions' Job Functions

                  To ensure the provision of comprehensive healthcare services as specified in this Contract, the Contractor will be responsible for utilizing qualified, licensed "in good standing" (where appropriate), and supervised staff, including any necessary specialized support staff, as determined by the Contractor, for each of the four specific disciplines included in this Contract. Staff experience, qualifications and job functions should be as specified within this Contract and, in addition, shall be consistent with health industry standards. In addition, due to specific requirements of correctional mental health service delivery, the Contractor shall specifically provide mental health services staff as outlined below:

                  a.    Mental Health Services Staff Positions

                        The Contractor shall provide mental health staff that includes licensed clinical staff (psychiatrists, psychiatric ARNPs, nurses, psychologists, and psychological specialists) as well as qualified and specialized support staff including institutional counselors and human services counselors. Whereas supervised support staff can provide adjunctive mental health services (e.g., coordinating aftercare, inpatient recreation therapy and social skills training), only licensed clinical staff may provide mental health services involving a clinical diagnosis and/or treatment disposition.

                        The Contractor will be responsible for utilizing appropriately licensed and supervised staff as determined by the Contractor for the accomplishment of the following job functions outlined below:

                        1)    Senior Psychologist (or equivalent title).

                              Psychologists shall perform services on an outpatient or inpatient basis depending upon assignment.

                              The primary responsibility of an outpatient psychologist is the provision of clinical services and the coordination of all aspects of mental health services made available to the inmate population at his/her institution, from initial screening to aftercare (post-release service) planning.

                              In consultation with psychiatry, inpatient unit Senior Psychologists shall be accountable for the implementation and coordination of all mental health services within the operational unit.

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                                                                  CONTRACT C2297

                              Regardless of the setting, the Senior
                              Psychologist shall function within the
                              health services unit under the supervision of the Chief Health Officer (CHO) and shall be accountable to the CHO and the warden for all programmatic and operational aspects of mental healthcare service delivery.

                              The Senior Psychologist shall be responsible for the following minimum responsibilities:

                              a)    maintenance of a clinical caseload;

                              b)    a minimum of one hour of documented
                                    individual clinical supervision of
                                    each psychological services provider
                                    weekly;

                              c)    implementation of Procedure Manuals
                                    and Health Services'
                                    Bulletins/Technical Instructions;

                              d)    documenting compliance with ongoing
                                    Corrective Action Plans (CAPs);

                              e) serving as advisor to the warden on all mental health services-related operational and programmatic issues;

                              f) reviewing and authorizing referrals for psychiatric services;

                              g) reviewing initial inmate requests for mental health services on a daily basis;

                              h) reviewing selected entries made in inmate health records on a daily basis, focusing on the quality of 1) service planning, 2) case management notes, 3) group notes for each psychological specialist and 4) individual therapy notes;

                              i) reviewing randomly selected health records on a weekly basis, checking more specifically on entries made by psychiatric services;

                              j) overseeing the process of psychological examinations, including review of test findings, and signs evaluations written for the Florida Parole Commission and ICO requests;

                              k) acting as a consultant in mental health services-related matters to other institutional units;

                              l) making available to the inmate population a variety of psychotherapeutic modalities based on inmate psychological, mental, and behavioral needs as determined by a periodic review of the inmate population profile;

                              m)    attending institutional and regional
                                    meetings as directed by the warden and/or the Chief Health Officer; and

                              n) monitoring mental health staff productivity to ensure that workloads are adequate and care is provided in accordance with the Procedure Manuals and HSBs/Technical Instructions.

                        2) Senior Physician-Psychiatrist (or equivalent title)

                              The Senior Psychiatrist is the multidisciplinary member that shall be ultimately responsible for patient diagnosis and pharmacotherapy, as well as those psychiatric functions consistent with clinical practice appropriate to the specialty.

                        3)    RN Specialist

                              The RN Specialist shall provide medication and general health information to inmates. She/he shall be a member of the multidisciplinary team providing information regarding medication response, health status, and observed behaviors.

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                              The RN Specialist shall be responsible for:

                              a)    health teaching;

                              b)    medication information in groups and
                                    individually;

                              c) monitoring medication compliance and lab results;

                              d)    coordinating physical and mental health
                                    services;

                              e)    crisis intervention; and

                              f)    when necessary, sick call for inpatient
                                    units.

                        4)    Psychological Specialist

                              Staff psychological specialists shall provide the majority of direct mental healthcare services to inmates and shall be responsible for the minimum responsibilities:

                              a) serving as case manager and is responsible for the maintenance of a clinical caseload;

                              b)    writing the Individualized Service Plan
                                    (ISP) with input from the inmate;

                              c)    ensuring that the ISP is implemented,
                                    reviewed, and revised in a timely manner;

                              d)    verifying that the ISP reflects inmate
                                    progress on problems and successful
                                    interventions until such time as the inmate is able to demonstrate adequate adjustment to incarceration;

                              e) in conjunction with the Senior Psychologist, delivering and managing the inmate's selected mode of psychotherapy;

                              f) ensuring the inmate receives all necessary care including notifying the supervisor of an inmate's needs when necessary;

                              g) ensuring transition planning is completed and effectively implemented through coordination with the Department of Children and Families' District Coordinators.

                              h)    under the supervision of the Senior
                                    Psychologist, and depending on credentialing privileges, administering various psychological tests including those designed to measure adequate functioning in the areas of organicity, intelligence, and personality; and

                              i) serving as a link to community mental health centers and the Department of Health for inmates who were treated for psychiatric disorder while incarcerated and who, at the time of release, are assessed by the psychiatrist as needing post-release treatment.

                              Once the inmate has demonstrated adjustment to incarceration, and does not necessarily require ongoing services to maintain the Psychological Specialist shall discontinue all planned treatment and close the ISP. The Psychological Specialist shall comply with time frames for services planning and other case management responsibilities as detailed in HSB 15.05.05, HSB 15.05.11, and TI 15.05.18.

                              The Psychological Specialist/Case Manager shall function under the supervision of a Senior Psychologist, and shall render mental health services only within the guidelines and standards defined by applicable laws and administrative rules, professional review boards or associations, Department policies and procedures, and HSBs/TIs.

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                                                                  CONTRACT C2297

                        5)    Institutional Counselors and Human Services
                              Counselors

                              Institutional Counselors and Human Services
                              Counselors shall function under the supervision of the Senior Psychologist and have the following responsibilities:

                              a)    administer group intelligence tests;

                              b) serve as a link with community mental health centers and the Department of Health for inmates who were treated for psychiatric disorder while incarcerated and who, at the time of release, are assessed by the psychiatrist as needing post-release treatment;

                              c)    provide required scheduled services in
                                    inpatient units. Such services are limited to psycho-educational groups, recreation therapy, social skills training, and other activities that do not incorporate clinical services; and

                              d)    provide inmate orientation, suicide
                                    prevention training, and other mental health related training.

            5.    Healthcare Staff Credentials

                  The Contractor shall employ only those persons having appropriate Florida licensure and certification and who have provided documentation of past healthcare experience. Individuals in positions that require credentials (Physicians, Advanced Registered Nurse Practitioners (ARNPs) Psychologists, Psychological Specialists and any other position that requires credentials), will be subject to a credentials review by the Department to ensure that the individual has the requisite training, experience and licensure or certification necessary to perform the duties assigned. It is the Contractor's responsibility to ascertain and comply with all state licensing and credentialing requirements.

                  The Contractor shall comply with the credentialing requirements in HSB 15.09.05 including utilization of appropriate Department forms and packet format and an equivalent approval process. All credentials files shall be prepared and completed by the Contractor within the designated time frames established by the HSB/TI, and shall be approved through the Contractor's highest level of review and submitted to the Contract Manager/Credentials Coordinator of the Department for final review and acceptance at the Quarterly Credentials Meeting. Completed credentials packets shall be maintained by the Contractor with a copy retained by the Department.

                  The Contractor shall also provide a certification statement on each individual to the Director of Health Services certifying that the credentials of each individual have been reviewed and that he/she is certified as fully qualified to perform the duties assigned. All credentials must meet or exceed the requirements of Florida Law.

                  The final selection of all staff assigned to provide services under this Contract shall be subject to approval by the Department. Department employees terminated at any time by the Department for cause may not be employed or provide services under the Contract. The Department shall not employ criteria to approve or disapprove the selection of Contract employees that exposes the Contractor or the Department to civil or criminal liability under applicable federal or state civil rights laws, including, but not limited to, those laws establishing or protecting employee rights.

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                                                                  CONTRACT C2297

                  The Contractor shall notify in writing and consult with the Warden or designee and the Director of Health Services-Administration or designee prior to discharging, removing or failing to renew the contracts of, professional staff. A copy of the notification shall be provided by the Contractor to the Contract Manager.

                  Current state employees subsequently hired by the Contractor shall maintain current security clearances and professional credentials.

            6.    Staff Conduct

                  The Contractor's staff on-site shall adhere to the standards of conduct prescribed in Chapter 33-208, Florida Administrative Code, and as prescribed in the Department's personnel policy and procedure guidelines, particularly rules of conduct, employee uniform and clothing requirements (as applicable), security procedures, and any other applicable rules, regulations, policies and procedures of the Department. The Contractor's staff shall be subject to and shall comply with all security regulations and procedures of the Department and the institution. Violation of regulations may result in the employee or individual being denied access to the institution. In this event, the Contractor shall provide alternate personnel to supply services described herein, subject to Department approval.

                  In addition, the Contractor shall ensure that all staff adheres to the following requirements:

                  The Contractor's staff shall not display favoritism to, or preferential treatment of, one inmate or group of inmates over another.

                  The Contractor's staff shall not deal with any inmate except in a relationship that supports services under this Contract. Specifically, staff members must never accept for themselves or any member of their family, any personal (tangible or intangible) gift, favor, or service from an inmate or an inmate's family or close associate, no matter how trivial the gift or service may seem. The Contractor shall report to the Contract Manager any violations or attempted violation of these restrictions. In addition, no staff member shall give any gifts, favors or services to inmates, their family or close associates.

                  The Contractor's staff shall not enter into any business relationship with inmates or their families (example - selling, buying or trading personal property), or personally employ them in any capacity.

                  The Contractor's staff shall not have outside contact (other than incidental contact) with an inmate being served or their family or close associates, except for those activities that are to be rendered under the Contract.

                  The Contractor's staff shall not engage in any conduct which is criminal in nature or which would bring discredit upon the Contractor or the State. In providing services pursuant to this Contract, the Contractor shall ensure that its employees avoid both misconduct and the appearance of misconduct.

                  Any violation or attempted violation of the restrictions referred to in this section regarding employee conduct shall be reported by phone and in writing to the Contract Manager or their designee, including proposed action to be taken by the Contractor. Any failure to report a violation or take appropriate disciplinary action against the

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                                                                  CONTRACT C2297

                  offending party or parties shall subject the Contractor to appropriate action, up to and including termination of this Contract.

                  The Contractor shall report any incident described above, or requiring investigation by the Contractor, in writing, to the Contract Manager or their designee within twenty four (24) hours, of the Contractor's knowledge of the incident.

            7.    Staff Background/Criminal Record Checks

                  The Contractor's staff assigned to this Contract shall be subject, at the Department's discretion and expense, to a Florida Department of Law Enforcement (FDLE) Florida Crime Information Center/National Crime Information Center (FCIC/NCIC) background/criminal records check. This background check will be conducted by the Department and may occur or re-occur at any time during the Contract period. The Department has full discretion to require the Contractor to disqualify, prevent, or remove any staff from any work under the Contract. The Department is under no obligation to inform the Contractor of the records check findings or the criteria for disqualification or removal. In order to carry out this records check, the Contractor shall provide, upon request, the following data for any individual Contractor or subcontractor's staff assigned to the Contract: Full Name, Race, Gender, Date of Birth, Social Security Number, Driver's License Number and State of Issue. Upon request of the Department, the Contractor's staff shall submit to fingerprinting by the Department of Corrections for submission to the Federal Bureau of Investigation (FBI). The Contractor shall not consider new employees to be on permanent status until a favorable report is received by the Department from the FBI.

                  The Contractor shall ensure that the Contract Manager or designee is provided the information needed to have the NCIC/FCIC background check conducted prior to any new Contractor staff being hired or assigned to work under the Contract. The Contractor shall not employ any individual or assign any individual to work under the Contract, who has not had an NCIC/FCIC background check conducted.

                  No person who has been barred from any Department work release center or other facility shall provide services under this Contract at another Department facility.

                  The Contractor shall not permit any individual to provide services under this Contract who is under supervision or jurisdiction of any parole, probation or correctional authority. The objective of this provision is to ensure that no employee of the Contractor, under any such legal constraint, has contact with or access to any records of Department of Corrections' inmates sentenced to sites included under this Contract.

                  Note: A felony or first-degree misdemeanor conviction, a plea of guilty or nolo contendere to a felony or first-degree misdemeanor crime, or adjudication of guilt withheld to a felony or first-degree misdemeanor crime does not automatically bar the Contractor from hiring the proposed employee. However, the Department reserves the right to prior approval in such cases. Generally, two (2) years with no criminal history is preferred. The Contractor shall make full written report to the Contract Manager within three (3) calendar days whenever one of their employees has a criminal charge filed against them or arrest or receives a Notice to Appear for violation of any criminal law involving a misdemeanor or felony, or ordinance except minor violations for which the fine or bond forfeiture is $200 or less or has knowledge of any violation of the law rules, directives or procedures of the Department.

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                                                                  CONTRACT C2297

            8.    Contractor Staff Training and Education

                  The Contractor is responsible for ensuring that all healthcare staff is provided the following training: (Note: The Contractor is not required to duplicate training for employees previously (within the last year) employed by the Department.)

                  a. Orientation and appropriate training regarding on-site security and medical practices at each institution. Additionally, the CHO shall receive the same orientation training given to other CHOs by the Office of Health Services.

                  b. One-time mandatory training (as prescribed for all Department employees), including forty (40) hours of orientation training. The provision of this training will be the responsibility of the applicable institution. The Contractor will ensure all healthcare employees receive this training.

                  c. Annual in-service training (as prescribed for all Department employees). All full-time health staff shall receive forty (40) hours of in-service training per year with the exception of clerical, who shall receive twenty
                        (20) hours. This training must include the Mandatory Skills Maintenance Training prescribed by the Department that is appropriate to the respective position class. Selected topics that require staff training shall be identified on an on-going basis through the Office of Health Services, Clinical Quality Management Program.

                  d. Additionally, the Contractor shall ensure that all staff performing services under the Contract at institutional sites is trained in the following areas:

                        1)    Cardiopulmonary Resuscitation (CPR);

                        2)    First aid;

                        3)    Response to medical emergency or disaster;

                        4) Recognizing signs and symptoms of mental disorders or chemical dependency;

                        5)    HIV/AIDS;

                        6)    Suicide prevention;

                        7) Additional topics as required and approved by the Department's Director of Health Services; and

                        8)    Prison Rape Elimination Act (PREA)

      Z.    Information Technology

            1.    Information Technology (IT) Systems and Equipment

                  The Contractor will use the Department's existing information systems to collect, store and report on daily Health Services' operations. This includes, but is not limited to, entering data, monitoring reports and screens and auditing data for accuracy to keep current the Offender Based Information System
                  (OBIS) - Health Services (HS) component, plus any other department system or component developed for Health Services or any department system or component deemed necessary for Health Services operations. Any changes required to the Department's existing system to maintain the Contractor's operational interfaces, usability and data sharing must be approved by the Department, made by Department staff and paid for by the Contractor.

                  Should the Contractor wish to use a system that is different from systems provided by the Department, the system, its technical environment, the data required and collected,

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                                                                  CONTRACT C2297

                  and its use must be approved, at the sole discretion of the Department, by the Department's Office of Health Services and the Office of Information Technology. Such system must be compatible with current Department and State Technology Office information technology software and security architectural standards. Any such system may also be required by the Department to be used by its other partners in providing health services and to facilitate this application sharing may require that the solution actually be installed on Department computers. Any new system will be subject to management control by the Department.

                  The Contractor shall utilize and maintain the Department's basic component of Information Technology (IT) equipment (as used herein, the term "equipment" does not include software) available at each institution. If the Contractor determines the need for additional or updated equipment to ensure Contract compliance, other than as a result of the Department's expansion of programs or due to population increases, such equipment shall be the responsibility and shall be provided at the expense, of the Contractor. All equipment is to be compatible with current State Technology Office information technology hardware/software architectural standards. Any additional IT equipment required by the Department will be the responsibility of and provided at the expense of the Department.

            2.    OBIS System Use and Training

                  The Contractor will make available appropriate personnel for training in the Health Services' component of the Offender Based Information System (OBIS-HS). Training will be provided by the Department and will be conducted in Olustee, Florida or at each institution, if possible. Personnel required to attend include the Data Entry Operators and any personnel entering or assessing data in the OBIS-HS system. The Contractor is responsible for payment of travel expenses for its employees. The Contractor shall ensure that sufficient employees from each institution complete this training within the first ninety (90) days of the Contract. Failure of the Contractor to provide sufficient personnel for training is not an acceptable reason for not maintaining OBIS information current and as noted earlier such failure shall be deemed breach of Contract.

      AA.   Reporting Requirements

            1. COST REPORT: The Contractor shall provide to the Contract Manager and the Director of Health Services, Administration, quarterly (calendar year), no less than fifteen business days after the end of each contract quarter, a report of its operating costs for each institution. These cost reports should be submitted in a format approved by the Contract Manager. Any changes made to this format by the Department during the term of the contract shall also be made by the Contractor.

            2. QUALITY MANAGEMENT REPORTS: The Contractor shall ensure all Clinical Quality Management Reports as further described in Quality Management Technical Instruction series, including Infectious Disease and Mortality Review reporting, are properly completed and submitted as directed in the respective Technical Instruction, to the Contract Manager and Quality Management section in Central Office-Office of Health Services.

            3. PHARMACY SERVICES REPORTS: The following reports shall be submitted to the Department's Director of Pharmacy Services by the 10th day of the month, following each month of service, with a copy to the Contract Manager.

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                                                                  CONTRACT C2297

                  a. MONTHLY MEDICATION SUMMARY REPORT: The Contractor will provide a monthly medication summary report that includes but is not limited to, the following monthly data:

                        1)    top 200 medications issued;

                        2) total number of mental health prescriptions issued along with total cost of mental health medications (includes stock issued);

                        3) total number of HIV/AIDS prescriptions issued along with total cost of HIV/AIDS medications issued (includes stock issued);

                        4) total number of Hepatitis and Tuberculosis prescriptions issued and the total cost of the Hepatitis and Tuberculosis medications (includes stock issued);

                        5) total number of prescriptions issued and the total cost of all medications issued; and

                        6) number of medication errors and a summary report of those errors.

                  b. MONTHLY NON-FORMULARY MEDICATION REPORT: The Contractor will provide a monthly summary report of all non-formulary medications issued for the month, including but not limited to, the following monthly data:

                        1)    name of non-formulary medication;

                        2)    prescribing practitioner;

                        3)    cost of non-formulary medication; and

                        4)    prescribing diagnosis.

                  c. MONTHLY MEDICATION COMPARISON REPORT: The Contractor shall provide a separate monthly report indicating the percentage of non-formulary prescriptions issued for the month compared to the total number of prescriptions issued.

                  d. ADDITIONAL PHARMACY REPORTING: Upon request of the Department, the Contractor shall provide other reports on medications issued and/or drug utilization. These will generally be requested in regard to Department-wide medication audits or legislative requests for information. The report format shall be in EXCEL, and the completed reports shall be sent to the Contract Manager and the Department's Director of Pharmacy Services.

            4. The Contractor shall comply with applicable continuing requirements as determined by the Director of Health Services, Administration for reports to and from the Department, Correctional Medical Authority and the Healthcare Contract Monitor.

            5. ADDITIONAL/ADHOC REPORTING REQUIREMENTS: The Department reserves the right to require additional reports, adhoc reports, information pertaining to Contract compliance or other reports or information that may be required to respond to grievances, inquiries, complaints and other questions raised by inmates or other parties. The Contractor shall submit the report or information in not less than seventy-two
                  (72) hours after receipt of the request unless such information or report is of a type or quantity that cannot reasonably be gathered in this time period, in which case, the Contractor shall be given a reasonable period of time to provide such information or report. When time is of the essence, the Contractor will make every effort to answer the request as soon as possible so that the Department can respond to the authority or party making the request.

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      BB.   Quality Assurance Program

            The Contractor shall provide a Quality Assurance Program that, at a minimum, meets the requirements of the Department of Corrections' Office of Health Services' Quality Assurance Program. This program will be subject to approval by the Department's Contract Manager.

            The Office of Health Services' Clinical Quality Management Program monitors, evaluates, and improves the quality and appropriateness of departmental healthcare processes and outcomes. The successful bidder will actively participate and fully support the Clinical Quality Management Program as described by the Office of Health Services in Technical Instruction 15.09.01.

            Technical Instruction 15.09.01 makes specific reference and incorporates the technical instructions associated with Credentialing, Mortality Review, UM, Risk Management, Peer Review, Infection Control, Clinical Quality Assessment, Program Evaluation, and Continuing Health Care Provider Education program components. The successful bidder acknowledges and accepts that in the future, the Office of Health Services from time to time may modify these technical instructions to maintain standards of care or meet regulatory requirements and further agrees to abide by such modifications.

      CC.   Contract Termination Requirements

            Upon the expiration date of the Contract, the Contractor shall provide inventories of equipment consistent with the levels and types of inventories provided upon Contractor's initial assumption of services under the Contract. The Contractor shall also submit a plan to the Contract Manager no less than thirty (30) days prior to intended contract termination outlining steps for transition of service upon contract expiration or in the event of contract termination. The plan shall set forth the date and time of transfer of responsibility by the Contractor to the entity assuming service, with a schedule for each institution as well as a transfer plan for any inmates in outside hospitals at the time of transition. Failure to timely submit the transition plan shall result in forfeiture of ten percent (10%) of the final monthly payment.

      DD.   Performance Measures

            The Contractor shall be held accountable for the achievement of certain performance measures in successfully delivering medical services under this Contract. The following Performance Measure categories shall be used to measure Contractor's performance and delivery of services:

            1.    Medical Performance Outcomes and Standards;

            2.    Other Contract Requirements.

            A description of each of the Performance Measure categories is described below:

            1.    Performance Outcomes and Standards:

                  Listed below are the key Performance Outcomes and Standards, by discipline, deemed most crucial to the success of the overall desired service delivery. The Contractor shall ensure that the stated performance outcome and standard (level of achievement) are met.

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                                                                  CONTRACT C2297

                  PERFORMANCE SHALL BE MEASURED AT EACH INSTITUTIONAL SITE, ON A QUARTERLY BASIS, BEGINNING THE SECOND QUARTER AFTER WHICH SERVICE HAS BEEN IMPLEMENTED.

                  a.    Medical Services:

                        1)    Sick Call

                              a) OUTCOME: Sick call will be held five days a week, Monday through Friday, excluding State holidays, for all inmates.

                                    MEASURE: Sick call log and medical records reflect sick call held Monday through Friday every week.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              b)    OUTCOME: All sick call inmates will be
                                    triaged within 24 hours.

                                    MEASURE: Sick call log or request form
                                    indicates that triage is performed within 24 hours.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              c) OUTCOME: Every inmate's vital signs will be checked and documented each time they attend sick call on the appropriate assessment form.

                                    MEASURE: Medical record reflects vital signs for each sick call inmate.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five (95) percent on a quarterly basis.

                              d)    OUTCOME: All Sick call entries are
                                    documented in the medical record utilizing the SOAPE format.

                                    MEASURE: The medical record will have a
                                    SOAPE entry for each sick call inmate.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              e)    OUTCOME: Referrals from sick call to a
                                    Physician or ARNP are seen within seven (7) days.

                                    MEASURE: DATE of referral to physician or ARNP compared to date of sick call.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                        2)    Medical Specialty Consultations

                              a) OUTCOME: All requests for consultations are documented on the consultation log, in the medical record and on the blue consult sheet.

                                    MEASURE: The consultation log, medical
                                    record and blue consult sheet shall reflect all contain documentation of the request for consultation.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              b) OUTCOME: Consultations are scheduled within thirty (30) days of the date the request is initiated.

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                                                                  CONTRACT C2297

                                    MEASURE: Date of consultation in
                                    consultation log as compared to the date request is initiated.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              c)    OUTCOME: Consultation reports are
                                    followed-up within seven days of receiving the report.

                                    MEASURE: Date of follow-up as compared to date of receipt of report.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                        3)    Chronic Illness Clinics

                              a) OUTCOME: All problems requiring chronic illness clinic visits are annotated on the DC Form 4-730 Problem List in accordance with chronic illness guidelines.

                                    MEASURE: The problem list will reflect
                                    annotation for each chronic illness clinic an inmate is in.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              b) OUTCOME: A chronic illness form is completed for each chronic illness clinic an inmate is in.

                                    MEASURE: Medical record shall contain
                                    completed chronic illness form for each
                                    clinic inmate is enrolled in.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              c) OUTCOME: Chronic illness clinics are held as scheduled.

                                    MEASURE: OBIS chronic illness list will be compared with the medical record to validate clinic timeliness.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        4)    Medical Records

                              a)    OUTCOME: Medical Records are current,
                                    accurate, and chronologically maintained with all documents filed in the designated location.

                                    MEASURE: Medical record shall demonstrate that filing is chronological, properly located and current

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              b) OUTCOME: Physician's Orders in the medical record are taken off daily, annotated with time, date and name of the person taking them off.

                                    MEASURE: Comparison of dates/times of
                                    Physician's orders with dates/times they were taken off.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              c)    OUTCOME: The Medication Administration
                                    Record (MAR) is filed in the chart by the 5th day of the succeeding month and it is complete in all respects.

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                                                                  CONTRACT C2297

                                    MEASURE: After the fifth (5th) day of the month, medical record shall contain fully completed MAR.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              d) OUTCOME: Medical record entries will be legible, complete and the date, time, name stamp and signature will attest to the entry.

                                    MEASURE: Medical Records shall reflect
                                    appropriate entries.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        5)    Practitioners' Prescribing Practices

                              a) OUTCOME: All prescriptions will be written in compliance with the Department's drug formulary or will be accompanied by an appropriate DER form.

                                    MEASURE: Review of prescriptions to
                                    determine whether written only for
                                    medications on the Department's drug
                                    formulary or pursuant to an approved Drug
                                    Exception Request (DER) that is in the
                                    inmate's record.

                                    STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              b) OUTCOME: All medications will be prescribed in therapeutic dosage ranges as determined by the most current editions of Drug Facts and Comparisons, Physicians' Desk Reference, or the package insert.

                                    MEASURE: Review of prescriptions for
                                    compliance with therapeutic ranges or if not within ranges, an approved DER and clinical rational document shall be in inmate's medical record.

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                              c) OUTCOME: Dosages of medication will not be changed, increased or decreased contrary to time frames stated in the package insert unless the need is clinically documented in the chart and a DER is approved.

                                    MEASURE: The dosage on package insert will be compared to the dosage being administered: If a change (increase or decrease) in medication dosage is demonstrated, an approved DER and/or clinical rational document shall be in inmate's medical record.

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        6)    Logs

                              a)    OUTCOME: All logs will be maintained
                                    complete, current and with all information required to document and track actions taken.

                                    MEASURE: Review of the logs and comparison with OBIS and the medical records to validate currency, accuracy and necessity of information.

                                    STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

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                                                                  CONTRACT C2297

                        7)    OBIS

                              a) OUTCOME: Required entries in OBIS are made timely, completely and accurately.

                                    MEASURE: OBIS entries shall be compared with same entries in the medical record.

                                    STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                        8)    Grievances

                              a) OUTCOME: Responses to grievances will be made within required time frames and shall be complete.

                                    MEASURE: Date of grievance response shall be compared to date required to be filed.

                                    STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                              b) OUTCOME: Upheld grievance appeals will not exceed one and one/tenth percent (1.1%) of grievances filed during month.

                                    MEASURE: Review of monthly Department
                                    Grievance report

                                    STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis.

                        9)    No Shows

                              a)    OUTCOME: 100% of "no shows" will be
                                    followed-up as required by the appropriate
                                    Health Services' Technical Instruction.

                                    MEASURE: Review of documentation in logs, Medical Record, MARS, Pharmacy Records and Inmate Refusals.

                                    CRITICAL STANDARD: Achievement of outcome must meet one hundred percent (100%) on a quarterly basis

                  b.     Mental Health Services

                        1)    Special House (Close Management)

                              a)    OUTCOME: Inmates who are placed in
                                    confinement status shall receive an initial mental health interview within 5 days or less for S-3's and within 30 days or less for S-2's.

                                    MEASURE: Date of placement in confinement status compared to date of initial interview.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                              b) OUTCOME: Mental Health Staff shall perform rounds for inmates in confinement status not less than once a week.

                                    MEASURE: Date mental health staff conducts rounds must fall at least once every seven days.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

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                                                                  CONTRACT C2297

                              c) OUTCOME: Mental Health staff shall complete a Behavioral Risk Assessment (BRA) on each Close Management (CM) inmate within 14 days of CM placement; within 120 days of the initial assessment, every 180 days thereafter; and within three (3) workdays of a critical event.

                                    MEASURE: The date of placement in CM or the date of critical event compared to date of BRA completion.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        2)    Suicide Prevention

                              a) OUTCOME: Reduce the rate per 100,000 of inmate deaths by suicide for inmates receiving mental healthcare.

                                    MEASURE: The rate per 100,000 of inmate
                                    deaths by suicide during each fiscal year.

                                    STANDARD: Suicide deaths for inmates during first year of the Contract must be equal to or less than five (5) per 100,000 inmate deaths by suicide. (Thereafter, the rate of inmate deaths determined to be the result of suicide shall not exceed the annual rate of the previous FY.)

                              b) OUTCOME: Inmates shall receive follow-up evaluation of mental health status and institutional adjustment on the 7th day and on the 21st day following release from the Infirmary Management Room (IMR) to General Population.

                                    MEASURE: Date of discharge from IMR compared to date follow-up evaluations were completed.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five (95%) on a quarterly basis.

                        3)    Infirmary and Inpatient Mental Health

                              a)    OUTCOME: Reduce the Average Length of Stay
                                    (ALOS) per inmate within the CSU setting to equal to or less than the Department's ALOS of 1.5 per day per inmate (excluding inmates awaiting judicial proceeding for involuntary commitment to a CMHI unit)

                                    MEASURE: The ALOS per day per inmate in the CSU setting on a fiscal year basis.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five (95%) on a quarterly basis.

                              b) OUTCOME: Inmates admitted to the IMR for mental health reasons shall receive mental health care daily following admission (except weekends/holidays).

                                    MEASURE: The date of admission to IMR
                                    compared to dates of daily rounds by
                                    attending physician in the infirmary record.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five (95%) on a quarterly basis.

                              C) OUTCOME: Inmate shall receive mental health care within 72 hours following admission to a Transitional Care Unit (TCU).

                                    MEASURE: The date of admission to TCU
                                    compared to date of initial appointment with case manager.

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                                                                  CONTRACT C2297

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                              d) OUTCOME: Inmates who evidence an impairment that is primarily associated with an Axis I diagnosis and are in need of care that cannot be provided at the referring institution, or another CSU shall have a court-ordered petition initiated for commitment to a CMHI Unit.

                                    MEASURE: The number of inmates deemed to be in need of involuntary treatment by a licensed psychiatrist within the Department for whom a petition has not been initiated.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        4)    Reception Centers

                              a)    OUTCOME: All newly committed inmates,
                                    including recidivists, shall receive a
                                    comprehensive mental health screening within
                                    14 calendar days of arrival at the Reception
                                    Center.

                                    MEASURE: The length of time between arrival at Reception Center and receipt of mental health screening.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                              b) OUTCOME: All newly committed inmates who meet the diagnostic criteria for mental retardation (i.e., IQ <70, impaired adaptive behavior [Adaptive Behavior Checklist <35] and onset before age 18) shall be assigned an S grade of 2 and designated as impaired.

                                    MEASURE: Review of each inmate's record for score on the Adaptive Behavior Checklist, and if criteria is met, verification of assignment of S grade of 2 and designation of impairment.

                                    STANDARD: Achievement of outcome must meet one-hundred percent (100%) on a quarterly basis.

                        5)    Sex Offender Screenings

                              a) OUTCOME: Inmates who are serving a sentence for a sex offense shall be screened within thirty (30) days of arrival at first permanent institution to identify those who suffer from a sexual disorder and are amenable to treatment.

                                    MEASURE: The date of Sex Offender Screening.

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        6)    Informed Consent

                              a) OUTCOME: Prior to receiving medication for a psychiatric disorder(s), each inmate shall give informed consent by signing the appropriate release form, which shall be placed in the inmate's health records.

                                    MEASURE: The presence or absence of Informed
                                    Consent Form in the inmate's medical record.

                                    CRITICAL STANDARD: Achievement of outcome must meet one-hundred percent (100%) on a quarterly basis.

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                                                                  CONTRACT C2297

                        7)    Psychiatric Restraints

                              a) OUTCOME: Application of restraints pursuant to initial order shall not exceed 4 hours.

                                    MEASURE: The length of time inmate is
                                    restrained.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        8)    Aftercare

                              a)    OUTCOME: An aftercare plan shall be
                                    completed for continuity of care after
                                    expiration of sentence (EOS) for all inmates with a diagnosis of mental retardation or psychological grades of S-3 through S-6 no later than 180 days prior to EOS.

                                    MEASURE: The date that continuity of care planning was initiated and was added to the Individualized Service Plan compared to date of completion of the aftercare plan.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        9)    Outpatient Mental Health

                              a) OUTCOME: All inmates, regardless of assigned S grade, shall be oriented to mental health services within eight (8) calendar days of arrival.

                                    MEASURE: The date of written and verbal
                                    orientation to mental health services
                                    compared to date of arrival at new
                                    institution.

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                              b) OUTCOME: A case manager shall be assigned (by the psychology supervisor) to all S-2 and S-3 inmates within 72 hours of arrival at the new institution.

                                    MEASURE: Date of case manager assignment compared to date of arrival at new institution.

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                              c)    OUTCOME: A psychiatric update shall be
                                    completed for each newly arriving S-3 inmate by a psychiatrist or psychiatric ARNP within ten (10) calendar days of arrival at new institution.

                                    MEASURE: Date of psychiatric update compared to date of arrival at new institution.

                                    CRITICAL STANDARD: Achievement of outcome must meet one-hundred percent (100%) on a quarterly basis.

                        10)   Practitioner's Prescribing Practices

                              a) OUTCOME: All prescriptions will be written in compliance with the Department's drug formulary or will be accompanied by an appropriate DER form.

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                                                                  CONTRACT C2297

                                    MEASURE: Review of prescriptions to
                                    determine whether written only for
                                    medications on the Department's drug
                                    formulary or pursuant to an approved Drug
                                    Exception Request (DER) that is in the
                                    inmate's record.

                                    STANDARD: Achievement of outcome must be one hundred percent (100%) on a quarterly basis.

                              b) OUTCOME: All medications will be prescribed in therapeutic dosage ranges as determined by the most current editions of Drug Facts and Comparisons, Physicians' Desk Reference, or the package insert.

                                    MEASURE: Review of prescriptions for
                                    compliance with therapeutic ranges or if not within ranges, an approved DER and/or clinical rational document shall be in inmate's medical record.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                              c) OUTCOME: Dosages of medication will not be changed, increased or decreased contrary to time frames stated in the package insert unless the need is clinically documented in the chart and a DER is approved.

                                    MEASURE: The dosage on package insert will be compared to the dosage being administered: If a change (increase or decrease) in medication dosage is demonstrated, an approved DER and/or clinical documentation shall be in inmate's medical record.

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                  c.    Dental Services

                        1)    Oral Surgery (Except for reception centers)

                              a)    OUTCOME: Oral surgery shall not exceed
                                    eleven percent (11%) of the overall dental productivity for each institution.

                                    MEASURE: Amount of Oral Surgery procedures provided as a percentage of overall dentistry.

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        2) Restorative Dentistry (Except for reception centers)

                              a) OUTCOME: Restorative Dentistry shall be equal to or more than sixteen percent (16%) of the overall dental productivity for each institution.

                                    MEASURE: Amount of Restorative Dentistry procedures provided as a percentage of overall dentistry.

                                    STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        3)    Wait for Routine Dental Care

                              a) OUTCOME: Initial wait after request for routine dental care shall not exceed eight
                                    (8) months for any inmate.

                                    MEASURE: The amount of time between request for routine dental care and delivery of routine dental care for all inmates during the quarter.

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                                                                  CONTRACT C2297

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        4) Wait time between Dental Appointments between First Appointment and Follow-Up Appointment

                              a) OUTCOME: Inmate waiting time between dental appointments shall not exceed four (4) months.

                                    MEASURE: The amount of time between initial appointment and follow-up for all inmates receiving dental care during the quarter.

                                    CRITICAL STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

                        5)    Practitioners' Prescribing Practices

                              a) OUTCOME: All prescriptions will be written in compliance with the Department's drug formulary or will be accompanied by an appropriate DER form.

                                    MEASURE: Review of prescriptions to
                                    determine whether written only for
                                    medications on the Department's drug
                                    formulary or pursuant to an approved Drug
                                    Exception Request (DER) that is in the
                                    inmate's record.

                                    STANDARD: Achievement of outcome must be one hundred percent (100%) on a monthly basis.

                  d.    Pharmacy Services

                        1) OUTCOME: All REGULAR PRESCRIPTION orders shall be filled within twenty-four (24) hours or the next day from time-of-order to time-of-receipt at ordering Department Institution, excluding holidays and weekends.

                              MEASURE: Date-of-order as compared to
                              date-of-receipt.

                              CRITICAL STANDARD: Achievement of outcome must be ninety-eight percent (98%) or better on a quarterly basis.

                        2) OUTCOME: All prescription orders shall be ONLY filled in compliance with the Department's drug formulary or pursuant to an approved Drug Exception Request (DER).

                              MEASURE: Review of prescriptions to determine whether filled only for medications on the Department's drug formulary or pursuant to an approved Drug Exception Request (DER) that is in the inmate's record.

                              STANDARD: Achievement of outcome must be one hundred percent (100%) on a quarterly basis.

                        3) OUTCOME: All medications will be filled in therapeutic dosage ranges as determined by the most current editions of Drug Facts and Comparisons, Physicians' Desk Reference, or the package insert or pursuant to an approved DER.

                              MEASURE: Review of prescriptions for compliance with therapeutic ranges or if not within ranges, approved DER shall be in inmate's medical record.

                              STANDARD: Achievement of outcome must meet or exceed ninety-five percent (95%) on a quarterly basis.

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                                                                  CONTRACT C2297

                        4) OUTCOME: Dosages of medication, unless changed (increased or decreased) contrary to time frames stated in the package insert will not be filled unless the need is clinically documented in the chart and a DER is approved.

                              MEASURE: The dosage on package insert shall be compared to the dosage being administered: If a change (increase or decrease) in medication dosage is demonstrated, an approved DER and/or clinical rational document shall be in inmate's medical record.

                              STANDARD: Achievement of outcome must be one hundred percent (100%) on a quarterly basis.

                  THE CONTRACTOR SHALL ADVISE THE DEPARTMENT, IN WRITING, OF ANY EXTENUATING CIRCUMSTANCES THAT WILL PROHIBIT THE CONTRACTOR FROM MEETING THE ABOVE-OUTLINED PERFORMANCE OUTCOMES AND STANDARDS.

            2.    Other Contract Requirements

                  STANDARD: The Department will monitor the Contractor's performance to determine compliance with other contract requirements at each institutional site, including, but not limited to the following:

                  a. Compliance with Terms and Conditions of the Contract not involving delivery of services otherwise listed above; and

                  b.    Invoicing and supporting documentation.

                  MEASURE: The Contractor shall achieve 100% compliance after the time frames allowed for corrective action on identified deficiencies. Performance shall be measured on a quarterly basis beginning the ninety-first day after services have been implemented at the institution, except if earlier action is determined necessary by the Contract Manager.

      EE.   Monitoring Methodology

            The Department's Contract Manager and assigned Contract Monitoring Team will monitor the Contractor's service delivery AT EACH INSTITUTIONAL SITE, to determine if the Contractor has achieved the required level of performance for each Performance Outcome and Standard identified in Section II., DD., 1., and for additional Contract Requirements, including compliance with Contract terms and conditions as established on the CONTRACT MONITORING INSTRUMENT provided in sample form as EXHIBIT E. (Final Contract Monitoring tool to be developed by the Department's Office of Health Services in accordance with the requirements outlined in this Contract.) PERFORMANCE SHALL BE MEASURED ON A QUARTERLY BASIS BEGINNING THE NINETY-FIRST DAY AFTER SERVICES HAVE BEEN IMPLEMENTED. Such monitoring may include, but is not limited to, both announced and unannounced site visits.

            The Department's Contract Monitoring Team will provide an oral exit report at termination of the site visit and a written monitoring report to the Contractor within three weeks of the visit. Non-compliance issues identified by the Contract Manager and/or Contract Monitoring Team will be identified in detail to provide opportunity for correction, where feasible.

            Within ten (10) days of receipt of the Department's monitoring report, the Contractor shall provide a formal Corrective Action Plan
            (CAP) in response to all noted deficiencies to include responsible individuals and required time frames for achieving compliance. The Contract Manager and Contract Monitoring Team or other designated Department staff

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                                                                  CONTRACT C2297

            members may conduct follow-up monitoring reviews (including site visits) at any time to determine compliance based upon the submitted CAP.

            During follow-up monitoring, any noted failure by the Contractor to correct deficiencies identified in the monitoring report within the time frame specified in the CAP may result in application of Liquidated Damages as specified in Section II., FF. Repeated instances of failure to meet contract compliance or to correct deficiencies may result in imposition of liquidated damages, determination of Breach of Contract, and/or termination of the contract in accordance with Section VI., Termination.

      FF.   Liquidated Damages (General)

            By executing this Contract, the Contractor expressly agrees to the imposition of liquidated damages, in addition to all other remedies available to the Department by law.

            The Department's Contract Manager will provide written notice to the Contractor's Representative of all liquidated damages assessed accompanied by detail sufficient for justification of assessment.

            The Contractor shall forward a cashier's check or money order to the Contract Manager, payable to the Department in the appropriate amount, within ten (10) days of receipt of a written notice of demand for damages due, or in the alternative, the Contractor may issue a credit in the amount of damages due on the next monthly invoice or request the Department to apply the amount of damages due against any monies owed the Contractor on the next monthly payment, following assessment of damages. Documentation of the amount to be imposed shall be included with the invoice if issuing credit. Damages not paid within sixty (60) days of receipt of notice will be deducted from amounts then due the Contractor.

            1. Liquidated Damages For Failure to meet Performance Outcomes and Standards:

                  The Contractor hereby acknowledges and agrees that its performance under the Contract must meet the Performance Outcomes and Standards set forth in Section II., DD., 1. If the Contractor fails to meet these Performance Outcomes and Standards, the Department will impose Liquidated Damages in the amount of $2500.00 PER CRITICAL STANDARD, per institutional site, and $1500.00 PER NON-CRITICAL STANDARD per institutional site. Repeated failure to meet either critical or non-critical standards in consecutive months will result in liquidated damages being doubled for each institution failing those standards. The Department may also choose to terminate the contract in the absence of any extenuating or mitigating circumstances. The determination of the existence of extenuating or mitigating circumstances is within the exclusive discretion of the Department. The Department, at its exclusive option, may allow up to a three (3) month "grace period" per institution following implementation of services during which no damages will be imposed for failure to achieve the standards. Monitoring will not usually commence until the ninety-first (91st) day after Contractor assumes the provision of care at an institution.

            2.    Liquidated Damages For Other Contract Requirements

                  For failure to meet other contract requirements, set forth in subsection II., DD. 2., liquidated damages will be imposed, per institutional site, as follows:

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                                                                  CONTRACT C2297

                  a. Within the first fifteen (15) days after written notice from the Contract Manager or Contract Monitoring Team of deficiency - No imposition of damages if deficiency is corrected within the time frame specified.

                  b. After fifteen (15) days of initial notice of unsatisfactory service at an institution (without corrective action initiated by the Contractor and if unsatisfactory service continues) liquidated damages in the amount of $1,000 per day for each day or part thereof that the deficiency/issue remains uncorrected shall be imposed.

                  c. Where the same instance of unsatisfactory service occurs on three or more occasions within a ninety (90) day period, (where the deficiencies have not been corrected as indicated in (a) above), liquidated damages shall be imposed in the amount of $2,000 per each thirty (30) day period the deficiency remained uncorrected.

                  NOTE: THE DEPARTMENT HAS THE DISCRETION TO DETERMINE WHETHER LIQUIDATED DAMAGES WILL BE IMPOSED FOR FAILURE TO MEET OTHER CONTRACT REQUIREMENTS DURING THE INITIAL THREE (3) MONTHS OF OPERATION AT AN INSTITUTIONAL SITE.

            3.    Liquidated Damages For Failure to Maintain ACA Accreditation

                  In order to maintain accreditation with the American Correctional Association, each operational area within each institution must be in compliance with ACA standards. Even where only a single operational area within an institution is found non-compliant with ACA standards, the entire institution will lose its accreditation. Therefore, in the event an institution fails to maintain ACA accreditation due to the non-compliance of the healthcare delivery system, liquidated damages in the amount of $50,000 will be assessed against the Contractor. Full compliance with ACA Standards and reobtainment of accreditation must be reestablished as soon as possible. Liquidated damages shall be assessed per institution and per incident of loss of accreditation.

      GG.   Deliverables

            The following services or service tasks are identified as deliverables for the purposes of this Contract:

            1. Appropriate comprehensive health care services for inmates consisting of:

                  a. Appropriate medical services for Department inmates in Region IV on a daily basis.

                  b. Appropriate mental health services for Department inmates in Region IV on a daily basis.

                  c. Appropriate dental services for Department inmates in Region IV on a daily basis.

                  d. Appropriate pharmacy services for Department inmates in Region IV on a daily basis.

            2.    Reports as required in Section II., AA., Reporting
                  Requirements.

            3.    Compliance with contract terms and conditions.

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                                                                  CONTRACT C2297

III.  COMPENSATION

      A.    Payment

            This is a fixed price Contract based on a monthly capitation rate. The Department will compensate the Contractor for the provision of medical services as specified in the Scope of Service. Payment will be made on a monthly basis at the capitation rate (unit price) per inmate times the average monthly number of inmates. The average monthly number of inmates will be determined by the Department's official Monthly Average Daily Population (ADP) report which is determined by taking the midnight counts on each day totaled for the month and divided by the number of days in the month. Payment for each facility shall begin at 12:01 a.m. on the implementation date contingent upon actual implementation of healthcare service delivery.

INITIAL TERM

   CONTRACT YEAR          YEAR 1       YEAR 2      YEAR 3       YEAR 4      YEAR 5
------------------       -------      -------     -------      -------     -------
  SINGLE INMATE
 PRICE PER MONTH
    (MONTHLY
CAPITATION RATE -
   UNIT PRICE)           $337.41      $348.76     $359.22      $369.99     $381.09

OPTIONAL RENEWAL YEARS

    CONTRACT YEAR         YEAR 6       YEAR 7      YEAR 8       YEAR 9     YEAR 10
--------------------     -------      -------     -------      -------     -------
   SINGLE INMATE
       PRICE
PER MONTH (MONTHLY
  CAPITATION RATE -
    UNIT PRICE)          $392.53      $404.30     $416.43      $428.92     $441.79

            Monthly adjustments will also be made for costs defined as payable by the Contractor which have been paid by the Department or costs defined as payable by the Department which have been paid by the Contractor. Such adjustments will be added or deducted to the subsequent monthly payment after reconciliation between the Department and the Contractor. The monthly payment may also be adjusted based upon imposition of liquidated damages.

            The last payment of the Contract will be withheld until all pending adjustments including those provided for in Section II., CC., of this Contract, have been determined and reconciled.

      B.    MyFloridaMarketPlace Transaction Fee Exemption

            The State of Florida has instituted MyFloridaMarketPlace, a statewide eProcurement System ("System"). Pursuant to section 287.057(23), Florida Statutes, all payments shall be assessed a Transaction Fee of one percent (1.0%), which the Contractor shall pay to the State, unless exempt pursuant to 60A-1.032, F.A.C.

            The Department has determined that payments to be made under this Contract are not subject to the MyFloridaMarketPlace Transaction Fee pursuant to Rule 60A-1. 032,(l)(i),

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                                                                  CONTRACT C2297

            Florida Administrative Code (F.A.C). Form PUR 3777, Notice of Transaction Fee Exemption, has been filed by the Department.

      C.    Submission of Invoice(s)

            The Contractor agrees to request compensation on a monthly basis through submission to the Department of a single monthly invoice, properly completed and submitted electronically, within fifteen (15) days following the end of the month for which payment is being requested. The invoice shall be accompanied by all required Invoice Supporting Documentation. Any adjustments to the invoice must be fully explained with documentation.

            The Contractor shall submit invoices pertaining to this Contract to:

            Larry L. Purintun
            Office of Health Services
            Florida Department of Corrections
            2601 Blair Stone Road
            Tallahassee, Florida 32399-2500
            Telephone: (850) 410-4615
            Fax: (850) 922-6015

      D.    Supporting Documentation for Invoice(s)

            Invoices must be submitted in detail sufficient for a proper pre-audit and post-audit thereof. INVOICES WILL ONLY BE APPROVED AFTER RECEIPT OF THE REQUIRED INVOICE SUPPORTING DOCUMENTATION AS DESCRIBED IN SECTION II., AA.

            Services will be considered complete and certified as payable when all required monthly reports for the previous month have been received. The required monthly reports are those described in
            Section II., AA., 3., a.-d. In the event one or more institutions' reports are not received, payment for the average daily population
            (ADP) of those institutions will be withheld until the reports are received.

      E.    Electronic Transfer of Funds

            If requested, the Department may expedite payment of all Contractor invoices and make payment to the Contractor electronically, in accordance with Chapter 215, Florida Statutes. In order to receive Electronic Funds Transfers for payments of work performed under this Contract, the Contractor must contact the Florida Department of Financial Services, Bureau of Accounting, EFT Section. The current contacts for the EFT Section at the Department of Financial Services are Jack Peterson at (850) 410-9434 or Steve Smith at (850) 410-9372.

      F.    Official Payee

            The name and address of the official payee to whom payment shall be made is as follows:

            Prison Health Services, Inc.
            105 Westpark Drive, Suite 200
            Brentwood, Tennessee 37027

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                                                                  CONTRACT C2297

      G.    Travel Expenses

            The Department shall not be responsible for the payment of any travel expense for the Contractor which occurs as a result of this Contract.

      H.    Contractor's Expenses

            The Contractor shall pay for all licenses, permits, and inspection fees or similar charges required for this Contract, and shall comply with all laws, ordinances, regulations, and any other requirements applicable to the work to be performed under this Contract.

      I.    Annual Appropriation

            The State of Florida's and the Department's performances and obligations to pay for services under this Contract are contingent upon an annual appropriation by the Legislature. The costs of services paid under any other Contract or from any other source are not eligible for reimbursement under this Contract.

      J.    Tax Exemption

            The Department agrees to pay for contracted services according to the conditions of this Contract. The State of Florida does not pay federal excise taxes and sales tax on direct purchases of services.

      K.    Timeframes for Payment and Interest Penalties

            Contractors providing goods and services to the Department should be aware of the following time frames:

            1. Upon receipt, the Department has five (5) working days to inspect and approve the goods and services and associated invoice, unless the ITB or RFP specifications, or this Contract specifies otherwise. The Department has twenty (20) days to deliver a request for payment (voucher) to the Department of Financial Services. The twenty (20) days are measured from the latter of the date the invoice is received or the goods or services are received, inspected, and approved.

            2. If a payment is not available within forty (40) days, a separate interest penalty, as specified in Section 215.422, Florida Statutes, will be due and payable, in addition to the invoice amount, to the Contractor. The interest penalty provision applies after a thirty-five (35) day time period to health care contractors, as defined by rule. Interest penalties of less than one (1) dollar will not be enforced unless the Contractor requests payment. Invoices, which have to be returned to a Contractor because of Contractor preparation errors, may cause a delay of the payment. The invoice payment requirements do not start until the Department receives a properly completed invoice.

      L.    Final Invoice

            The Contractor shall submit the final invoice for payment to the Department no more than forty-five (45) days after acceptance of the final deliverable or the end date of the Contract, by the Department. If the Contractor fails to do so, all right to payment is forfeited, and the Department will not honor any request submitted after aforesaid time period. Any payment

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                                                                  CONTRACT C2297

            due under the terms of this Contract may be withheld until all applicable deliverables and invoices have been accepted and approved by the Contract Manager.

      M.    Vendor Ombudsman

            A Vendor Ombudsman has been established within the Department of Financial Services. The duties of this individual include acting as an advocate for vendors who may be experiencing problems in obtaining timely payment(s) from a state agency. The Vendor Ombudsman may be contacted by calling the Department of Financial Services' Toll Free Hotline.

IV.   CONTRACT MANAGEMENT

      The Department has assigned the following named individuals, address and phone number as indicated, as Contract Manager and Contract Administrator for this Contract.

      A.    Department's Contract Manager

            The Contract Manager for this Contract will be:

            Larry L. Purintun
            Office of Health Services
            Florida Department of Corrections
            2601 Blair Stone Road
            Tallahassee, Florida 32399-2500
            Telephone: (850) 410-4615
            Fax: (850) 922-6015
            Email: purintun.larry@mail.dc.state.fl.us

            The Contract Manager or his designee will perform all Department designated monitoring tasks designated in the Scope of Service as well as the following functions:

            1. Serve as the liaison between the Department and the Contractor;

            2.    Verify receipt of deliverables from the Contractor;

            3.    Monitor the Contractor's progress;

            4.    Evaluate the Contractor's performance;

            5. Direct the Contract Administrator to process all amendments, renewals and terminations of this Contract;

            6.    Review, verify, and approve invoices from the Contractor; and

            7. Evaluate Contractor performance upon completion of the overall Contract. This evaluation will be placed on file and will be considered if the Contract is subsequently used as a reference in future procurements.

      B.    Department's Contract Administrator

            The Contract Administrator for this Contract will be:

            Lisa M. Bassett, Chief
            Bureau of Procurement & Supply
            Department of Corrections
            2601 Blair Stone Road
            Tallahassee, Florida 32399-2500

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                                                                  CONTRACT C2297

            Telephone: (850) 488-6671
            Fax: (850) 922-5330
            Email: bassett.lisa@nail.dc.state.fl.us

            The Contract Administrator will perform the following functions:

            1.    Maintain the official Contract file;

            2. Process all Contract amendments, renewals, and termination of the Contract; and

            3. Maintain the official records of all formal correspondence between the Department and the Contractor.

      C.    Contractor's Representative

            The name, title, address, and telephone number of the Contractor's representative responsible for administration and performance under this Contract is:

            Rod Holliman, Group Vice President
            Prison Health Services, Inc.
            105 Westpark Drive, Suite 200
            Brentwood, Tennessee 37027
            Telephone: (615) 376-1377
            Fax: (615) 376-1350
            Email: Hollimrh@asgr.com

      D.    Contract Management Changes

            After execution of this Contract, any changes in the information contained in Section IV., Contract Management, will be provided to the other party in writing and a copy of the written notification shall be maintained in the official Contract record.

V.    CONTRACT MODIFICATION

      Modifications to the provisions of this Contract, with the exception of Subsection IV., Contract Management, shall be effected only through execution of a formal Contract amendment, signed by both parties unless otherwise authorized by this Contract.

      A.    Department Required Scope Changes

            During the term of the Contract, the Department may unilaterally require, by written notice, changes altering, adding to, or deducting from the Contract specifications, provided that such changes are within the general scope of the Contract. The Department may make an equitable adjustment, (i.e. increase or decrease in rate, reimbursement for costs, etc.) if the change affects the cost or service delivery. The Contractor will be required to expeditiously execute an amendment to effect such changes, which execution shall not be unreasonably withheld. The Department shall endeavor to provide written notice to the Contractor thirty (30) days in advance of any Department-required changes to the technical specifications and/or scope of service that affect the Contractor's ability to provide the services as specified herein.

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                                                                  CONTRACT C2297

      B.    Other Requested Changes

            In addition to changes pursuant to Section V., A., State or Federal laws, rules and regulations or Department, rules and regulations may change. Such changes may impact Contractor's service delivery in terms of materially increasing or decreasing the Contractor's cost of providing services. There is no way to anticipate what those changes will be nor is there any way to anticipate the costs associated with such changes.

            Either party shall have ninety (90) days from the date such change is implemented to request an increase or decrease in compensation or the applicant party will be considered to have waived this right. Full, written justification with documentation sufficient for audit will be required to authorize an increase in compensation. It is specifically agreed that any changes to payment will be effective the date the changed scope of services is approved, in writing, and implemented. The parties agree to work in good faith and in an expeditious manner to negotiate and agree in writing to such an equitable adjustment to payment.

            If the parties are unable to negotiate an agreed-upon increase or decrease in rate or reimbursement, the Assistant Director of Health Services, Administration shall determine based upon the changes made to the scope of services, what the resultant change in compensation should be.

VI.   TERMINATION

      A.    Termination at Will

            This Contract may be terminated by either party upon no less than ninety (90) calendar days' notice, without cause, unless a lesser time is mutually agreed upon by both parties. Notice shall be delivered by certified mail (return receipt requested), by other method of delivery whereby an original signature is obtained, or in-person with proof of delivery.

      B.    Termination Because of Lack of Funds

            In the event funds to finance this Contract become unavailable, the Department may terminate the Contract upon no less than twenty-four
            (24) hours' notice in writing to the Contractor. Notice shall be delivered by certified mail (return receipt requested), facsimile, by other method of delivery whereby an original signature is obtained, or in-person with proof of delivery. The Department shall be the final authority as to the availability of funds.

      C.    Termination for Cause

            If a breach of this Contract occurs by the Contractor, the Department may, by written notice to the Contractor, terminate this Contract upon twenty-four (24) hours' notice. Notice shall be delivered by certified mail (return receipt requested), by other method of delivery whereby an original signature is obtained, or in-person with proof of delivery. If applicable, the Department may employ the default provisions in Chapter 60A-1, Florida Administrative Code. The provisions herein do not limit the Department's right to remedies at law or to damages.

      D.    Termination for Unauthorized Employment

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                                                                  CONTRACT C2297

            Violation of the provisions of Section 274A of the Immigration and Nationality Act shall be grounds for unilateral cancellation of this Contract.

VII.  CONDITIONS

      A.    Records

            1.    Public Records Law

                  The Contractor agrees to allow the Department and the public access to any documents, papers, letters, or other materials subject to the provisions of Chapters 119 and 945.10, Florida Statutes, made or received by the Contractor in conjunction with this Contract. The Contractor's refusal to comply with this provision shall constitute sufficient cause for termination of this Contract.

            2.    Audit Records

                  a. The Contractor agrees to maintain books, records, and documents (including electronic storage media) in accordance with generally accepted accounting procedures and practices which sufficiently and properly reflect all revenues and expenditures of funds provided by the Department under this Contract, and agrees to provide a financial and compliance audit to the Department or to the Office of the Auditor General and to ensure that all related party transactions are disclosed to the auditor.

                  b. The Contractor agrees to include all record-keeping requirements in all subcontracts and assignments related to this Contract.

                  c. The Contractor shall ensure that a financial and compliance audit is conducted in accordance with the applicable financial and compliance audit requirements as specified in this Contract and Attachment #2, which is incorporated herein as if fully stated.

            3.    Retention of Records

                  The Contractor agrees to retain financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertaining to this Contract, with the exception of inmate healthcare records, for a period of seven (7) years. (Healthcare records will remain the property of the Department). The Contractor shall maintain complete and accurate record- keeping and documentation as required by the Department and the terms of this Contract. Copies of all records and documents shall be made available for the Department upon request. All invoices and documentation must be clear and legible for audit purposes. For the duration of this Contract, all documents must be retained by the Contractor within the State of Florida, at an address to be provided in writing to the Contract Manager within thirty (30) days of the contract execution. Any records not available at the time of an audit will be deemed unavailable for audit purposes. Violations will be noted and forwarded to the Department's Inspector General for review. All documents must be retained by the Contractor at the Contractor's primary place of business for a period of seven
                  (7) years following termination of this Contract, or, if an audit has been initiated and audit findings have not been resolved at the end of seven (7) years, the records shall be retained until resolution of the audit findings. The Contractor shall cooperate with the Department to facilitate the duplication and transfer of any said records or documents

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                                                                  CONTRACT C2297

                  during the required retention period. The Contractor shall advise the Department of the location of all records pertaining to this Contract and shall notify the Department by certified mail within ten (10) days if/when the records are moved to a new location.

      B.    State Objectives

            Within thirty (30) calendar days following award of this Contract, the Contractor shall submit plans addressing each of the State's four (4) objectives listed below, to the extent applicable to the items/services covered by this solicitation.

            (Note: One Florida Initiative plans and reporting shall be submitted to Jane Broyles, MBE Coordinator, Bureau of Procurement and Supply, Department of Corrections, 2601 Blair Stone Road, Tallahassee, FL 32399-2500. All other plans shall be submitted to the Contract Manager or designee as specified in this contract.)

            1.    One Florida Initiative

                  Florida is a state rich in its diversity. Governor-Bush's One Florida Initiative is dedicated to fostering the continued development and economic growth of small and minority and women-owned businesses. Central to this initiative is the participation of a diverse group of vendors doing business with the state.

                  To this end, it is vital that minority and women-owned business enterprises participate in the State's procurement process as both prime contractors and subcontractors under prime contracts. Small and minority and women-owned businesses are strongly encouraged to participate.

                  To track the success of the One Florida Initiative, which has achieved substantial gains in extending opportunity to minority- and women-owned businesses, the State of Florida maintains data to establish benchmarks from which to measure supplier diversity in State contracting. Vendors who contract with the state are obligated to provide information related to the use of minority- and women-owned businesses and subcontractors.

                  The Contractor shall submit documentation addressing the Governor's One Florida Initiative and describing the efforts being made to encourage the participation of small and minority and women-owned businesses. Please refer to the Governor's "Equity in Contracting Plan" when preparing this documentation:

                  http://www.oneflorida.orq/myflorida/qovernment/
                  governorinitiatives/one_florida/equity_contracting.html

                  Equity in Contracting documentation should identify any participation by diverse contractors and suppliers as prime contractors, sub-contractors, vendors, resellers, distributors, or such other participation as the parties may agree. Equity in Contracting documentation shall include the timely reporting of spending with certified and other minority business enterprises. Such reports must be submitted at least monthly and include the period covered, the name, minority code and Federal Employer Identification Number of each minority vendor utilized during the period, commodities and services provided by the minority business enterprise, and the amount paid to each minority vendor on behalf of each purchasing agency ordering under the terms of this contract.

            2.    Environmental Considerations

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                                                                  CONTRACT C2297

                  The State supports and encourages initiatives to protect and preserve our environment. If applicable, the Contractor shall submit a plan to support the procurement of products and materials with recycled content, and the intent of Section 287.045, Florida Statutes. The Contractor shall also provide a plan for reducing and or handling of any hazardous waste generated by Contractor's company. Reference Rule 62-730.160, Florida Administrative Code. It is a requirement of the Florida Department of Environmental Protection that a generator of hazardous waste materials that exceeds a certain threshold must have a valid and current Hazardous Waste Generator Identification Number. This identification number shall be submitted as part of Contractor's explanation of its company's hazardous waste plan and shall explain in detail its handling and disposal of this waste.

            3.    Products Available from the Blind or Other Handicapped
                  (RESPECT)

                  The State/Department supports and encourages the gainful employment of citizens with disabilities. It is expressly understood and agreed that any articles that are the subject of, or required to carry out, this Contract shall be purchased from a nonprofit agency for the blind or for the severely handicapped that is qualified pursuant to Chapter 413, Florida Statutes, in the same manner and under the same procedures set forth in Section 413.036(1) and (2), Florida Statutes; and for purposes of this contract the person, firm, or other business entity carrying out the provisions of this contract shall be deemed to be substituted for this agency insofar as dealings with such qualified nonprofit agency are concerned." Additional information about the designated nonprofit agency and the products it offers is available at http://www.respectofflorida.org.

                  If applicable, the Contractor shall submit a plan describing how it will address the use of RESPECT.

            4. Prison Rehabilitative Industries and Diversified Enterprises, Inc. (PRIDE)

                  The State supports and encourages the use of Florida correctional work programs. It is expressly understood and agreed that any articles which are the subject of, or required to carry out, this contract shall be purchased from the corporation identified under Chapter 946, F.S., in the same manner and under the same procedures set forth in Section 946.515(2), and (4), F.S.; and for purposes of this contract the person, firm, or other business entity carrying out the provisions of this contract shall be deemed to be substituted for this agency insofar as dealings with such corporation are concerned. Additional information about PRIDE and the products it offers is available at http://www.pridefl.com.

                  If applicable, the Contractor shall submit a plan describing how it will address the use of PRIDE.

      C.    Sponsorship

            If the Contractor is a nongovernmental organization which sponsors a program financed partially by State funds, including any funds obtained through this Contract, it shall, in publicizing, advertising, or describing the sponsorship of the program, state:
            "Sponsored by Prison Health Services, Inc. and the State of Florida, Department of Corrections." If the sponsorship reference is in written material, the words "State of Florida, Department of Corrections" shall appear in the same size letters or type as the name of the organization.

      D.    Employment of Department Personnel

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                                                                  CONTRACT C2297

            The Contractor shall not knowingly engage in this project, on a full-time, part- time, or other basis during the period of this Contract, any current or former employee of the Department where such employment conflicts with Section 112.3185, Florida Statutes.

      E.    Non-Discrimination

            No person, on the grounds of race, creed, color, national origin, age, gender, marital status or disability, shall be excluded from participation in, be denied the proceeds or benefits of, or be otherwise subjected to, discrimination in the performance of this Contract.

      F.    Americans with Disabilities Act

            The Contractor shall comply with the Americans with Disabilities Act. In the event of the Contractor's noncompliance with the nondiscrimination clauses, the Americans with Disabilities Act, or with any other such rules, regulations, or orders, this Contract may be canceled, terminated, or suspended in whole or in part and the Contractor may be declared ineligible for further Contracts.

      G.    Indemnification for Contractors Acting as an Agent of the State

            The Contractor shall be liable, and agrees to be liable for, and shall indemnify, defend, and hold the Department, its employees, agents, officers, heirs, and assignees harmless from any and all claims, suits, judgments, or damages including court costs and attorney's fees arising out of intentional acts, negligence, or omissions by the Contractor, or its employees or agents, in the course of the operations of this Contract, including any claims or actions brought under Title 42 USC Section 1983, the Civil Rights Act, up to the limits of liability set forth in Section 768.28, Florida Statutes.

      H.    Contractor's Insurance for Contractors Acting as an Agent of the
            State

            The Contractor warrants that it is and shall remain for the term of this Contract, in compliance with the financial responsibility requirements of Section 458.320, Florida Statutes, and is not entitled to, and shall not claim, any exemption from such requirements. The Contractor also warrants that funds held under
            Section 458.320, Florida Statutes, are available to pay claims against the State in accordance with Section VII., G., Indemnification for Contractors Acting as an Agent of the State.

            The Contractor agrees to provide adequate liability insurance coverage to the extent of liability under Section 768.28, Florida Statutes, on a comprehensive basis and to hold such liability insurance at all times during the existence of this Contract. Upon the execution of this Contract, the Contractor shall furnish the Contract Manager written verification supporting such insurance coverage. Such coverage may be provided by a self-insurance program established and operating under the laws of the State of Florida. The Department reserves the right to require additional insurance where appropriate.

            If the Contractor is a state agency or subdivision as defined in
            Section 768.28, Florida Statutes, the Contractor shall furnish the Department, upon request, written verification of liability protection in accordance with Section 768.28, Florida Statutes. Nothing herein shall be construed to extend any party's liability beyond that provided in Section 768.28, Florida Statutes.

      I.    Contractors Acting as an Agent of the State

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                                                                  CONTRACT C2297

            The parties specifically agree that the Contractor, its agents, employees and subcontractors are agents of the State while they are providing services under this Contract, and the relationship stated in this paragraph is to avail the Contractor, its agents, employees and subcontractors of the protections and immunities set forth in
            Section 768.10, Florida Statutes. Accordingly, in the Contractor's performance of its duties and responsibilities under this Contract, the Contractor shall, at all times, act and perform as an agent of the Department, but not as an employee of the Department. The Department shall neither have nor exercise any control or direction over the methods by which the Contractor shall perform its work and functions other than as provided herein. Nothing in this Contract is intended to, nor shall be deemed to constitute, a partnership or joint venture between the parties.

      J.    Disputes

            Any dispute concerning performance of this Contract shall be resolved informally by the Contract Manager. Any dispute that can not be resolved informally shall be reduced to writing and delivered to the Department's Director of Health Services-Administration. The Director of Health Services-Administration shall decide the dispute, reduce the decision to writing, and deliver a copy to the Contractor, the Contract Manager and the Contract Administrator.

      K.    Copyrights, Right to Data, Patents and Royalties

            Where activities supported by this Contract produce original writing, sound recordings, pictorial reproductions, drawings or other graphic representation and works of any similar nature, the Department has the right to use, duplicate and disclose such materials in whole or in part, in any manner, for any purpose whatsoever and to have others acting on behalf of the Department to do so. If the materials so developed are subject to copyright, trademark, or patent, legal title and every right, interest, claim or demand of any kind in and to any patent, trademark or copyright, or application for the same, will vest in the State of Florida, Department of State for the exclusive use and benefit of the State. Pursuant to Section 286.021, Florida Statutes, no person, firm or corporation, including parties to this Contract, shall be entitled to use the copyright, patent, or trademark without the prior written consent of the Department of State.

            The Department shall have unlimited rights to use, disclose or duplicate, for any purpose whatsoever, all information and data developed, derived, documented, or furnished by the Contractor under this Contract. All computer programs and other documentation produced as part of this Contract shall become the exclusive property of the State of Florida, Department of State, with the exception of data processing software developed by the Department pursuant to Section 119.083, Florida Statutes, and may not be copied or removed by any employee of the Contractor without express written permission of the Department.

            The Contractor, without exception, shall indemnify and save harmless the Department and its employees from liability of any nature or kind, including cost and expenses for or on account of any copyrighted, patented, or unpatented invention, process, or article manufactured or supplied by the Contractor. The Contractor has no liability when such claim is solely and exclusively due to the combination, operation, or use of any article supplied hereunder with equipment or data not supplied by the Contractor or is based solely and exclusively upon the Department's alteration of the article. The Department will provide prompt written notification of a claim of copyright or patent infringement and will afford the Contractor full opportunity to defend the action and control the defense of such claim.

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                                                                  CONTRACT C2297

            Further, if such a claim is made or is pending, the Contractor may, at its option and expense, procure for the Department the right to continue use of, replace, or modify the article to render it noninfringing. (If none of the alternatives are reasonably available, the Department agrees to return the article to the Contractor upon its request and receive reimbursement, fees and costs, if any, as may be determined by a court of competent jurisdiction.) If the Contractor uses any design, device, or materials covered by letter, patent or copyright, it is mutually agreed and understood without exception that the Contract prices shall include all royalties or costs arising from the use of such design, device, or materials in any way involved in the work to be performed hereunder.

      L.    Subcontracts

            The Contractor is fully responsible for all work performed under this Contract. The Contractor may, upon receiving written consent from the Department's Contract Manager, enter into written subcontract(s) for performance of certain of its functions under this Contract. No subcontract, which the Contractor enters into with respect to performance of any of its functions under this Contract, shall in any way relieve the Contractor of any responsibility for the performance of its duties. All payments to subcontractors shall be made by the Contractor.

            If a subcontractor is utilized by the Contractor, the Contractor shall pay the subcontractor within seven (7) working days after receipt of full or partial payments from the Department, in accordance with Section 287.0585, Florida Statutes, unless the contract between the Contractor and a Subcontractor provides otherwise, as permitted by Section 287.0585(b), Florida Statues. It is understood and agreed that the Department shall not be liable to any subcontractor for any expenses or liabilities incurred under the subcontract and that the Contractor shall be solely liable to the subcontractor for all expenses and liabilities under this Contract. Failure by the Contractor to pay the subcontractor within seven (7) working days, or in accordance with the contract between the Contractor and the Subcontractor, whichever is later, will result in a penalty to be paid by the Contractor to the subcontractor in the amount of one-half (1/2) of one percent (1%) of the amount due per day from the expiration of the period allowed herein for payment. Such penalty shall be in addition to actual payments owed and shall not exceed fifteen percent (15%) of the outstanding balance due.

      M.    Assignment

            The Contractor shall not assign its responsibilities or interests under this Contract to another party without prior written approval of the Department's Contract Manager. The Department shall, at all times, be entitled to assign or transfer its rights, duties and obligations under this Contract to another governmental agency of the State of Florida upon giving written notice to the Contractor.

      N.    Force Majeure

            Neither party shall be liable for loss or damage suffered as a result of any delay or failure in performance under this Contract or interruption of performance resulting directly or indirectly from acts of God, accidents, fire, explosions, earthquakes, floods, water, wind, lightning, civil or military authority, acts of public enemy, war, riots, civil disturbances, insurrections, strikes, or labor disputes.

      O.    Substitution of Key Personnel

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                                                                  CONTRACT C2297

            In the event the Contractor desires to substitute any key personnel, either permanently or temporarily, the Department shall have the right to approve or disapprove the desired personnel change in advance in writing.

      P.    Severability

            The invalidity or unenforceability of any particular provision of this Contract shall not affect the other provisions hereof and this Contract shall be construed in all respects as if such invalid or unenforceable provision was omitted, so long as the material purposes of this Contract can still be determined and effectuated.

      Q.    Use of Funds for Lobbying Prohibited

            The Contractor agrees to comply with the provisions of Section 216.347, Florida Statutes, which prohibits the expenditure of State funds for the purposes of lobbying the Legislature, the Judicial branch, or a State agency.

      R.    Verbal Instructions

            No negotiations, decisions, or actions shall be initiated or executed by the Contractor as a result of any discussions with any Department employee. Only those communications that are in writing from the Department's staff identified in Section II., D., Communications and Section IV., Contract Management, of this Contract shall be considered a duly authorized expression on behalf of the Department. Only communications from the Contractor's representative identified in Section IV., C., which are in writing and signed, will be recognized by the Department as duly authorized expressions on behalf of the Contractor.

      S.    Conflict of Interest

            The Contractor shall not compensate in any manner, directly or indirectly, any officer, agent or employee of the Department for any act or service that he/she may do, or perform for, or on behalf of, any officer, agent, or employee of the Contractor. No officer, agent, or employee of the Department shall have any interest, directly or indirectly, in any contract or purchase made, or authorized to be made, by anyone for, or on behalf of, the Department.

            The Contractor shall have no interest and shall not acquire any interest that shall conflict in any manner or degree with the performance of the services required under this Contract.

      T.    State Licensing Requirements

            All entities defined under Chapters 607, 617 or 620, Florida Statutes, seeking to do business with the Department, shall be on file and in good standing with the Florida Department of State.

      U.    MyFloridaMarketPlace Vendor Registration

            All vendors that have not re-registered with the State of Florida since March 31, 2003, shall go to http://vendor.myfloridamarketplace.com/ to complete on-line registration, or call 1-866-352-3776 for assisted registration.

      V.    Public Entity Crimes Information Statement

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                                                                  CONTRACT C2297

            A person or affiliate who has been placed on the Convicted Vendor List following a conviction for a public entity crime may not submit a bid or proposal to provide any goods or services to a public entity, may not submit a bid or proposal to a public entity for the construction or repair of a public building or public work, may not submit bids or proposals for leases of real property to a public entity, may not be awarded or perform work as a Contractor, supplier, subcontractor, or consultant under a Contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in Section 287.017, Florida Statutes, for Category Two for a period of thirty-six (36) months from the date of being placed on the Convicted Vendor List.

      W.    Discriminatory Vendors List

            An entity or affiliate who has been placed on the Discriminatory Vendors List may not submit a bid or proposal to provide goods or services to a public entity, may not be awarded a contract or perform work as a Contractor, supplier, subcontractor or consultant under contract with any public entity and may not transact business with any public entity.

      X.    Governing Law and Venue

            This Contract is executed and entered into in the State of Florida, and shall be construed, performed and enforced in all respects in accordance with the laws, rules and regulations of the State of Florida. Any action hereon or in connection herewith shall be brought in Leon County, Florida.

      Y.    No Third Party Beneficiaries

            Except as otherwise expressly provided herein, neither this Contract, nor any amendment, addendum or exhibit attached hereto, nor term, provision or clause contained therein, shall be construed as being for the benefit of, or providing a benefit to, any party not a signatory hereto.

      Z.    Health Insurance Portability and Accountability Act

            The Contractor shall comply with the Health Insurance Portability and Accountability Act of 1996 (42 U. S. C. 1320d-8), and all applicable regulations promulgated there under. Such compliance shall be required by the execution of Attachment #1, Business Associate Agreement for HIPAA, which is incorporated herein as if fully stated.

      AA.   Reservation of Rights

            The Department reserves the exclusive right to make certain determinations regarding the service requirements outlined in the Contract. The absence of the Department setting forth a specific reservation of rights does not mean that any provision regarding the services to be performed under this Contract are subject to mutual agreement. The Department reserves the right to make any and all determinations exclusively which it deems are necessary to protect the best interests of the State of Florida and the health, safety and welfare of the Department's inmates and of the general public which is served by the Department, either directly or indirectly, through these services.

      BB.   Cooperative Purchasing

                                                                  CONTRACT C2297

            As provided in Section 287.042(16)(a), Florida Statutes, other State agencies may purchase from this Contract, provided that the Department of Management Services has determined that the Contract's use is cost effective and in the best interest of the State. Upon such approval, the Contractor may, at its discretion, sell these commodities or services to additional agencies, upon the terms and conditions contained herein. In addition, other political subdivisions may also purchase from this Contract at the discretion of the Contractor. Entities purchasing from this Contract assume and bear complete responsibility with regard to performance of any contractual obligation or term.

      CC.   Performance Guarantee

            The Contractor shall furnish the Department with a Performance Guarantee in the amount of one million dollars ($1,000,000.00) that shall be in effect for a time frame equal to the term of the contract. The form of the guarantee shall be a bond, cashier's check, or money order made payable to the Department. The guarantee shall be furnished to the Contract Manager within thirty (30) days after execution of this Contract. No payments shall be made to the Contractor until the guarantee is in place and approved by the Department in writing. Upon renewal of this Contract, the Contractor shall provide proof that the performance guarantee has been renewed for the term of the Contract renewal.

            Based upon Contractor performance after the initial year of the Contract, the Department may, at the Department's sole discretion, reduce the amount of the bond for any single year of the contract or for the remaining contract period, including the renewal.

      DD.   Convicted Felons Certification

            No personnel assigned to this Contract may be a convicted felon or have relatives either confined by or under supervision of the Department.

                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

                                                                  CONTRACT C2297

Waiver of breach of any provision of this Contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this Contract.

This Contract, and any attachments or exhibits if included, ITB# 05-DC-7666, and the Contractor's response to the ITB, contain all the terms and conditions agreed upon by the parties. In the event of any conflict in language among these documents, this Department's contract document will govern.

IN WITNESS THEREOF, the parties hereto have caused this Contract to be executed by their undersigned officials as duly authorized.

CONTRACTOR:
PRISON HEALTH SERVICES, INC.

SIGNED
BY:      /s/ Michael Catalano               APPROVED AS TO FORM
         ----------------------                by LEGAL DEPT.
NAME:    Michael Catalano                     /s/ jsk 12-29-05
                                            -------------------

TITLE:  Chairman & President

DATE:   12-29-05

FEID#:  23-2108853

DEPARTMENT OF CORRECTIONS

SIGNED                                      SIGNED
BY:   /s/ James V. Crosby, Jr.              BY: /s/ Louis A. Vargas
      -------------------------                 ---------------------
NAME:  JAMES V. CROSBY, JR.                 NAME:  LOUIS A. VARGAS

TITLE: SECRETARY                            TITLE: GENERAL COUNSEL
       DEPARTMENT OF CORRECTIONS                   DEPARTMENT OF CORRECTIONS

DATE: 12-30-05                              DATE: 12-30-05

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                                                                  CONTRACT C2297

                                                                   ATTACHMENT #1

                          BUSINESS ASSOCIATE AGREEMENT

This Agreement supplements and is made a part of the contract between the Florida Department of Corrections ("Department") and Prison Health Services, Inc. ("Contractor"), (individually, a "Party" and collectively referred to as "Parties").

Whereas, the Department creates or maintains, or has authorized the Contractor to receive, create, or maintain certain Protected Health Information ("PHI,") as that term is defined in 45 C.F.R. Section 164.501 and that is subject to protection under the Health Insurance Portability and Accountability Act of 1996, as amended. ("HIPAA");

Whereas, the Department is a "Covered Entity" as that term is defined in the HIPAA implementing regulations, 45 C.F.R. Part 160 and Part 164, Subparts A, C, and E, the Standards for Privacy of Individually Identifiable Health Information ("Privacy Rule") and the Security Standards for the Protection of Electronic Protected Health Information ("Security Rule");

Whereas, the Contractor may have access to Protected Health Information in fulfilling its responsibilities under its contract with the Department;

Whereas, the Contractor is considered to be a "Business Associate" of Covered Entity as defined in the Privacy Rule;

Whereas, pursuant to the Privacy Rule, all Business Associates of Covered Entities must agree in writing to certain mandatory provisions regarding the use and disclosure of PHI; and

Whereas, the purpose of this Agreement is to comply with the requirements of the Privacy Rule, including, but not limited to, the Business Associate contract requirements of 45 C.F.R. Section 164.504(e).

Now, therefore, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.    DEFINITIONS

      Unless otherwise provided in this Agreement, any and all capitalized terms have the same meanings as set forth in the HIPAA Privacy Rule. Contractor acknowledges and agrees that all Protected Health Information that is created or received by the Department and disclosed or made available in any form, including paper record, oral communication, audio recording, and electronic display by the Department or its operating units to Contractor or is created or received by Contractor on the Department's behalf shall be subject to this Agreement.

2.    CONFIDENTIALITY REQUIREMENTS

      A. Contractor agrees to use and disclose Protected Health Information that is disclosed to it by the Department solely for meeting its obligations under its agreements with the Department, in accordance with the terms of this agreement, the Department's established policies rules, procedures and requirements, or as required by law, rule or regulation.

      B. In addition to any other uses and/or disclosures permitted or authorized by this Agreement or required by law, Contractor may use and disclose Protected Health Information as follows:

            (1) if necessary for the proper management and administration of the Contractor and to carry out the legal responsibilities of the Contractor, provided that any such disclosure is required by law or that Contractor obtains reasonable assurances from the person to whom the information is disclosed that it will be held confidentially and used or further disclosed only as required by law or for the purpose for which it

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                                                                  CONTRACT C2297

                                                                   ATTACHMENT #1

                  was disclosed to the person, and the person notifies Contractor of any instances of which it is aware in which the confidentiality of the information has been breached;

            (2) for data aggregation services, only if to be provided by Contractor for the healthcare operations of the Department pursuant to any and all agreements between the Parties. For purposes of this Agreement, data aggregation services means the combining of protected health information by Contractor with the protected health information received by Contractor in its capacity as a Contractor of another covered entity, to permit data analyses that relate to the healthcare operations of the respective covered entities.

      C. Contractor will implement appropriate safeguards to prevent use or disclosure of Protected Health Information other than as permitted in this Agreement. Further, Contractor shall implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of Electronic Protected Health Information that it creates, receives, maintains, or transmits on behalf of the Department. The Secretary of Health and Human Services and the Department shall have the right to audit Contractor's records and practices related to use and disclosure of Protected Health Information to ensure the Department's compliance with the terms of the HIPAA Privacy Rule. Contractor shall report to Department any use or disclosure of Protected Health Information, which is not in compliance with the terms of this Agreement as well as any Security incident of which it becomes aware. Contractor agrees to notify the Department, and include a copy of any complaint related to use, disclosure, or requests of Protected Health Information that the Contractor receives directly and use best efforts to assist the Department in investigating and resolving such complaints. In addition, Contractor agrees to mitigate, to the extent practicable, any harmful effect that is known to Contractor of a use or disclosure of Protected Health Information by Contractor in violation of the requirements of this Agreement.

      D. Contractor will ensure that its agents, including a subcontractor, to whom it provides Protected Health Information received from, or created by Contractor on behalf of the Department, agree to the same restrictions and conditions that apply to Contractor, and apply reasonable and appropriate safeguards to protect such information. Contractor agrees to designate an appropriate individual (by title or name) to ensure the obligations of this agreement are met and to respond to issues and requests related to Protected Health Information. In addition, Contractor agrees to take other reasonable steps to ensure that its employees' actions or omissions do not cause Contractor to breach the terms of this Agreement.

      E. Contractor agrees to make available Protected Health Information so that the Department may comply with individual rights to access in accordance with Section 164.524 of the HIPAA Privacy Rule. Contractor agrees to make Protected Health Information available for amendment and incorporate any amendments to Protected Health Information in accordance with the requirements of Section 164.526 of the HIPAA Privacy Rule. In addition, Contractor agrees to record disclosures and such other information necessary, and make such information available, for purposes of the Department providing an accounting of disclosures, to the extent required by Section 164.528 of the HIPAA Privacy Rule.

      F. The Contractor agrees, when requesting Protected Health Information to fulfill its contractual obligations or on the Department's behalf, and when using and disclosing Protected Health Information as permitted in this contract, that the Contractor will request, use, or disclose only the minimum necessary in order to accomplish the intended purpose.

                                                                  CONTRACT C2297

                                                                   ATTACHMENT #1

      G. The Contractor agrees to defend and hold harmless the Department against any action or liability or damages arising out of or related to the Contractor's breach of its obligations under this agreement.

3.    OBLIGATIONS OF DEPARTMENT

      A. The Department will make available to the Business Associate the notice of privacy practices (applicable to offenders under supervision, not to inmates) that the Department produces in accordance with 45 CFR 164.520, as well as any material changes to such notice.

      B. The Department shall provide Business Associate with any changes in, or revocation of, permission by an Individual to use or disclose Protected Health Information, if such changes affect Business Associate's permitted or required uses and disclosures.

      C. The Department shall notify Business Associate of any restriction to the use or disclosure of Protected Health Information that impacts the business associate's use or disclosure and that the Department has agreed to in accordance with 45 CFR 164.522.

4.    TERMINATION

      A. Termination for Breach - The Department may terminate this Agreement if the Department determines that Contractor has breached a material term of this Agreement. Alternatively, the Department may choose to provide Contractor with notice of the existence of an alleged material breach and afford Contractor an opportunity to cure the alleged material breach. In the event Contractor fails to cure the breach to the satisfaction of the Department, the Department may immediately thereafter terminate this Agreement.

      B. Automatic Termination - This Agreement will automatically terminate upon the termination or expiration of the original contract between the Department and the Contractor.

      C.    Effect of Termination

            (1) Termination of this agreement will result in termination of the associated contract between the Department and the Contractor.

            (2) Upon termination of this Agreement or the contract, Contractor will return or destroy all PHI received from the Department or created or received by Contractor on behalf of the Department that Contractor still maintains and retain no copies of such PHI; provided that if such return or destruction is not feasible, Contractor will extend the protections of this Agreement to the PHI and limit further uses and disclosure to those purposes that make the return or destruction of the information infeasible.

5. AMENDMENT - Both parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary to comply with the requirements of the Privacy Rule.

6. MISCELLANEOUS - Parties to this Agreement do not intend to create any rights in any third parties. The obligations of Contractor under this Section shall survive the expiration, termination, or cancellation of this Agreement, or any and all other contracts between the parties, and shall continue to bind Contractor, its agents, employees, contractors, successors, and assigns as set forth herein if PHI is not returned or destroyed.

                                                                  CONTRACT C2297

                                                                   ATTACHMENT #2

                         FINANCIAL AND COMPLIANCE AUDITS
                           SPECIAL AUDIT REQUIREMENTS

The administration of resources awarded by the Department of Corrections to the Contractor may be subject to audits and/or monitoring by the Department of Corrections, as described in this attachment.

MONITORING

In addition to reviews of audits conducted in accordance with OMB Circular A-133 and Section 215.97, F.S., as revised (see "AUDITS" below), monitoring procedures may include, but not be limited to, on-site visits by Department staff, limited scope audits as defined by OMB Circular A-133, as revised, and/or other procedures. By entering into this Contract, the Contractor agrees to comply and cooperate with any monitoring procedures/processes deemed appropriate by the Department of Corrections. In the event the Department of Corrections determines that a limited scope audit of the Contractor is appropriate, the Contractor agrees to comply with any additional instructions provided by the Department to the Contractor regarding such audit. The Contractor further agrees to comply and cooperate with any inspections, reviews, investigations, or audits deemed necessary by the Chief Financial Office (CFO) or Auditor General.

AUDITS

PART I: FEDERALLY FUNDED

THIS PART IS APPLICABLE IF THE CONTRACTOR IS A STATE OR LOCAL GOVERNMENT OR A NON-PROFIT ORGANIZATION AS DEFINED IN OMB CIRCULAR A-133, AS REVISED.

1. In the event that the Contractor expends $500,000 or more in Federal awards in its fiscal year, the Contractor must have a single or program-specific audit conducted in accordance with the provisions of OMB Circular A-133, as revised. EXHIBIT 1 to this Contract indicates Federal resources awarded through the Department of Corrections by this Contract. In determining the Federal awards expended in its fiscal year, the Contractor shall consider all sources of Federal awards, including Federal resources received from the Department of Corrections. The determination of amounts of Federal awards expended should be in accordance with the guidelines established by OMB Circular A-133, as revised. An audit of the Contractor conducted by the Auditor General in accordance with the provisions of OMB Circular A-133, as revised, will meet the requirements of this part.

2. In connection with the audit requirements addressed in Part I, paragraph 1., the Contractor shall fulfill the requirements relative to auditee responsibilities as provided in Subpart C of OMB Circular A-133, as revised.

3. If the Contractor expends less than $500,000 in Federal awards in its fiscal year, an audit conducted in accordance with the provisions of OMB Circular A-133, as revised, is not required. In the event that the Contractor expends less than $500,000 in Federal awards in its fiscal year and elects to have an audit conducted in accordance with the provisions of OMB Circular A-133, as revised, the cost of the audit must be paid from non-Federal resources (i.e., the cost of such an audit must be paid from Contractor resources obtained from other than Federal entities).

4. The Contractor may access information regarding the Catalog of Federal Domestic Assistance (CFDA) via the internet at http://12.46.245.173/cfda/cfda.html.

PART II: STATE FUNDED

THIS PART IS APPLICABLE IF THE CONTRACTOR IS A NONSTATE ENTITY AS DEFINED BY
SECTION 215.97(2)(1), FLORIDA STATUTES

1. In the event that the Contractor expends a total amount of State financial assistance equal to or in excess of $300,000 in any fiscal year of such Contractor, the Contractor must have a State single or project-specific audit for such fiscal year in accordance with Section 215.97, Florida Statutes; applicable rules of the Executive Office of the Governor and the CFO; and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General.
      EXHIBIT 1 to this Contract indicates State financial assistance awarded through the Department of Corrections by this Contract. In determining the State financial assistance expended in

                                                                  CONTRACT C2297

                                                                   ATTACHMENT #2

      its fiscal year, the Contractor shall consider all sources of State financial assistance, including State financial assistance received from the Department of Corrections, other state agencies, and other nonstate entities. State financial assistance does not include Federal direct or pass-through awards and resources received by a nonstate entity for Federal program matching requirements.

2. In connection with the audit requirements addressed in Part II, paragraph 1, the Contractor shall ensure that the audit complies with the requirements of Section 215.97(7), Florida Statutes. This includes submission of a financial reporting package as defined by Section 215.97(2)(d), Florida Statutes, and Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General.

3. If the Contractor expends less than $300,000 in State financial assistance in its fiscal year, an audit conducted in accordance with the provisions of Section 215.97, Florida Statutes, is not required. In the event that the Contractor expends less than $300,000 in State financial assistance in its fiscal year and elects to have an audit conducted in accordance with the provisions of Section 215.97, Florida Statutes, the cost of the audit must be paid from the non-State entity's resources (i.e., the cost of such an audit must be paid from the Contractor's resources obtained from other than State entities).

4. For information regarding the Florida Catalog of State Financial Assistance (CSFA), a Contractor should access the Florida Single Audit Act website located at http://www.fsaa.state.fl.us/. or the Governor's Website located at http://myflorida.com/b eog/owa/b eog www.html.main page for assistance. In addition to the above websites, the following websites may be accessed for information: Legislature's Website http://www.leq.state.fl.us/, Department of Financial Services' Website http://www.fldfs.com/, and the Auditor General's Website http://www.state.fl.us/audgen.

REPORT SUBMISSION

1. Copies of reporting packages for audits conducted in accordance with OMB Circular A-133, as revised, and required by PART I of this Contract shall be submitted, when required by Section .320 (d), OMB Circular A-133, as revised, by or on behalf of the Contractor directly to each of the following:

      A.    The Department of Corrections at the following addresses:

Internal Audit                         Contract Manager                Contract Administrator
Office of the Inspector General        Larry L. Purintun               Bureau of Procurement & Supply
Florida Dept. of Corrections           Office of Health Services       Florida Dept. of Corrections
2601 Blair Stone Road                  2601 Blair Stone Road           2601 Blair Stone Road
Tallahassee, FL 32399-2500             Tallahassee, FL 32399-2500      Tallahassee, FL 32399-2500

      B. The Federal Audit Clearinghouse designated in OMB Circular A-133, as revised (the number of copies required by Sections .320 (d)(1) and (2), OMB Circular A-133, as revised, should be submitted to the Federal Audit Clearinghouse), at the following address:

                        Federal Audit Clearinghouse
                        Bureau of the Census
                        1201 East 10th Street
                        Jeffersonville, IN 47132

      C. Other Federal agencies and pass-through entities in accordance with Sections .320 (e) and (f), OMB Circular A-133, as revised.

2. Pursuant to Section .320(f), OMB Circular A-133, as revised, the Contractor shall submit a copy of the reporting package described in Section .320(c), OMB Circular A-133, as revised, and any management letters issued by the auditor, to the Department of Corrections at each of the following addresses:

                                                                  CONTRACT C2297

                                                                   ATTACHMENT #2

Internal Audit                        Contract Manager                Contract Administrator
Office of the Inspector General       Larry L. Purintun               Bureau of Procurement & Supply
Florida Dept. of Corrections          Office of Health Services       Florida Dept. of Corrections
2601 Blair Stone Road                 2601 Blair Stone Road           2601 Blair Stone Road
Tallahassee, FL 32399-2500            Tallahassee, FL 32399-2500      Tallahassee, FL 32399-2500

3. Copies of financial reporting packages required by PART II of this Contract shall be submitted by or on behalf of the Contractor directly to each of the following:

      A.    The Department of Corrections at the following addresses:

Internal Audit                         Contract Manager                Contract Administrator
Office of the Inspector General        Larry L. Purintun               Bureau of Procurement & Supply
Florida Dept. of Corrections           Office of Health Services       Florida Dept. of Corrections
2601 Blair Stone Road                  2601 Blair Stone Road           2601 Blair Stone Road
Tallahassee, FL 32399-2500             Tallahassee, FL 32399-2500      Tallahassee, FL 32399-2500

      B.    The Auditor General's Office at the following address:

                State of Florida Auditor General
                Room 401, Claude Pepper Building
                111 West Madison Street
                Tallahassee, Florida 32399-1450

4. Any reports, management letters, or other information required to be submitted to the Department of Corrections pursuant to this Contract shall be submitted timely in accordance with OMB Circular A-133, Florida Statutes, or Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General, as applicable.

5. Contractors, when submitting financial reporting packages to the Department of Corrections for audits done in accordance with OMB Circular A-133, or Chapters 10.550 (local governmental entities) or 10.650 (nonprofit and for-profit organizations), Rules of the Auditor General, should indicate the date that the reporting package was delivered to the Contractor in correspondence accompanying the reporting package.

RECORD RETENTION

The Contractor shall retain sufficient records demonstrating its compliance with the terms of this Contract for a period of 7 YEARS from the date the audit report is issued, and shall allow the Department of Corrections, or its designee, CFO, or Auditor General access to such records upon request The Contractor shall ensure that audit working papers are made available to the Department of Corrections, or its designee, CFO, or Auditor General upon request for a period of 7 YEARS from the date the audit report is issued, unless extended in writing by the Department of Corrections.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                                                  CONTRACT C2297
                                                                   ATTACHMENT #2

                                   EXHIBIT-1

FUNDS AWARDED TO THE CONTRACTOR PURSUANT TO THIS CONTRACT-CONSIST OF THE
FOLLOWING:

FEDERAL RESOURCES AWARDED TO THE CONTRACTOR PURSUANT TO THIS CONTRACT CONSIST OF THE FOLLOWING:

Federal                                                                                                   State
Program                                  CFDA                                                         Appropriation
Number         Federal Agency           Number               CFDA Title         Funding Amount           Category
-------        --------------           ------               ----------         --------------        -------------
-------        --------------           ------               ----------         --------------        -------------
-------        --------------           ------               ----------         --------------        -------------
-------        --------------           ------               ----------         --------------        -------------

STATE RESOURCES AWARDED TO THE CONTRACTOR PURSUANT TO THIS CONTRACT CONSIST OF THE FOLLOWING MATCHING RESOURCES FOR FEDERAL PROGRAMS:

Federal                                                                                                     State
Program                                                                                                 Appropriation
Number         Federal Agency             CFDA               CFDA Title         Funding Amount             Category
-------        --------------             ----               ----------         --------------          -------------
-------        --------------             ----               ----------         --------------          -------------
-------        --------------             ----               ----------         --------------          -------------
-------        --------------             ----               ----------         --------------          -------------

STATE RESOURCES AWARDED TO THE CONTRACTOR PURSUANT TO THIS CONTRACT CONSIST OF THE FOLLOWING RESOURCES SUBJECT TO SECTION 215.97, F.S.:

                                                  Catalog of
                                                    State
 State                                            Financial                CSFA Title                                   State
Program                             State         Assistance                   or                                   Appropriation
 Number     Funding Source        Fiscal Year       Number         Funding Source Description     Funding Amount       Category
-------     --------------        -----------     ----------       --------------------------     --------------    -------------
-------     --------------        -----------     ----------       --------------------------     --------------    -------------
-------     --------------        -----------     ----------       --------------------------     --------------    -------------
-------     --------------        -----------     ----------       --------------------------     --------------    -------------
                                                                                  Total Award

For each program identified above, the Contractor shall comply with the program requirements described in the Catalog of Federal Domestic Assistance (CFDA) [http://12.46.245.173/cfda/cfda.html] and/or the Florida Catalog of State Financial Assistance (CSFA) [http://www.fsaa.state.fl.us/]. The services/purposes for which the funds are to be used are included in the Contract scope of services/work. Any match required by the Contractor is clearly indicated in the Contract.

DC2-595 (Revised 1-05)